Exhibit 10.3

Confidential - Execution Version

LICENSE AND COLLABORATION AGREEMENT

BETWEEN

BOEHRINGER INGELHEIM INTERNATIONAL GMBH

AND

ZEALAND PHARMA A/S
[***]

BI Contract No.:  43059374

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

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Appendix 1.32                                        DATA ROOM REQUIREMENTS

Appendix 1.39                                        DUAL ANALOGUES /MULTIPLE ANALOGUES

Appendix 1.51                                        [***]

Appendix 1.66                                        Master Development Plan

Appendix 1.94                                        RESEARCH PLAN

Appendix 4.2                                               FORM OF REPORT

Appendix 4.3                                               FORM OF REPORT

Appendix 7.2                                               CO-PROMOTION AGREEMENT

Appendix 11.3                                        ZEALAND PHARMA’S PRODUCT DEVELOPMENT PROCEDURES

Appendix 12.7                                        REQUIREMENTS FOR INVOICE

Appendix 19.2                                        PRESS RELEASE

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

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This License and Collaboration Agreement (the “Agreement”) effective as of July 28, 2014 (the “Effective Date”) is entered into by and between Zealand Pharma A/S (“Zealand Pharma”), Smedeland 36, 2600 Glostrup, Denmark (VAT-ID No:  DK 20 04 50 78) and Boehringer Ingelheim International GmbH (“BI”), Binger Strasse 173, 55216 Ingelheim am Rhein, Germany (VAT-ID No:  DE 811138149).  Zealand Pharma and BI may hereinafter also be referred to individually as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, Zealand Pharma is a company which owns and controls certain patent applications, proprietary know-how, and scientific and technical information with respect to peptide drug development, peptide drug delivery and peptide drug formulation technologies and has expertise relating to the research, development, manufacture and formulation of peptide-based pharmaceutical products in a broad range of therapeutic areas including obesity, diabetes and cardiovascular diseases.

WHEREAS, BI is a research based pharmaceutical company which possesses expertise and resources relating to the research, development, manufacture, marketing and sale of pharmaceutical compounds and products.  In particular, BI has expertise in drug development in the fields of obesity, diabetes and cardiovascular diseases, in the manufacturing of pharmaceutical products, and in the design and implementation of clinical trials.

WHEREAS, Zealand Pharma has specific expertise in [***] and has developed [***] (as defined below) with the potential for [***].

WHEREAS, BI is interested in collaborating with Zealand Pharma in connection with the further research concerning [***] (as defined below) and their development as pharmaceutical products, and wishes to obtain an exclusive license for Zealand Pharma’s [***] know-how and patent rights.

NOW THEREFORE, in consideration of the foregoing premises and the representations, covenants and agreements contained herein, Zealand Pharma and BI, intending to be legally bound, hereby agree as follows:

1.                                      DEFINITIONS

1.1                                                       “Acquiring Group” shall have the meaning assigned in Section 1.19.

1.2                                                       “Adjusted Net Sales” shall have the meaning assigned in Section 12.8.3(a).

1.3                                                       “Affiliate” means any company, corporation, partnership or other entity which controls, is controlled by, or is under common control with a Party.  A Party shall be regarded as in control of another company for the purposes of this Agreement if it owns or directly or indirectly controls more than fifty percent (50%) of the voting share capital of the other company or, in the absence of ownership of more than fifty percent (50%) of the voting share capital of the

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

company, if it has the power to control the composition or activities of its board of directors or other principal management body.

1.4                                                       “Base Net Sales” shall have the meaning assigned in Section 12.8.3(a).

1.5                                                       “BI Intellectual Property” means collectively BI Know-How and BI Patents.

1.6                                                       “BI Know-How” means any and all Know-How Controlled by BI and/or any of its Affiliates prior to and/or during the Term, excluding Collaboration Know-How and Zealand Pharma Know-How.

1.7                                                       “Biosimilars Act” shall have the meaning assigned in Section 14.9.2.

1.8                                                       “Biosimilars Applicant” shall have the meaning assigned in Section 14.9.2.

1.9                                                       “Biosimilar Product” means, on a Product-by-Product and country-by-country basis, any biological product that, through reference to a biological product that has previously received a Regulatory Approval allowing marketing, promotion and sale (for such Biosimilar Product, a “Reference Product”), is eligible for Regulatory Approval of marketing in a country or jurisdiction pursuant to the least restrictive abbreviated follow-on biological approval pathway established by the Regulatory Authority in such country or jurisdiction and that contains identical or highly similar active ingredient(s) as such Reference Product.  For the avoidance of doubt, a product approved by the FDA as a biosimilar or interchangeable product pursuant to 42 U.S.C. 262(k) or by the European Commission as a similar biological medicinal product as defined in Annex I to Directive 2001/83/EC, shall be a Biosimilar Product with respect to the Reference Product with reference to which it was granted a Regulatory Approval.

1.10                                                “BI Patents” means all Patent Rights (excluding BI Product Development Patents) Controlled as of the Effective Date, or becoming Controlled by BI or BI’s Affiliates during the Term, that would be infringed by Zealand Pharma’s exercise of its rights and performance of its obligations under this Agreement, excluding Collaboration Patents and Zealand Pharma Patents.

1.11                                                “BI Product Development Intellectual Property” means collectively BI Product Development Know-How and BI Product Development Patents.

1.12                                                “BI Product Development Know-How” means the Know-How Controlled by BI or its Affiliates that results from activities carried out with respect to a Development Candidate or a Product other than within the scope and in the course of the Research Collaboration, excluding Collaboration Know-How and Zealand Pharma Know-How.

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

1.13                                                “BI Product Development Patents” means in respect to a Development Candidate or Product including such Development Candidate, all Patent Rights that are Invented by or on behalf of BI or its Affiliates (other than by Zealand Pharma or any of its Affiliates) other than within the scope and in the course of the Research Collaboration.  For the sake of clarity, the subject matter of such Patent Rights may include salt forms, polymorphs, metabolites, intermediates, technical process for manufacture of drug substance, catalysts, formulations, methods of production, uses (including methods of treatment), combinations (including combinations with other pharmaceutical compounds, devices etc.), dosages, application regimens, routes of administration, packaging, purification methods and analytical methods associated therewith.  For the avoidance of doubt, BI Product Development Patents excludes Collaboration Patents and Zealand Pharma Patents.

1.14                                                “BLA” shall have the meaning assigned in Section 14.9.2.

1.15                                                “BLA Materials” shall have the meaning assigned in Section 14.9.2.

1.16                                                “Breaching Party” shall have the meaning assigned in Section 15.2.

1.17                                                “Business Day” means any day of the week except Saturday or Sunday, or any bank holiday in either Copenhagen (Denmark) or Ingelheim (Germany).

1.18                                                “Calendar Quarter” means a period of three (3) calendar months ending on March 31, June 30, September 30 or December 31 in any Calendar Year and “Calendar Semester” means a period of six (6) calendar months ending on June 30 or December 31 in any Calendar Year, and “Calendar Year” means a period of twelve (12) calendar months ending on December 31.

1.19                                                “Change of Control” means, with respect to a Party, any of the following events:  (i) the acquisition by any person or group or entity that is a Third Party of “beneficial ownership” (as hereinafter defined) directly or indirectly, of more than fifty percent (50%) of the shares of the Party’s capital stock or other voting securities then outstanding, the holders of which have general voting power under ordinary circumstances to elect at least a majority of the Party’s board of directors or other principal management body (the “Voting Stock”); (ii) the approval by the shareholders of the Party of a merger, share exchange, reorganization, consolidation or other similar transaction of the Party with a Third Party and the consummation of such transaction (a “Transaction”), other than a Transaction which would result in the beneficial owners of Voting Stock of the Party immediately prior thereto continuing to beneficially own (either by such Voting Stock remaining outstanding or being converted into voting securities of the surviving entity) more than fifty percent (50%) of the Voting Stock of the Party or such surviving entity immediately after such Transaction; or (iii) the approval by the shareholders of the Party of a complete liquidation or dissolution of the Party or a sale or disposition of all

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

or substantially all of the assets of the Party to a Third Party and the consummation of such transaction.  For the purpose of this definition, “beneficial ownership” means ownership of a security by any person or group or entity who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:  (X) voting power which includes the power to vote, or to direct the voting of, such security; and/or (Y) investment power which includes the power to dispose or to direct the disposition of, such security.  Such Third Party or group of Third Parties, and its and/or their respective Affiliates (other than the Party and its Affiliates at the time of the Change of Control of the Party), are hereinafter referred to as the “Acquiring Group”.

1.20                                                “Claim” means any charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand.

1.21                                                “Co-Bundled Product” means a single packaged product containing a Product and one or more other therapeutically or prophylactically active products as separate components in a single package or bundle, or a Product that is Commercialized along with one or more devices, goods or services (such as monitoring, or support services).

1.22                                                “Collaboration Compound” means (a) any Compound which is [***] and which is disclosed in a Zealand Pharma Patents shown in Appendix 1.114 as of the Effective Date; and (b) additional [***]. For the avoidance of doubt, [***] as provided in Section 11.3 are not Collaboration Compounds for the purposes of this Agreement.

1.23                                                “Collaboration Intellectual Property” means collectively the Collaboration Know-How and Collaboration Patents.

1.24                                                “Collaboration Know-How” means any and all Know-How developed or obtained during the Research Collaboration Term in the course of performing the Research Collaboration, by at least one Representative of a Party, including (a) solely by one or more Representatives of one Party without contribution from the Representatives of the other Party, or (b) jointly by at least one Representative of each Party.  Collaboration Know-How includes any Know-How (including Zealand Pharma Platform Technology) developed or obtained during the Research Collaboration Term in the course of performing the Research Collaboration.  Collaboration Know-How excludes Collaboration Patents, BI Know-How, BI Product Development Know-How and Zealand Pharma Know-How.

1.25                                                “Collaboration Patents” means any and all Patent Rights Invented during the Research Collaboration Term in the course of performing the Research Collaboration, by at least one Representative of a Party, including (a) solely by one or more Representatives of one Party without contribution from the

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

Representatives of the other Party, or (b) jointly by at least one Representative of each Party.  Collaboration Patents excludes Collaboration Know-How, BI Patents, BI Product Development Patents and Zealand Pharma Patents.

1.26                                                “Combination Product” means a pharmaceutical product containing as its active ingredients both a Collaboration Compound and one or more other therapeutically or prophylactically active ingredients.

1.27                                                “Commercialization” or “Commercialize” means engaging in any and all activities directed to manufacturing, marketing, promoting, distributing, offering for sale, selling, importing, exporting, or exploiting a Product, including conducting post Regulatory Approval studies not required for Regulatory Approvals.

1.28                                                “Compound” means a single amino acid sequence or sequences constituting a single chemical entity, whether or not conjugated to non-[***] sequences or chemical moieties (including, but not limited to, through acylation, PEGylation, albumination, glycosylation or biotinylation).

1.29                                                “Confidential Information” shall have the meaning assigned in Section 13.1.

1.30                                                “Control” or “Controlled” means the possession of the right to grant a license or sublicense hereunder to intangible or intellectual property rights (including Patent Rights, Know-How, trade secrets, and rights to access or cross-reference regulatory filings) without violating the terms of, or increasing the amount of any payments required under, any agreement or other arrangement with any Third Party existing at the Effective Date or, in the case of intellectual property rights acquired after the Effective Date, any agreement or other arrangement under which such rights were acquired (the Parties to use Reasonable Commercial Efforts to obtain that any agreement or arrangement under which such rights are acquired after the Effective Date allows the performance of the obligations and the exercise of the rights of the Parties under this Agreement without additional conditions, limitations, or obligations, provided that the foregoing shall not be deemed to require a Party to pay any additional amounts to obtain such rights).  Notwithstanding anything to the contrary herein, in the event of a Change of Control of Zealand Pharma, any Patent Rights or Know-How of any person within the Acquiring Group shall not be included in any of the licenses or other rights granted under this Agreement by Zealand Pharma, and the term “Control” shall not be applied to such Patent Rights or Know-How, except to the extent that Patent Rights or Know-How are Invented, developed or obtained by any person within the Acquiring Group as part of the activities under this Agreement.

1.31                                                “Co-Promotion” means for the purposes of this Agreement that Zealand Pharma’s sales force is used, in whole or in part, to promote the same Product

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that BI promotes, with the same Regulatory Approval, and with BI booking all sales.

1.32                                                “Data Room” means an electronic data and document repository, accessible to duly-authorized representatives of Zealand Pharma and BI on a server maintained by BI, on which key documents relating to the Development of Collaboration Compounds and Products are filed promptly after they become available.  The Data Room shall include all data and documents listed in Appendix 1.32.

1.33                                                “Deselected Compounds” shall have the meaning assigned in Section 3.8.2.

1.34                                                “Development” or “Develop” means engaging in preclinical and clinical drug development activities with respect to a Collaboration Compound, including but not limited to, discovery, test method development, stability testing, toxicology, formulation, process development, manufacturing scale-up, development-stage manufacturing, analytical method validation, manufacturing process validation, cleaning validation, quality assurance/quality control, statistical analysis, report writing, preclinical and clinical studies, regulatory, pricing and reimbursement filing submission and approval and regulatory affairs, and post-approval changes.

1.35                                                “Development Candidate” means any Collaboration Compound which achieves SoPD status as defined below.

1.36                                                “Development/Regulatory Milestones” shall mean the milestone payments described in Section 12.4.1 and Section 12.4.2.

1.37                                                “Disclosing Party” shall have the meaning assigned in Section 13.1.

1.38                                                “Dual Analogue” shall have the meaning assigned in Appendix 1.39.

1.39                                                “Dual/Multiple Analogue” shall mean a Compound that is a Dual Analogue or a Multiple Analogue.

1.40                                                “Exclusive Co-Promotion Territory” shall have the meaning assigned in Appendix 7.2.

1.41                                                “Executive Representatives” shall have the meaning assigned in Section 18.1.1.

1.42                                                “Field” means the treatment, palliation, prevention and diagnosis of all human and animal diseases.

1.43                                                “Filing” means with respect to a particular application for Regulatory Approval the submission of such application to the applicable Regulatory Authority and the initial acceptance by such Regulatory Authority of such

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

application as being facially complete for review (e.g. a confirmatory letter stating that the documents filed are complete and sufficient for the assessment of the application).

1.44                                                “First Commercial Sale” means the first sale of a Product in a country in the Territory by BI or any of its Affiliates or permitted Sublicensees to a Third Party (other than a sale by BI to its Affiliates, permitted Sublicensees, or Recognized Agents) in a commercial arm’s length transaction after grant of any Regulatory Approvals in such country required for such sale.

1.45                                                “Follow-on Collaboration Compound” or “Follow-on Prod act” means any Collaboration Compound or Product which is Developed and/or Commercialized by BI in addition to another Collaboration Compound or Product and which is not aimed to replace such Collaboration Compound or Product.

1.46                                                “Force Majeure Event” shall have the meaning assigned in Section 19.5.

1.47                                                “FTE” means a full time equivalent of an appropriately trained Zealand Pharma employee working one hundred percent (100%) of his or her scientific or technical work time per year (i.e., 1,400 hours) on or directly related to the conduct of activities included in the Research Collaboration.  For this purpose, (a) overtime and work on weekends, holidays and the like shall not be counted with any multiplier (e.g. time-and-a-half or double time) toward the number of hours that are used to calculate the FTE contribution and (b) time spent by more than one (1) individual may be combined, with the portion of a FTE billable by Zealand Pharma for one (1) individual during a given accounting period to be determined by dividing the number of hours worked directly by said individual on the work to be conducted under the Agreement during such accounting period by one thousand four hundred (1,400) working hours per Calendar Year or relevant portion thereof.

1.48                                                “FTE Rate” means [***] per year.

1.49                                                “Generic Competition” means and shall be deemed to exist in a particular country in the Territory with respect to a particular Product or Combination Product in a given Calendar Quarter if in such country during such Calendar Quarter one or more Generic Products (other than a Generic Product sold by BI or its Affiliates or by a Sublicensee under a license granted by BI or its Affiliate) in the aggregate account for more than twenty percent (20%) of the sum of (i) the aggregate unit sales of such Product or Combination Product sold by BI or its Affiliates or Sublicensees in such country, and (ii) the aggregate unit sales of such Generic Product or Combination Product in such country, as measured by IMS standard units sold based on data provided by IMS International, or if such data is not available, such other reliable data source as reasonably agreed upon by Zealand Pharma and BI.  If no data is

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

commercially available, then the Parties shall agree upon a methodology for estimating the percentage unit-based market share of Generic Products in such country.

1.50                                                “Generic Product” means, with respect to a particular Product or Combination Product and a particular country, (a) any pharmaceutical product (other than the Product or Combination Product, as applicable) that contains the same active ingredient(s) in a comparable quality and quantity as such Product or Combination Product, as applicable, irrespective of its pharmaceutical form and is approved under an Abbreviated New Drug Application or under 505(b)(2) of the United States Federal Food, Drug and Cosmetic Act or any similar abbreviated route of approval in such country, or (b) any biologic medicinal product (other than the Product or Combination Product, as applicable) that is a Biosimilar Product of such Product, and, if the Product is a component of a Combination Product, a Biosimilar Product of the Combination Product, and is approved under a Biological Product Licensure application submitted by any person under 42 U.S.C. § 262(k) or any similar abbreviated route of approval in such country.

1.51                                                [***] shall have the meaning assigned in Appendix 1.51.

1.52                                                “ICC” shall have the meaning assigned in Section 18.1.2.

1.53                                                “Identified” means, with respect to a Compound, that its amino acid sequence and structure has been described and that an initial indication of efficacy has been established in an appropriate cellular activity assay and “Identify” (when used with respect to a Compound) shall mean to take steps intended to have a Compound Identified.

1.54                                                “Indemnified Party” shall have the meaning assigned in Section 17.3.1.

1.55                                                “Indemnifying Party” shall have the meaning assigned in Section 17.3.1.

1.56                                                “Initiation” means the first dosing of the first human participant in a clinical trial.

1.57                                                “Invented” means with respect to a Representative of a Party, that in the case of a Patent Right in any jurisdiction, such Representative is an “inventor” (applying the definition of such term under the patent law of the jurisdiction governing the employment or retention of such Representative by the relevant Party) of the inventions claimed in such Patent Right.  In order to determine the date when a Patent Right has been invented by a Representative of a Party, the following procedures shall apply:  (a) the Party who has employed or retained such Representative shall identify the law governing the employment or retention of such Party; and (b) the date on which such Representative is considered to have invented the invention shall be determined under the patent

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

law of the jurisdiction governing the employment or retention of such Representative by the relevant Party.  In the event that a Patent Right is considered “Invented” on more than one date, the earliest date shall apply.

1.58                                                “Invoice” means an original invoice sent by Zealand Pharma to BI, containing the information and meeting the requirements described in Appendix 12.7.

1.59                                                “Joint Counsel” shall have the meaning assigned in Section 14.4.2.

1.60                                                “Joint Research Committee” and “JRC” shall have the meaning assigned to it in Section 2.1.1.

1.61                                                “Know-How” means any and all proprietary information and know-how, processes, enhancements, improvements, discoveries, techniques, designs, data and results, in whatsoever form, including without limitation, all biological, toxicological, chemical information, biochemical information, metabolic, non-clinical, pre-clinical, clinical, pharmacological, pharmacokinetic data, physico-chemical properties, assay, formulation, quality control, synthetic process, manufacturing methods data and specifications.  “Know-How” shall not include, for any Party, any such items that were, at the time of their disclosure by another Party, in the public domain or previously known by the Party to which they are disclosed (unless known by reason of a breach of a contractual or legal duty), as shown by contemporaneous written records.

1.62                                                “Licensed Patents” means (i) the Zealand Pharma Patents and (ii) Zealand Pharma’s interests in the Collaboration Patents.

1.63                                                “Losses” means any and all damages (including, but not limited to, all loss of profits, diminution in value, and incidental, indirect, consequential, special, reliance, exemplary, punitive, statutory and treble damages), awards, deficiencies, settlement amounts, defaults, assessments, fines, dues, penalties, costs, fees, liabilities, obligations, taxes, liens, losses and expenses (including, but not limited to, court costs, interest and reasonable fees of attorneys, accountants and other experts), including those required to be paid to Third Parties with respect to a Claim by reason of any judgment, order, decree, stipulation or injunction that is enforceable notwithstanding an appeal, or any settlement entered into in accordance with the provisions of this Agreement, together with all documented and reasonable out-of-pocket costs and expenses incurred in contesting any Third Party Claim or complying with any such judgments, orders, decrees, stipulations and injunctions that arise from or relate to a Third Party Claim.

1.64                                                “Major Market” means each of the following territories:  [***].

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

1.65                                                “Manufacturing Technology” means all Know-How Controlled by either Party or its Affiliates at any time during the Term that relates to the synthesis, formulation, manufacture, finishing, or packaging of the Collaboration Compounds or the Products, including any analytical methods and other quality control and assurance methods, and including all processes, procedures, techniques, and information actually used by either Party or its Affiliates in the synthesis, manufacture, formulation, finishing, or packaging of the Collaboration Compounds or Products.

1.66                                                “Master Development Plan” means the summary and description of the Development activities to be undertaken for Collaboration Compounds approved for Development as provided herein for the period from SoPD to initial launch as part of Commercialization, including clinical trials and related pre-clinical enabling studies for a marketing authorization application.  An initial Master Development Plan is attached as Appendix 1.66.

1.67                                                “Multiple Analogue” shall have the meaning assigned in Appendix 1.39.

1.68                                                “Net Sales” means with respect to a Product, the gross amount invoiced by BI, its Affiliates and/or its Sublicensees to unaffiliated Third Parties for the Product less all related:

(a)                                 Sales returns and allowances actually paid, granted or accrued, including trade, quantity and cash discounts and any other adjustments, including those granted on account of price adjustments or billing errors;

(b)                                 Credits or allowances for rejected goods, damaged or defective goods, recalls, and returns;

(c)                                  Rebates, chargeback rebates, compulsory rebates, reimbursements or similar payments granted or given to wholesalers or other distributors, buying groups, health care insurance carriers or other institutions;

(d)                                 Adjustments arising, from consumer discount programs or other similar programs;

(e)                                  Non collectable receivables that are actually written off (it being understood that “Net Sales” will include all amounts received for any non-collectable receivables at a subsequent date to the extent identified by Zealand Pharma, or by BI in the ordinary course of business);

(f)                                   Customs or excise duties, sales tax, consumption tax, value added tax, and other taxes (except income taxes); and

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(g)                                  Charges for packing, freight, shipping and insurance (to the extent that BI, its Affiliates and Sublicensees actually bear such costs).

Each of the foregoing deductions shall be determined as incurred in the ordinary course of business in type and amount consistent with good industry practice and in accordance with generally accepted accounting principles or more specifically, the principles of the German commercial code (“Handelsgesetzbuch” or “HGB”) on a basis consistent with BI’s audited consolidated financial statements.  For sake of clarity and avoidance of doubt, sales by BI, its Affiliates, or Sublicensees of a Product to a permitted Recognized Agent or Third Party distributor of such Product in a given country shall be considered a sale to a Third Party customer.  All such discounts, allowances, credits, rebates, and other deductions granted for a range of products shall be fairly and equitably allocated to the Products and other products of BI and its Affiliates and Sublicensees such that the Product does not bear a disproportionate portion of such deductions.  BI shall ensure that any Third-Party to which BI or its Affiliates and Sublicensees sells Collaboration Compounds in bulk form becomes a Sublicensee such as to cause its sales of Products to be taken into account when calculating Net Sales.  In the event a Product is sold as a Combination Product or Co-Bundled Product, Net Sales of the Combination Product or Co-Bundled Product will be calculated, for each applicable Calendar Quarter, as follows:

(h)                                 If the Combination Product or Co-Bundled Product, the Product and the other product, device or service are sold separately, Net Sales of the Product portion of Combination Products and Co-Bundled Products will be calculated by multiplying the total Net Sales of the Combination Product or Co-Bundled Product by the fraction A/(A+B), where A is the average gross selling price in the applicable country in the Territory of the Product sold separately in the same formulation and dosage, and B is the sum of the average gross selling prices in the applicable country in the Territory of all other therapeutically or prophylactically active ingredients or product(s), device(s) or service(s) in the Combination Product or Co-Bundled Product sold separately (for pharmaceuticals, in the same formulation and dosage).

(i)                                     If the Combination Product or the Co-Bundled Product and the Product are sold separately, but the average gross selling price of the other product(s), device(s) or service(s) cannot be determined, Net Sales of the Combination Product or the Co-Bundled Product shall be equal to the Net Sales of the Combination Product or Co-Bundled Product multiplied by the fraction NC wherein A is the average gross

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selling price of the Product and C is the average gross selling price of the Combination Product or Co-Bundled Product.

(j)                                    If the Combination Product or the Co-Bundled Product and the other product(s), device(s) or service(s) are sold separately, but the average gross selling price of the Product cannot be determined, Net Sales of the Combination Product and/or Co-Bundled Product shall be equal to the Net Sales of the Combination Product and/or Co-Bundled Product multiplied by the following formula:  one (1) minus B/C wherein B is the average gross selling price of the other product(s), device(s) or service(s) and C is the average gross selling price of the Combination Product and/or Co-Bundled Product.

(k)                                 If the Combination Product or Co-Bundled Product is sold separately, but the average gross selling price of neither the Product nor the other product(s), device(s) or service(s) can be determined, Net Sales of the Combination Product or Co-Bundled Product shall be equal to Net Sales of the Combination Product or Co-Bundled Product multiplied by a mutually agreed percentage or, pending agreement on such a percentage, fifty percent (50%).

In the event of a dispute concerning the portion of Net Sales of a Combination Product or a Co-Bundled Product to be taken into account for the purpose of calculating royalties payable to Zealand Pharma under this Agreement, at the time that a dispute resolution procedure is initiated by either Party under this Agreement, each Party shall submit to the other its final and best proposal for such offer; if an arbitration is commenced with respect to this dispute, notwithstanding the provisions of Section 18.1.2 below, the dispute shall be submitted to a single arbitrator, who shall determine only which of the two proposals is most appropriate and shall be binding on the Parties, after arbitration proceedings to be concluded within thirty (30) days from the date the arbitrator assumes his functions, the award in such arbitration to be submitted within thirty (30) days of the closure of the said proceedings.

The average gross selling price for the pharmaceutical product(s) contained in the Combination Product or Co-Bundled Product other than the Product shall be calculated for each Calendar Quarter by dividing the sales amount by the units of such other product(s), as published by IMS or another mutually agreed independent source.

In the absence of appropriate IMS or other agreed data, in the initial Calendar Year during which a Combination Product or Co-Bundled Product is sold, a forecasted average gross selling price shall be used for the Product, other product(s), device(s) or service(s), or

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Combination Product and/or Co-Bundled Product.  Any over or under payment due to a difference between forecasted and actual average gross selling prices shall be paid or credited in the second royalty payment of the following Calendar Year.

In the event that a Product is included as a “bundle” of products and/or devices or services, BI may discount the bona fide list price of a Product by no more than the average percentage discount of all products in a particular “bundle,” calculated as [1-(A/B)] x 100, where “A” equals the total discounted price of a particular “bundle” of products, and “B” equals the sum of the undiscounted bona fide list prices of each unit of every product, device or service in such “bundle.”

Any Products used for bona fide promotional or advertising purposes, clinical trials or other research purposes shall not be included in Net Sales.  Bona fide donations for charity reasons shall also not be included in Net Sales.

1.69                                                “Non-breaching Party” shall have the meaning assigned in Section 15.2.

1.70                                                “Offensive Patent Challenge” shall have the meaning assigned in Section 14.11.

1.71                                                “Paragraph IV Proceeding” shall have the meaning assigned in Section 14.9.1.

1.72                                                “Patent Challenge” shall have the meaning assigned in Section 14.11.

1.73                                                “Patent Infringement Claim” shall have the meaning assigned in Section 14.7.

1.74                                                “Patent Right” means any patent or patent application, including any provisional application, continuation, continuation-in-part, divisional, reissue, renewal, re-examination, extension, or supplementary protection certificate granted in relation thereto, as well as any utility model, innovation patent, petty patent, patent of addition, inventor’s certificate, or equivalent in any country or jurisdiction.

1.75                                                “Phase I Clinical Trial” means any clinical study involving the use of a compound in volunteers or patients that is designed primarily to obtain preliminary safety and tolerability data on the use of a compound in humans.  This also includes studies to evaluate the tolerability by applying different up titration schemes.

1.76                                                “Phase II Clinical Trial” means human clinical trials, for which the primary endpoints include a further determination of safety and an evaluation of the possible therapeutic dose to observe efficacy, in patients being studied as

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required in 21 C.F.R. §312.21(b), or similar clinical study in a country other than the United States.

“Phase IIa” means a Phase II clinical trial whose primary objective is to explore safety and tolerability (assessed in a descriptive analysis), including pharmacokinetic and pharmacodynamic effects in human patients in a study of at least four (4) weeks duration or longer.

“Phase IIb” means a Phase II clinical trial in human patients, the primary objective of which is to collect data on dosages and demonstrate clinical safety and efficacy in a target population for a specific disease or condition under study with a demonstration of efficacy (i.e. statistically significant differences between groups for clinical endpoints considered as a basis for registration, which may include generally accepted surrogate pharmacodynamic endpoints).

1.77                                                “Phase III Clinical Trial” means human clinical trials, the principal purpose of which is to establish safety and efficacy of one or more particular doses in patients being studied as required in 21 C.F.R. §312.21(c), or similar clinical study in a country Other than the United States, to be used as the basis for an application for registration.

1.78                                                “Phase III Development Candidate Patents” shall have the meaning assigned in Section 14.2.

1.79                                                “Platform Technology” means any Know-How or Patent Right that claims or covers a method, process or other technology generally useful for peptide synthesis, discovery, research and/or development (such as screening methods, test assays and the like) and “Zealand Pharma Platform Technology” means any Platform Technology controlled by Zealand Pharma.

1.80                                                “Product” means any pharmaceutical product in finished form which includes at least one Collaboration Compound as an active pharmaceutical ingredient suitable for the administration to humans or animals.

1.81                                                “Program Steering Committee” or “PSC” shall have the meaning assigned to it in Section 2.2.

1.82                                                “PTE” is defined in Section 14.6.

1.83                                                “Publishing Party” shall have the meaning assigned in Section 19.2.

1.84                                                “Reasonable Commercial Efforts” means the resources and efforts consistent with the reasonable and good faith exercise of prudent scientific and business judgment that a comparable company would reasonably devote to a Compound or product of similar market potential or profit potential resulting

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from its own research efforts taking into account the competitiveness of the global and local market place, the pricing and launching strategy for the respective product, the proprietary position of the respective product, the profitability and the relative potential safety and efficacy of the respective product and other relevant factors, including without limitation, technical, legal, scientific, regulatory or medical factors.

1.85                                                “Receiving Party” shall have the meaning assigned in Section 13.1.

1.86                                                “Recognized Agent” means a Third Party engaged by BI and its Affiliates in the normal course of business as an agent of BI to market, distribute and sell BI’s products in a particular country of the Territory where BI has no Affiliate or Sublicensee.

1.87                                                “Records” shall have the meaning assigned in Section 3.7.

1.88                                                “Regulatory Approvals” means any and all marketing authorizations or registrations, amendments and supplements thereto, granted by a Regulatory Authority, which are required for marketing, promotion, and selling of a Product for any, indication.  In the event that BI decides not to launch a Product for sale in a jurisdiction until such Product has received a pricing and reimbursement approval, it shall so notify Zealand Pharma without undue delay after the receipt of the last other Regulatory Approval to be obtained, and in any case no later than ninety (90) days thereafter; in such case, BI shall use its Reasonable Commercial Efforts to obtain such pricing and reimbursement approval and “Regulatory Approvals” shall be considered to be obtained for, such Product upon the earlier of (i) when such pricing and reimbursement approval is obtained, or (ii) the First Commercial Sale by BI of such Product in the respective territory without pricing and reimbursement approval.

1.89                                                “Regulatory Authority” means any regulatory agency, ministry, department or other governmental body having authority in any country to control the Development, manufacture, Commercialization, marketing or sale of Products, including but not limited to the United States Food and Drug Administration (FDA) and the European Commission, and any successor entities thereto.

1.90                                                “Replacement Collaboration Compound” or “Replacement Product” means any Collaboration Compound or Product selected by BI for further Development and/or Commercialization which is aimed to replace a Collaboration Compound or Product for which BI, at the same time, definitively terminates further Development and/or Commercialization thereof.

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1.91                                                “Representative” means any employee, consultant, agent or other person under the control of a Party, including any Third Party sub-contractors used in the performance of this Agreement.

1.92                                                “Research Collaboration” shall have the meaning assigned in Section 3.1.

1.93                                                “Research Collaboration Term” shall have the meaning assigned in Section 3.3.1.

1.94                                                “Research Plan” means the research plan jointly developed and agreed by the Parties outlining the activities of each Party as part of the Research Collaboration.  The initial Research Plan is attached hereto as Appendix 1.94.

1.95                                                “Research Project Leader” shall have the meaning assigned in Section 2.1.1.

1.96                                                “Reviewing Party” shall have the meaning assigned in Section 19.2.

1.97                                                “Sales Performance Milestones” shall mean the milestone payments described in Section 12.4.3.

1.98                                                “Selected Zealand Pharma Patents” shall have the meaning assigned in Section 14.2.

1.99                                                “Shared Co-Promotion Territory” shall have the meaning assigned in Appendix 7.2.

1.100                                         “SPC” is defined in Section 14.6.

1.101                                         “Start of Preclinical Development” (or “SoPD”) means (i) for Collaboration Compounds Identified or Developed as part of the Research Collaboration, the date on which the JRC proposes a Collaboration Compound as a SoPD candidate molecule (according to the criteria reflected in the Research Plan attached as Appendix 1.94), provided that BI confirms the proposal by its approval as an “SoPD Candidate” at the next senior BI management meeting where such proposal has been discussed, (ii) for other Development programs for which BI has final decision making authority, the date on which senior BI management approves a Compound as a SoPD candidate molecule; (iii) for other Development programs for which Zealand Pharma has final decision making authority, the date on which senior Zealand Pharma management approves a Compound for “ZP” nomination, as defined in Zealand Pharma’s product development procedures as of the Effective Date, attached hereto as Appendix 11.3, and (iv) in any event, if earlier, the start of a four (4) week GLP-toxicology study (which study, for Collaboration Compounds, must have been approved by BI).

1.102                                         “Sublicensee” means a Third Party, including a co-marketing partner, to whom BI grants a sublicense under any license granted by Zealand Pharma to

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BI hereunder with respect to Zealand Pharma Intellectual Property or Zealand Pharma’s rights with respect to Collaboration Intellectual Property to make, use, distribute, and/or sell a Product in the Territory, or to whom BI otherwise grants any right to distribute and/or sell a Product in the Territory, but excluding Recognized Agents.

1.103                                         “Term” is defined in Section 15.1.

1.104                                         “Territory” means all the countries and territories of the world.

1.105                                         “Third Party” means any person, entity or corporation other than the Parties and their Affiliates.

1.106                                         “Third Party Claim” shall have the meaning assigned in Section 17.3.1.

1.107                                         “Total Net Sales” shall have the meaning assigned in Section 12.8.3(a).

1.108                                         “Trademarks” shall have the meaning assigned in Section 9.1.

1.109                                         “US” shall mean the United States of America.

1.110                                         “Valid Claim” means with respect to any country of the Territory a claim of an issued and unexpired patent or a supplementary protection certificate included in the Licensed Patents or Selected Zealand Pharma Patents, as applicable, within such country which has (i) not been held unenforceable, unpatentable or invalid by a final and non-appealable decision (or decision from which no appeal was taken within the allowable time period) of a court or other governmental authority or agency of competent jurisdiction, (ii) has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise, and (iii) absent a license, would be infringed by the manufacture, import, offer for sale, sale or use of a Collaboration Compound or Product.  For this purpose, patent applications shall be treated as issued unexpired patents unless they have been pending for more than seven (7) years

1.111                                         “Zealand Pharma Co-Promotion Territory” shall have the meaning assigned in Section 7.2.1.

1.112                                         “Zealand Pharma Intellectual Property” means collectively Zealand Pharma Know-How and Zealand Pharma Patents.

1.113                                         “Zealand Pharma Know-How” means any and all Know-How Controlled by Zealand Pharma or any of its Affiliates prior to or during the Term, excluding any Collaboration Know-How, in each case to the extent that such Know-How relates solely to or is necessary for the Development, manufacture, use, sale, marketing or promotion of a Collaboration Compound or Product, including improvements thereto.  Zealand Pharma Know-How includes Zealand Pharma

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Platform Technology and Zealand Pharma’s Manufacturing Technology but excludes Zealand Pharma Patents, BI Know-How and BI Patents.

1.114                                         “Zealand Pharma Patents” means (a) the Patent Rights listed in Appendix 1.114 (a) as of the Effective Date, and all Patent Rights to the extent claiming priority to at least one of the Patent Rights listed in Appendix 1.114 or granted in relation thereto and all foreign counterparts thereof, and (b) all other Patent Rights Controlled by Zealand Pharma that are included in Appendix 1.114 (b) from time to time as provided in Section 14.1.1 (such other Patent Rights to be added, along with their date of addition, to Appendix 1.114 (b)) and all Patent Rights to the extent claiming priority to at least one of the Patent Rights listed in Appendix 1.114 (b) or granted in relation thereto and all foreign counterparts thereof.  Zealand Pharma Patents excludes Zealand Pharma Know-How, BI Patents, BI Product Development Patents and Collaboration Patents.

2.                                      GOVERNANCE

2.1                                                       Joint Research Committee.

2.1.1                                             Establishment.

For the duration of the Research Collaboration the Parties shall establish a Joint Research Committee (the “JRC”) with equal representation by each Party.  The JRC shall consist of six (6) research, development or administrative managers from the Parties, three (3) named by each Party.  A Party may from time to time change its designee(s) on the JRC and/or designate a substitute manager to temporarily attend and perform the functions of such Party’s designee at any meeting of the JRC.  The JRC shall be co-chaired by a representative of each of Zealand Pharma and Bl.  A secretary of the JRC will be appointed on an annual, Calendar Year, rotating basis by either Zealand Pharma or BI, who shall be a representative of such Party, as applicable, with Zealand Pharma naming the first secretary, for the duration period of the Research Collaboration Term.

2.1.2                                             Each Party shall nominate one (1) Research Project Leader among the members of the JRC who will be responsible for coordinating the day-to-day work and communication between the Parties, as more fully provided in Section 2.1.6 (the “Research Project Leaders”).

2.1.3                                             Responsibilities of the JRC.

The JRC shall be responsible for the appropriate conduct of all activities assigned to either Party within the scope of the Research Collaboration, including the creation and maintenance of the Data Room, shall oversee the day-to-day activities Under the Research Plan.

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The JRC shall be responsible for reviewing the progress and results of the Research Collaboration, including the creation and maintenance of the Data Room, and shall discuss and decide on any variations of or modifications or amendments to the Research Plan including decisions regarding any material change with respect to the Research Collaboration Term in accordance with Section 3.3.2.

The JRC shall be responsible for preparing, discussing and adopting changes in the definition of [***] is further elucidated in the course of the Research Collaboration.  In particular, the JRC, in consultation with the managers of the Parties responsible for Patents, shall review the research target profile and the SoPD criteria with a view towards modifying the definitions of [***] any such modification to require the approval of both Parties.

During the Research Collaboration Term, the JRC shall be responsible for the selection of Collaboration Compounds in preparation for the Start of Pre-Clinical Development and for the designation of Compounds as Deselected Compounds as provided in Section 3.8.2.

During the Research Collaboration Term, the JRC will review, discuss and approve the annual Research Plans presented by the Project Leaders, including the use of external FTEs by Zealand Pharma, and any modifications thereto.

2.1.4                                             Meetings of the JRC.

During the Research Collaboration Term, the JRC shall meet at least once each calendar month either by telephone conference or in a face-to-face meeting, unless otherwise agreed between the Parties.  Attendance by at least four (4) JRC members, two (2) from each of BI and Zealand Pharma, at a JRC meeting shall be necessary for the meeting to take place.  Either Party may (i) invite its internal alliance manager as non-voting member to the meetings, without prior approval of the other Party, and (ii) invite experts or qualified persons to attend the meetings of the JRC, who will act as Zealand Pharma and/or BI’s advisors, respectively, with the prior approval of the other Party (which approval, shall not be unreasonably delayed or denied), provided that such experts and other persons invited shall be subject to confidentiality and non-use obligations no less stringent than the terms of Article 13.  Each Party shall be responsible for all travel and other related costs and expenses for its members and other representatives to attend the meetings of the JRC.

2.1.5                                             Decision Making.

The JRC shall resolve any differences of opinions between the Parties relating to the conduct of the Research Collaboration or the Research Plan with the intent to reach consensus.  In case of any dispute, including but not limited to,

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any disagreement about a request for amendment or modification of the Research Plan, which cannot be amicably resolved by the JRC, the subject matter in dispute shall be escalated to the Program Steering Committee.

2.1.6                                             Research Project Leader.

The Research Project Leaders shall be responsible for coordinating the day-to-day work and communication between the Parties.

2.2                                                       Program Steering Committee.

The Program Steering Committee (the “Program Steering Committee”) will oversee activities under the Master Development Plans and the Research Collaboration.

2.2.1                                             Members.

The Program Steering Committee shall be comprised of two (2) senior managers designated by each Party.  The Parties shall ensure that at least one (1) of their designees to the Program Steering Committee is not a member of the JRC.  The Parties shall review their appointments to the PSC upon SoPD for a Collaboration Compound and again upon the Initiation of a Phase I Clinical Trial to ensure that the members they have designated have appropriate operational competencies and experience.

2.2.2                                             Meetings.

The Program Steering Committee shall meet once in 2014 and thereafter a minimum of two (2) times per Calendar Year in a manner mutually acceptable to the members.  The first meeting shall take place no later than three (3) months after the Effective Date.  Ad hoc meetings may be called by either Party when and as necessary to consider a matter within the responsibilities of the Program Steering Committee that cannot be deferred until the next scheduled meeting of the Program Steering Committee.  Either Party may invite its internal alliance manager as non-voting member to the meetings, without prior approval of the other Party.

2.2.3                                             Responsibilities.

The Program Steering Committee shall be responsible for overseeing and directing the Parties’ interaction and performance of their respective research and Development obligations under this Agreement.  Without limiting the generality of the foregoing, its duties shall include:

•                  Preparing such procedures as may be necessary for the operation of the Program Steering Committee and the JRC;

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•                  Approving strategy for the Research Collaboration and for the Development of Collaboration Compounds and/or Products, including the approval of new Master Development Plans and any amendments thereto or to the initial Master Development Plan;

•                  Determining the timing of Development/Regulatory Milestone payments in the event of a combination of phases as described in Section 12.4.1 b);

•                  Reviewing the activities of the JRC and ensuring that the JRC performs its obligations;

•                  Resolving matters within the responsibilities of the JRC as to which the members of the JRC are unable to reach a consensus;

•                  Addressing issues and resolving differences that may arise between the Parties; and

•                  After the Research Collaboration has ended, ensuring that the Data Room is updated on a regular basis and that progress reports on the Development of Collaboration Compounds and Products are submitted five (5) days prior to Program Steering Committee meetings.

The Program Steering Committee shall not have the power to amend or interpret the terms of or waive compliance with this Agreement or determine whether or not a breach of this Agreement has occurred.

2.2.4                                             Decisions.

Decisions shall be made by consensus of the representatives of Zealand Pharma and BI.  In the event that no consensus can be reached, the subject matter shall be escalated to a senior executive of each Party for resolution, such senior executives to be designated by a Party within one (1) week of a request by notice from the other Party.  Zealand Pharma’s senior executive for such purposes shall be its Chief Executive Officer, and BI’s senior executive officer for such purposes shall be BI’s Senior Vice President R&D Non-Clinical.  If the two senior executives should be unable to reach a consensus within thirty (30) days after the subject matter in dispute has been escalated to them, BI shall have the final decision making authority, provided that BI acts reasonably and in good faith, and that BI may not (a) modify a Party’s Research Collaboration, Development and diligence rights and obligations, (b) make a decision that expressly requires the mutual agreement of the Parties, (c) require Zealand Pharma to incur any additional costs or obligations, (d) determine the timing of Development/Regulatory Milestone payments in the event of a combination of phases as described in Section 12.4.1 b), (e) modify the financial provisions of this Agreement or (f) modify the definition of

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[***].  In the event that a decision by BI in the exercise of its final decision making authority is recognized by BI (after due inquiry) or by Zealand Pharma as likely to delay the payment of a development or regulatory milestone provided for in this Agreement by more than six (6) months as compared with the date estimated in the latest approved Master Development Plan, BI shall provide Zealand Pharma with sufficient information to reasonably explain such delay in light of BI’s diligence obligations under this Agreement.

2.3                                                       General Governance Provisions.

The Parties agree that a designee of a Party may serve multiple roles, such as being a member of the JRC and of the PSC.  For the avoidance of doubt, with respect to any matter that is within the scope of the decision making authority of the JRC and/or the PSC, no decision proposed or made by either Party shall be final or binding unless and until the decision making procedures provided for in this Article 2 have been completed and a final decision has been made by, as the case may be, the JRC, the PSC or the Party with final decision making authority and has been memorialized it in a writing that has been transmitted by notice to the Party on which such decision is binding.

3.                                      RESEARCH COLLABORATION

3.1                                                       General.

In connection with this Agreement, the Parties and their Affiliates shall collaborate in a research project relating to the pre-clinical discovery, identification and characterization for determining their suitability as drug candidates (and back-up candidates) of [***] (the “Research Collaboration”).  Each Party shall conduct the research activities assigned to it in the Research Plan set forth in Appendix 1.94.

3.2                                                       Research Licenses.

3.2.1                                             Grant by Zealand Pharma.

Subject to the terms of this Agreement, during the Research Collaboration Term, Zealand Pharma hereby grants to BI and its Affiliates, within the Territory, a co-exclusive right and license (without any right to sublicense, except as set forth below) under the Zealand Pharma Intellectual Property and Zealand Pharma’s rights in the Collaboration Intellectual Property, in each case solely to Identify, characterize, select, optimize and research actual or potential Collaboration Compounds only in the conduct of the Research Collaboration in accordance with the Research Plan.  Such right and license shall include the right to grant sublicenses to Affiliates of BI and to Third Parties that are approved by Zealand Pharma in writing.  BI shall be

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responsible for compliance by any such Sublicensees with the terms of this Agreement.

3.2.2                                             Grant by BI.

Subject to the terms of this Agreement, during the Research Collaboration Term, BI hereby grants to Zealand Pharma and its Affiliates, a co-exclusive right and license (without any right to sublicense, except as set forth below) under the BI Intellectual Property, the BI Product Development Intellectual Property and BI’s interests in the Collaboration Intellectual Property, in each case solely to Identify, characterize, select, optimize and research actual or potential Collaboration Compounds only in the conduct of the Research Collaboration in accordance with the Research Plan.  Such right and license shall include the right to grant sublicenses to Affiliates of Zealand Pharma and to Third Parties that are approved by BI.  Zealand Pharma shall be responsible for compliance by any such Sublicensees with the terms of this Agreement.

3.3                                                       Duration of Research Collaboration.

The Research Collaboration for the lead Development Candidate shall start as of the Effective Date and shall continue for [***], subject to extension upon request by BI for additional periods of [***], up to a maximum of [***], such request to be considered and approved or refused by Zealand Pharma in good faith (the “Research Collaboration Term”).  Thereafter, the Parties may further extend the Research Collaboration by mutual written agreement, including mutually acceptable financial terms.

3.3.1                                             For the purpose of identifying, characterizing, selecting, optimizing and researching back-up Compounds for the lead Development Candidate, the Parties may, by mutual agreement, expand the Research Collaboration, pursuant to an amended Research Plan to be agreed, such program to start on such date as the Parties may agree and to continue for an initial period to be agreed by the Parties of [***], subject to extension upon request by BI for additional periods of [***], up to a maximum of [***] extensions, such request not to be refused by Zealand Pharma without cause.  Such program shall be staffed with up to [***] FTEs from each Party, as may be agreed by the Parties in the amended Research Plan, and funded on the same terms as the initial Research Plan (with such payment dates for research funding as may be agreed by the Parties in the amended Research Plan), using the same FTE Rate as for the initial Research Plan.

In the event that any material circumstances occur that give reason to terminate the Research Collaboration prior to the end of the Research Collaboration Term, such decision may be taken by the JRC in good faith.  Any other material changes in the scope or duration of the Research Collaboration shall require the mutual written agreement of the Parties.

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3.3.2                                             In the event that any material circumstances occur that give reason to terminate the Research Collaboration prior to the end of the Research Collaboration Term, such decision may be taken by the JRC in good faith.  Any other material changes in the scope or duration of the Research Collaboration shall require the mutual written agreement of the Parties.

3.4                                                       FTE and Research Funding.

3.4.1                                             During the Research Collaboration Term, Zealand Pharma and BI shall each devote to the Research Collaboration up to [***] FTEs, in accordance with the Research Plan, provided, however, that the JRC shall have the right, upon mutual agreement, to temporarily reduce this FTE number, and allocate the corresponding amounts for the funding of external studies as/if required according to the Research Plan.  In such case, the Party for which the FTE count is reduced will be responsible for the payment of such external cost and, if the Party for which the FTE count is reduced is Zealand Pharma, such payments shall be made out of the advance payments set forth below.  For the performance of the research activities in accordance with the Research Plan, BI shall pay, after receipt of the respective Invoices bearing the remark “Advance Payment,” (i) an amount of [***] upon [***], (ii) [***] no later than six (6) months after the Effective Date, and (iii) in the event of an extension of the duration of the Research Collaboration Term, no later than [***], the amount determined [***].  Except as provided otherwise in Article 12, no additional payments shall be made by BI to Zealand Pharma for the conduct of the Research Collaboration, including but not limited to any costs for the use of Zealand Pharma’s laboratory equipment or any other supplies.  Zealand Pharma shall not subcontract any work or activities under the Research Collaboration to any Third Party, without BI’s prior written consent, not to be unreasonably withheld, provided that such consent shall not be required for (a) activities designated for subcontracting in any Research Plan or subcontracting specified in any cost estimate included in this Agreement or otherwise approved by BI, or (b) activities taken in the ordinary course of business consistent with past practice, including without limitation chemistry-related activities.

Zealand Pharma shall provide BI with quarterly Invoices stating the amounts incurred for FTE and Third Party costs, with a reconciliation to the FTE Rate, and list all additional expenses incurred that were agreed for the funding of external studies as required according to the Research Plan.  The Invoices shall include a summary line showing a credit for the respective allocated amount of the advance payment applied, including a remark “already paid by advance payment.”  Invoices of Third Parties relating to these additional expenses shall be provided to BI as supporting documentation.  Such Invoices shall be provided to BI within thirty (30) days after the end of each Calendar Quarter.

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3.4.2                                             Zealand Pharma shall provide BI with quarterly reports outlining in reasonable detail the activities of the FTEs performed within such time period, including the respective allocated time for such activities.  Such reports shall be provided to BI within thirty (30) days after the end of each Calendar Quarter.

3.4.3                                             In the event that any advance payment made for the Research Collaboration is not fully applied, the remaining amount shall be carried forward and may be applied to any subsequent period or to any further research activities by Zealand Pharma as approved by the JRC.  In the event that Zealand Pharma has not applied the full amount paid by BI in advance for use in the Research Collaboration by the later of[***], the remaining amount not incurred or paid by Zealand Pharma or required to be expended to wind-down in an orderly manner the Research Collaboration and any other approved research activities, or allocable to non-cancelable costs incurred in accordance with the Research Collaboration and any other approved research activities, shall be re-funded to BI within [***] after the end of the Research Collaboration Term.

3.4.4                                             In the event that the FTE and Third Party costs incurred by Zealand Pharma [***] exceed the advance payment made for this period, Zealand Pharma shall have the option, but not the obligation, to continue to incur FTE and Third Party costs, which will be applied against the advance payment made in respect of the subsequent [***].  Such projected overrun shall be notified to and approved by the JRC.

3.4.5                                             In the event of an early termination of the Research Collaboration in accordance with Section 3.3.2, Zealand Pharma shall refund within sixty (60) days any FTE funding already paid by BI and not incurred or paid by Zealand Pharma or required to be expended to wind-down in an orderly manner the Research Collaboration and any other approved research activities, or allocable to non-cancelable costs incurred in accordance with the Research Collaboration and any other approved research activities, prior to the date such notice of termination was given.  No further payments by BI in respect of the terminated Research Collaboration and any other approved research activities shall be due.

3.5                                                       Research Activities.

Each Party shall use its Reasonable Commercial Efforts to carry out the research activities assigned to it within the times agreed upon and set forth in the Research Plan and with all reasonable care and skill in accordance with all applicable laws and all provisions of the Agreement.  Each Party shall devote the efforts of suitably qualified and trained employees capable of carrying out the research activities to a professional standard and shall provide all necessary facilities therefor.

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3.6                                                       Reports.

Each Party shall update the other Party on a regular basis about the progress of the Research Collaboration and any interim results achieved and shall store all data, protocols, results and meeting minutes in the Data Room.  Following the start of the Research Collaboration, a written status report will be submitted by each Party to the other Party, at least five (5) Business Days prior to each JRC meeting.

3.7                                                       Records.

Each Party shall maintain reasonably detailed records (the “Records”) in respect of its performance of the research work conducted under the Research Collaboration in accordance with its normal procedures which shall comply with internationally recognized standards, including but not limited to, the procedures, techniques and methodologies used, appropriate qualifications of staff, permitted external partners or service providers, the progress made, and any Collaboration Intellectual Property.  As part of keeping the Records, each Party shall ensure that all of its personnel, permitted external partners or service providers, and all of its agents that are involved in the Research Collaboration will keep accurate paper or electronic laboratory notebooks consistent with such Party’s standard operating procedures and sufficient to establish the date of invention in proceedings before the US Patent and Trademark Office and the US courts.  During the Term, each Party shall upon written request by the other Party with reasonable prior written notice, which shall not be unreasonably made:  (a) make all Records available for inspection and review by the other Party during normal business hours in a timely manner; and (b) provide copies of the Records not included in the Data Room or any part(s) thereof to the other Party.  All final reports produced by either Party shall be in English.

3.8                                                       Results of the Research Collaboration.

3.8.1                                             Collaboration Know-How and Collaboration Patents shall be owned as provided in Section 14.4.3 below.

3.8.2                                             Compounds may be excluded from further characterization or Development by a decision of the JRC, for failure to meet the activity and selectivity criteria for Collaboration Compounds or for other reasons (such Compounds are referred to herein as “Deselected Compounds”).  At the time such a decision is made, the JRC shall determine if the continued characterization, Development or Commercialization of such Compounds by Zealand Pharma could materially and adversely impact the Development or Commercialization of one or more of the other Collaboration Compounds or Products then under development or is otherwise inconsistent with (i) BI’s portfolio management strategy for Products licensed under this Agreement, or (ii) its overall

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

portfolio management strategy.  In the event that a Deselected Compound is determined not to have such an adverse impact, all rights with respect to such Deselected Compound shall be owned solely by Zealand Pharma, rights to such Deselected Compound shall not be licensed to BI hereunder, and BI shall within six (6) months after Zealand Pharma’s first request by written notice provide any documents of assignment or transfer to Zealand Pharma of any right, title or interest that BI may have in or to such Deselected Compound.  In the event that a Deselected Compound is determined to have such an adverse impact, Zealand Pharma shall not characterize, Develop or Commercialize such Deselected Compound.  Zealand Pharma may propose to the JRC, at any meeting of the JRC, that a Compound that is not being further characterized or Developed as part of Research Collaboration be reviewed for classification as a Deselected Compound.  Prior to the end of the Research Collaboration Term, Zealand Pharma may submit to the JRC a list of compounds for which Zealand Pharma requests a review to determine if they should be classified as Deselected Compounds.  The JRC shall maintain a list of Deselected Compounds, specifying whether they are available to Zealand Pharma for further characterization, Development or Commercialization.

4.                                      DEVELOPMENT OF COLLABORATION COMPOUNDS

Zealand Pharma and BI will collaborate to advance the preclinical and clinical Development of the Collaboration Compounds.

4.1                                                       Start of Clinical Development.

BI will be responsible for initiating the Development of Collaboration Compounds and shall use Reasonable Commercial Efforts in this connection.  Before initiating the clinical Development of Collaboration Compounds, BI shall submit a report summarizing its plans for information to the PSC.

Collaboration Compounds that BI decides not to advance to clinical Development shall be considered abandoned and will be subject to Section 8.2, unless BI reasonably concludes that the Development or Commercialization of such Collaboration Compound could materially and adversely impact the Development or Commercialization of one or more of the other Collaboration Compounds or Products then under development or is otherwise inconsistent with (i) during the Development phase, its portfolio management strategy for Products licensed under this Agreement, and (ii) after First Commercial Sale of a Product, its portfolio management strategy, determined in good faith and without limitation on the diligence requirements of this Agreement.

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

4.2                                                       Pre-Clinical Development.

Without limitation on the provisions of this Agreement concerning the Research Collaboration, BI will be responsible for carrying out the pre-clinical and clinical Development of Collaboration Compounds, including the major activities and related target timelines set forth in the Master Development Plan, and shall use Reasonable Commercial Efforts.  BI shall report to Zealand concerning pre-clinical Development at meetings of the PSC, such report to include the items described in Appendix 4.2.  BI shall have final decision-making authority regarding such pre-clinical and clinical Development, without limitation on its diligence obligations hereunder.

4.3                                                       Phase I Clinical Trial.

BI will be solely responsible for carrying out the Development of Collaboration Compounds through the first Phase I Clinical Trial outlined in the Master Development Plan, including the major activities and related target timetables set forth therein, and shall use Reasonable Commercial Efforts in this connection.  Until the completion of the final report for the first Phase I Clinical Trial, BI shall report to Zealand Pharma concerning clinical Development at meetings of the PSC, at which the Parties shall exchange their views on relevant issues, such report to include the items described in Appendix 4.3.

4.4                                                       Further Development Activities.

BI will be responsible for carrying out, in accordance with the Master Development Plan, all further Development activities for the Collaboration Compounds and shall use Reasonable Commercial Efforts in this connection.

4.5                                                       Manufacturing Development.

The Parties acknowledge and agree that [***].  BI shall work towards [***].  Zealand Pharma will provide any support for this process that BI may reasonably request, as part of the Research Collaboration or, if not included in the Research Plan, [***].  Without limitation on its other rights under this Agreement, BI shall review the anticipated cost of goods of Product(s) at the time that the Phase IIa Clinical Trial data for the Product(s) becomes available, and shall notify Zealand Pharma if BI determines that it is likely to terminate further development of the Product(s) and reply to Zealand Pharma’s reasonable requests for information concerning the formulations and manufacturing procedures considered by BI.  Should either Party so request, [***] shall be discussed at a meeting of the Executive Representatives of the Parties held within thirty (30) days after receipt by Zealand Pharma of the notice described above, and prior to BI exercising its right to terminate this Agreement under Section 15.5.

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

5.                                      LICENSE GRANT

5.1                                                       Exclusive License.

Subject to the terms of this agreement, during the Term, Zealand Pharma grants to BI an exclusive, royalty-bearing, [***] license (even as to Zealand Pharma, except as provided herein), with the right to grant sublicenses as provided in Section 5.2, under the Zealand Pharma Intellectual Property, and Zealand Pharma’s interests in the Collaboration Intellectual Property, to make, have made, use, register, sell, offer to sell, import, export, research, have researched, Develop, have Developed, and Commercialize Collaboration Compounds and/or Products in the Field and in the Territory.

Notwithstanding the foregoing, Zealand Pharma retains such rights under the Zealand Pharma Intellectual Property and Collaboration Intellectual Property as are necessary or useful to exercise its rights and fulfilling its obligations under this Agreement.

For the avoidance of doubt, and notwithstanding anything to the contrary herein, Zealand Pharma reserves all rights under, and shall have the exclusive right under, the Zealand Pharma Patents, Zealand Pharma Know-How and the Collaboration Intellectual Property to make, have made, use, register, sell, offer to sell, import, export, research, have researched, Develop, have Developed, and Commercialize any and all Compounds which are not Collaboration Compounds as defined in Section 1.22.

Except as expressly provided herein, Zealand Pharma agrees that it will not assert any Claim against BI, its Affiliates, Sublicensees, Recognized Agents, for so long as they comply with the terms and conditions of the Agreement (including its payment terms), based on allegations that the research, Development, use, manufacture and sale of Collaboration Compounds and/or Products, within the exercise by BI of the rights licensed to it under this Section 5.1, infringes (i) any Patent Rights Controlled by Zealand Pharma as of the Effective Date or at any time during the Term, or (ii) Zealand Pharma’s interest in the Collaboration Patents, or Selected Zealand Pharma Patents, or (iii) Know-How Controlled by Zealand Pharma or its Affiliates as of the Effective Date or during the Term, in each case within the exercise by BI of the rights licensed to it under Section 5.1.  For the avoidance of doubt, the foregoing shall not prohibit Zealand Pharma from enforcing (a) any and all of its rights under this Agreement and Zealand Pharma’s Know-How and Patent Rights with respect to the breach of this Agreement by BI, its Affiliates, Sublicensees or Recognized Agents, and (b) any and all Patent Rights controlled by Zealand Pharma that BI elects not to include in Appendix 1.114 (b) after a proposal from Zealand Pharma to do so, or elects to remove from Appendix 1.114 (a) or Appendix 1.114 (b), in each case as provided in Section 14.1.1.

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

5.2                                                       Sublicensing.

BI may, in its own reasonable discretion, at any time grant sublicenses of its rights under Section 5.1 to its Affiliates and Sublicensees, provided that BI may not sublicense rights under this Agreement relating to the Development or Commercialization of a Collaboration Compound or a Product to any Third Party on (i) a worldwide basis or (ii) relating to a Major Market without Zealand Pharma’s prior written consent, which consent shall not be unreasonably withheld.  For the avoidance of doubt, the granting solely of co-promotion rights to a Third Party is not considered a license.  Each sublicense granted by BI to a Sublicensee pursuant to this Section 5.2 shall be subject and subordinate to the terms and conditions of this Agreement and shall contain terms and conditions consistent with those in this Agreement, including with respect to diligence, Development and Commercialization, and shall not in any way diminish, reduce or eliminate any of BI’s obligations under this Agreement.  Without limiting the foregoing, each sublicense agreement with a Sublicensee shall be in writing and shall contain the following provisions:  (a) a requirement that such Sublicensee submit applicable sales or other reports consistent with the requirements of this Agreement, (b) a requirement to keep books and records, and to permit BI to audit (either directly or through an independent auditor) such books and records, consistent with the requirements of this Agreement, (c) a requirement that such Sublicensee complies with confidentiality provisions as stringent as the confidentiality provisions of this Agreement, (d) provisions ensuring compliance with the provisions of this Agreement concerning the Data Room, and (e) provisions ensuring that such Sublicensee comply with all other applicable terms of this Agreement.  BI shall provide Zealand Pharma with the name of the Sublicensee, key terms of the sublicense agreement, and a summary in reasonable detail of the rights granted to such Sublicensee.  BI shall diligently enforce compliance by each of its Sublicensees with the applicable sublicense agreement.  If BI discovers that a Sublicensee has taken any action or failed to take any action that would, if done so by BI, constitute a breach of this Agreement that continues beyond all applicable grace periods, BI promptly shall notify Zealand Pharma thereof and take all actions reasonably necessary to cause the cessation of such breach.  Any failure of BI to take such actions shall be deemed a breach of BI’s obligations under this Agreement.

5.3                                                       Patent Marking.

BI shall, and shall require its Affiliates and Sublicensees, to mark Products sold by it or its Affiliates or Sublicensees with appropriate patent numbers or indicia to the extent permitted by applicable law, in those countries in which such markings or such notices impact recoveries of damages or equitable remedies available with respect to infringements of patents.

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

5.4                                                       Grant by BI.

Subject to the terms of this Agreement, during the Term, BI grants to Zealand Pharma a non-exclusive, royalty-free license, with rights to sublicense, under the Collaboration Intellectual Property that becomes owned solely by BI but only for purposes permitted under this Article 5 and Article 11.

5.5                                                       No Other Licenses.

Neither Party grants to the other Party any rights, licenses or covenants in or to any intellectual property, whether by implication, estoppel, or otherwise, other than the license rights that are expressly granted under this Agreement.

6.                                      DEVELOPMENT

6.1                                                       Subject to Article 4, BI shall assume all responsibility, at its expense and risk, for Development of the Collaboration Compounds, in accordance with the requirements of this Agreement and in conformity with all applicable laws, rules and regulations, provided that Zealand Pharma shall have the right to submit to BI its proposals for the continued Development of any such Collaboration Compounds (in general, or for particular indications or patient populations), and BI shall reasonably consider such proposals as more fully provided in Section 6.4 below.  BI shall update Zealand Pharma on a regular basis about the progress of Development of the Collaboration Compounds and any interim results achieved and shall allow Zealand Pharma access to the Data Room, and Zealand Pharma shall have the right to use the information and materials contained in the Data Room to perform its obligations and exercise its rights under this Agreement.  A written status report will be submitted to Zealand Pharma at least five (5) Business Days prior to a regular meeting of the Program Steering Committee or, should the Program Steering Committee be dissolved as provided herein, within one (1) month after each Calendar Semester.  Zealand Pharma shall have the right to make reasonable requests for additional information and updates to the extent necessary to satisfy its information or reporting requirements.

6.2                                                       The initial Master Development Plan is attached hereto as Appendix 1.66.  The initial Master Development Plan may be amended by agreement of the Parties.

6.3                                                       For each new [***] and any other Collaboration Compound which the Program Steering Committee approves for further Development, a supplement to the Master Development Plan, mutually acceptable to the Parties, shall be prepared and incorporated into this Agreement, within [***] SoPD for such Collaboration Compound and/or any or all of the other the Collaboration Compounds then under Development.

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

6.4                                                       The Parties acknowledge (i) BI’s legitimate interest in controlling the Development and Commercialization of Collaboration Compounds and Products and avoiding any initiatives that may negatively impact the Development or Commercialization of Collaboration Compounds and Products, and (ii) Zealand Pharma’s legitimate interest in ensuring that the full commercial potential of the Collaboration Compounds and Products is achieved.  At any time during BI’s Development of Collaboration Compounds and Products, Zealand Pharma shall be entitled to submit a proposal for pre-clinical studies for profiling of a designated Collaboration Compound or Product, in particular with respect to an additional indication or means of administration not being pursued by BI.  Such proposal shall include a scientific and commercial rationale for Development, with substantiation drawn from reputable and substantial scientific literature and a proposal for studies that will demonstrate pre-clinical proof of concept in an appropriate animal model for efficacy, and shall be submitted to the JRC (if not dissolved) at a regularly scheduled meeting, or to the Program Steering Committee (if the JRC has been dissolved) at a regularly scheduled meeting, or to BI (if both the JRC and the Program Steering Committee have been dissolved) at any time.  A proposal made by Zealand Pharma shall be diligently reviewed by BI and approved or refused within three (3) months of submission, and Zealand Pharma shall be provided with an explanation of the rationale of BI’s decision.  Zealand Pharma shall initiate the proposed pre-clinical profiling program only after written approval by BI.  BI shall bear the costs of the proposed pre-clinical proof of concept study, and, if the proof of concept study is successfully completed, based on mutually agreed criteria, the further pre-clinical profiling program.  If the pre-clinical profiling program proposed by Zealand Pharma is successfully completed, and if the pre-clinical profiling does not bring to light any considerations that require a re-evaluation of the proposal, the Product or indication shall be reviewed in good faith for clinical development by the Program Steering Committee at a regularly scheduled meeting and/or by BI (if the Program Steering Committee has been dissolved) at any time, applying BI’s customary evaluation criteria for its internal clinical development programs.  If approved for clinical development by BI, BI shall use its Reasonable Commercial Efforts to Develop the Collaboration Compound or Product, and will duly consider requests that Zealand Pharma perform clinical Development through Phase I Clinical Trial.  Should the pre-clinical profiling program be successfully completed but BI decides not to pursue further clinical development, BI shall consider in good faith a request by Zealand Pharma for the Collaboration Compound or Product to be further Developed or Commercialized by Zealand Pharma or a Third-Party, with a view towards maximizing the value of the portfolio of Collaboration Compounds and Products, under a license agreement to be negotiated in good faith by the Parties.  Such license agreement, if any, shall include information rights for BI, an appropriate governance structure, and appropriate financial provisions adequately reflecting each Party’s contribution to the program.

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

7.                                      COMMHRCIALIZATION

7.1                                                       BI Responsibility.

BI will have full responsibility for all Commercialization activities for the Collaboration Compounds and Products (subject to Zealand Pharma’s rights with respect to Co-Promotion, set forth below), at BI’s expense and risk and in accordance with the terms of this Agreement and in conformity with all applicable laws, rules and regulations.  A written status report including a summary of BI’s then-current marketing plan, or of the changes in BI’s then-current marketing plan since the last summary provided, will be submitted to Zealand Pharma at least once each Calendar Semester, at least five (5) Business Days prior to each regular meeting of the Program Steering Committee and within one (1) month after each Calendar Semester in which there is no regular meeting of the Program Steering Committee (in particular, if the Program Steering Committee has been dissolved as provided herein).

7.2                                                       Co-Promotion by Zealand Pharma.

7.2.1                                             Grant of Options.

Zealand Pharma shall have the option to Co-Promote the Products on the terms and conditions set forth in Appendix 7.2, in the Shared Co-Promotion Territory and the Exclusive Co-Promotion Territory (together, “Zealand Pharma Co-Promotion Territory”).

7.2.2                                             Exercise of Co-Promotion Option for the Shared Co-Promotion Territory.

Zealand Pharma may exercise its option with respect to Co-Promotion of one or more Products in the Shared Co-Promotion Territory by giving BI written notice no later than ninety (90) days after notification from BI of the Initiation of the first Phase III Clinical Trial for a Product.  Within three (3) months after exercise of this option, the Parties shall enter into a Co-Promotion agreement containing provisions described in Appendix 7.2 for the Shared Co-Promotion Territory.

7.2.3                                             Exercise of Co-Promotion Option for the Exclusive Co-Promotion Territory.

Zealand Pharma may exercise its option with respect to Co-Promotion of one or more Products in an Exclusive Co-Promotion Territory by giving BI written notice as provided in Section 8.3.  Within three (3) months after exercise of this option, the Parties shall enter into a Co-Promotion agreement containing provisions described in Appendix 7.2 for the Exclusive Co-Promotion Territory.

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

7.2.4                                             Termination of Co-Promotion Options After a Change in Control.

In the event of a Change of Control of Zealand Pharma, the Co-Promotion options granted in accordance with this Section 7.2 may be terminated by BI, on the terms and conditions set forth in Section 15.7.

8.                                      DILIGENCE OBLIGATIONS

8.1                                                       In General.

BI shall use Reasonable Commercial Efforts to Develop and Commercialize Collaboration Compounds and Products in accordance with this Agreement and in accordance with the Master Development Plan (as amended and supplemented), to perform its obligations under Section 6.4, to maintain in effect all Regulatory Approvals obtained for Products (including pricing and reimbursement approvals) and to launch commercially, in at least [***], at least one (1) Product (if successfully Developed) [***].  All Development and Commercialization efforts undertaken by BI’s Affiliates, Sublicensees, and Recognized Agents shall be attributed to BI.  In the event that a decision by BI in the exercise of its final decision making authority is recognized by BI (after due inquiry) or by Zealand Pharma as likely to delay the Initiation of a Phase II Clinical Trial by more than one (1) year or the Initiation of a Phase III Clinical Trial by more than two (2) years as compared with the dates estimated in the latest approved Master Development Plan, BI shall provide Zealand Pharma with sufficient information to reasonably explain such delay in light of BI’s diligence obligations under this Agreement.

8.2                                                       Abandonment.

Without limiting its obligations under Section 8.1 above, BI reserves at all times the freedom and right, in its own discretion, to abandon the Development or Commercialization of any (but not all) of the Collaboration Compounds and/or Products, without any liability of BI or its Affiliates to Zealand Pharma or its Affiliates by reason of such abandonment, in particular but without limitation for scientific, economic, or regulatory reasons, or should the Development not meet BI’s expectations or deliver the expected results or reveal severe safety or adverse events, and, as a consequence, should BI decide not to submit or maintain an application for or to withdraw Regulatory Approval(s).  In such an event, BI shall consider in good faith a request by Zealand Pharma for the Collaboration Compound or Product to be further Developed or Commercialized by Zealand Pharma or a Third-Party, with a view towards maximizing the value of the portfolio of Collaboration Compounds and Products, under a license agreement to be negotiated in good faith by the Parties.  Such license agreement, if any, shall include information rights for BI, an appropriate governance structure and appropriate financial

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

provisions adequately reflecting each Party’s contribution to the program (in the form of a sharing of the transaction’s net economics).

8.3                                                       Cessation of Commercialization in a Territory.

In the event that, in a country or jurisdiction for which a Regulatory Approval has been received, (i) BI fails to launch commercially a Product no later than twelve (12) months after receipt of a Regulatory Approval for such country or jurisdiction without providing any reasonable explanation therefor to Zealand Pharma, or (ii) BI withdraws a Product from sale or ceases for more than three (3) months the sale of a Product, unless such cessation can be reasonably explained e.g. by an out-of-stock situation, Zealand Pharma may exercise its option to Co-Promote such Product in such country or jurisdiction, under the provisions of Appendix 7.2 relating to the Exclusive Co-Promotion Territory.  Zealand Pharma’s exercise of such option shall be effective sixty (60) days after receipt of Zealand Pharma’s written notice by BI unless, within such sixty (60) day period, BI provides Zealand Pharma with reasonable assurances that BI will, as soon as reasonably possible, sell such Product in such country or jurisdiction again.  For these purposes, the European Union shall be considered a single country or jurisdiction, such that a commercial launch, sale or offer for sale in one Member State shall be considered a launch, sale or offer to sale in all Member States.

9.                                      TRADEMARKS AND LABELING

9.1                                                       Product Trademarks.

BI shall have the right, in its own discretion, to select, register, maintain, and defend at its own expense, all trademark(s) that BI may use for the Commercialization of Collaboration Compounds and/or Product(s) (the “Trademarks”), excluding, for the avoidance of doubt, any Zealand Pharma trademarks.  BI shall own such Trademark(s) and all goodwill associated therewith and no license or right in or to any such Trademark shall be granted or transferred to Zealand Pharma except as expressly provided herein.

9.2                                                       Product Trademark Enforcement.

Zealand Pharma shall promptly notify BI of any infringement or suspected infringement of the Trademark(s) by any Third Party it should become aware of, and BI may, in its own discretion, take any or no action to pursue such infringement or suspected infringement as BI deems necessary or appropriate.  Any actions or proceedings instigated by BI will be at BI’s costs and expense and any proceeds or damages recovered will belong exclusively to BI.

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

10.                               REGULATORY MATTERS

10.1                                                General.

BI shall be solely responsible for obtaining and maintaining Regulatory Approvals from the competent Regulatory Authorities in the Territory.

10.2                                                Regulatory Submissions.

BI shall be responsible for the completion of all administrative and regulatory procedures required for the continued Development and Commercialization of the Products, according to the provisions of the Research Plan and Master Development Plan(s).  BI shall be solely responsible for the submission of applications for Regulatory Approvals for Products and for seeking Regulatory Approvals for Products in the Territory and all submissions for Regulatory Approvals shall be made in the name of BI, its Affiliates, Sublicensees or Recognized Agents and any and all documents, data, and other information submitted by BI, its Affiliates, Sublicensees or Recognized Agents, including but not limited to, the drug master file and the dossier shall be and remain the exclusive property of BI, without limitation on the provisions of this Agreement concerning the Data Room but subject to the Parties’ rights on termination of this Agreement or the Development or Commercialization of any Product.  BI shall be responsible for all pharmacovigilance activities relating to the Products.

10.3                                                Regulatory Assistance.

Upon request of BI, Zealand Pharma shall provide, and shall cause its Affiliates to provide such reasonable assistance as may be required by BI, its Affiliates, Sublicensees or Recognized Agents where liaison between the Parties is, or may be, necessary to enable BI, its Affiliates, Sublicensees or Recognized Agents to fulfill its responsibilities hereunder.  BI shall reimburse Zealand Pharma and its Affiliates for reasonable and properly justified (i) internal costs (charged on an hourly basis) at the FTE Rate and (ii) internal expenses as well as (iii) reasonable out-of-pocket costs and expenses incurred by Zealand Pharma in providing such assistance.

10.4                                                Ownership and Costs.

Except as provided in Section 10.5 below, BI shall be solely responsible for maintaining Regulatory Approvals obtained under Section 10.2 above, and BI shall solely own all such Regulatory Approvals in the Territory.  BI shall be fully responsible to bear all costs and expenses associated with undertaking and completing said registration activities in the Territory, including but not limited to, the costs of preparing and prosecuting applications for such

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

Regulatory Approvals and fees payable to Regulatory Authorities in obtaining and maintaining the same.

10.5                                                Failure to Maintain Regulatory Approvals.

BI shall not fail to maintain any Regulatory Approval (including pricing or reimbursement approvals) or applications therefor or allow them to lapse without first notifying Zealand Pharma of its intent to do so within a reasonable period (at least ninety (90) days) prior to a possible loss of right, and without offering Zealand Pharma (i) to continue to maintain or pursue such Regulatory Approval, or (ii) to authorize Zealand Pharma to do so, in the name of BI or Zealand Pharma (as BI may elect), in each case at Zealand Pharma’s cost and expense, unless the maintenance of such Regulatory Approval (or pricing or reimbursement approval) is considered by BI, acting in good faith, as likely to have a negative impact on the Commercialization of Collaboration Compounds and Products.

11.                               EXCLUSIVITY

11.1                                                As required by Commission Regulation (EU) No 316/2014 of 21 March 2014 on the application of Article 101(3) of the Treaty on the Functioning of the European Union to categories of technology transfer agreements, each Party shall be free to engage in research and development in all fields, at such Party’s cost, expense and risk.

11.2                                                The Parties shall exclusively collaborate in connection with the identification, characterization and Development of new [***] as part of the Research Collaboration.  In the event that a new [***] is identified by either Party or jointly as part of the Research Collaboration, such [***] shall be included within the scope of the licenses set forth in Sections 3.2, 5.1 and 5.4.

11.3                                                Dual/Multiple Analogues.

11.3.1                                      Zealand Pharma shall not initiate a program for the identification, characterization or Development of a Dual/Multiple Analogue until the end of the Research Collaboration Term.  Thereafter, Zealand Pharma shall inform BI on a regular basis, and not less frequently than once each Calendar Semester, and with an appropriate level of detail, concerning Zealand Pharma’s programs to identify Dual/Multiple Analogues and the results thereof, such information to be provided at each regular meeting of the Program Steering Committee or, should the Program Steering Committee be dissolved as provided herein, at least two (2) times per year, by written notice to BI within one (1) month after each Calendar Semester.

11.3.2                                      Zealand Pharma shall test Compounds it develops as part of programs targeting [***] no later than SoPD for such Compound, at which time Zealand

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

Pharma shall propose to BI to enter into negotiations with respect to a license agreement for such [***], indicating the parameters Zealand Pharma has established for out-licensing such [***].  The above provisions shall apply until [***] anniversary of the Effective Date, after which Zealand Pharma shall no longer be obligated to identify [***] or to license them to BI.  BI will consider all licensing opportunities for [***] presented by Zealand Pharma as provided herein in good faith.  With respect to [***] identified by Zealand Pharma before the [***] anniversary of the Effective Date, BI shall have a first right of negotiation with Zealand Pharma with respect to an agreement for a license covering such [***].

Should the Parties not be able to reach an agreement with respect to a license of a [***] within one hundred and twenty (120) days after a right of first negotiation has been offered to BI, Zealand Pharma shall be free to itself Develop and Commercialize the [***] or license the [***] to a Third Party, provided, however, that prior to entering into a license for the [***] with a Third Party on terms materially less favorable to Zealand Pharma, taken as a whole, than the last offer (if any) it received from BI, Zealand Pharma shall offer to conditions and BI shall have the right, within thirty (30) Business Days after such offer by Zealand Pharma, to enter in a license agreement with Zealand Pharma containing the same terms and conditions as proposed with the Third Party.

11.4                                                BI shall not, and shall ensure that its Affiliates do not Develop or Commercialize a product directly competitive with Collaboration Compounds included within the scope of the license granted in Section 5.1, without first obtaining Zealand Pharma’s consent, which consent Zealand Pharma shall not unreasonably delay or deny.  BI undertakes to use its Reasonable Commercial Efforts to insert commercially appropriate non-competition clauses in any of its agreements with Sublicensees.  For this purpose, products shall be considered to be directly competitive if  [***].

11.5                                                For the avoidance of doubt, the Research Collaboration will explore new peptides/chemical entities the principal method of action of which is acting as [***].  Notwithstanding anything to the contrary herein, Zealand Pharma will remain free, subject to the limitations provided hereunder, and as long as such Compounds are not covered by the claims of the Zealand Pharma Patents shown in Appendix 1.114, to use naturally occurring peptide hormones with different levels of efficacy and specificity at [***] as templates for the generation of novel peptides, including Compounds that have the same pharmacological profile as [***].

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

12.                               PAYMENTS, REPORTS, RECORDS AND TAX

12.1                                                Payments.

In consideration of the contributions and activities of Zealand Pharma under this Agreement and the licenses and rights granted by Zealand Pharma to BI hereunder, particularly the licenses and rights set forth in Article 5 above, BI agrees to make the following payments to Zealand Pharma as set forth in this Article 12.

12.2                                                One-time Payment.

Subject to receipt of a written Invoice and an original of the Agreement signed and executed by Zealand Pharma, which shall be provided by Zealand Pharma to BI as soon as deemed practicable by Zealand Pharma and no later than thirty (30) Business Days after the Effective Date, BI shall pay to Zealand Pharma a non-creditable and non-refundable sum of five million Euro (€ 5,000,000).

12.3                                                Development Funding.

BI will assume all expenses for the Master Development Plans for Collaboration Compounds included within the scope of the license granted hereunder, including the pre-clinical and clinical expenses in preparation for the filing of investigational new drug (IND) applications, expenses related to the manufacture of the necessary amount of Collaboration Compound for clinical trial samples, including expenses for drug development, preparation and filing of investigational new drug (IND) applications and expenses for the manufacture of clinical trial samples shall be borne by Bl.  Should Zealand Pharma, with the prior written approval of BI, advance any of such expenses, Zealand Pharma will provide a breakdown of its actual expenses as a basis for BI’s reimbursement as and when such costs are payable, on a quarterly basis, in accordance with Section 12.9.  Zealand Pharma shall not be required to incur any costs that are not reimbursed by BI and, accordingly, Zealand Pharma’s Development obligations shall be appropriately adjusted.

12.4                                                Milestone Payments.

12.4.1                                      Development Milestones.

(a)                                 In General.

	[***]		[***]		[***]
Start of Preclinical Development	€3 million		[***	]	[***	]
[***]	[***	]	[***	]	[***	]

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

	[***]		[***]		[***]
[***]	[***	]	[***	]	[***	]
[***]	[***	]	[***	]	[***	]
[***]	[***	]	[***	]	[***	]

(b)                                 Combined Phases.  In the event that the Master Development Plan is upon decision of the Program Steering Committee amended in a way that two (2) clinical trials triggering separate Development/Regulatory Milestones are combined, the Program Steering Committee shall decide, when approving the amended Master Development Plan, upon the trigger event for payment of such milestones, preserving the expected economic benefits of this Agreement for the Parties.

12.4.2                                      Regulatory Milestones.

	[***]		[***]		[***]
[***]	[***	]	[***	]	[***	]
[***]	[***	]	[***	]	[***	]
[***]	[***	]	[***	]	[***	]
[***]	[***	]	[***	]	[***	]
[***]	[***	]	[***	]	[***	]
[***]	[***	]	[***	]	[***	]

For the purposes of Sections 12.4.1 and 12.4.2, [***].

[***].

For the avoidance of doubt, (i) a Collaboration Compound shall be considered a Follow-on Collaboration Compound for these purposes only if [***]; (ii) a new indication for a Product, without [***], shall not be considered as creating a Follow-on Collaboration Compound; (iii) a new formulation of a Product shall be considered a new Product only if [***]; and (iv) no further Development/Regulatory Milestones will be due for Products included within the scope of the License in addition to [***], but Royalties and Sales Performance Milestones shall be due on all Net Sales of Products including Collaboration Compounds, at the same rate as for [***].

12.4.3                                      Sales Performance Milestones.

First time Net Sales achieve [***]*	[***	]
First time Net Sales achieve [***]*	[***	]
First time Net Sales achieve [***]*	[***	]
First time Net Sales achieve [***]*	[***	]

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

* In a Calendar Year, aggregate Net Sales of all Products.  Each milestone is payable only once; if in any Calendar Year, the trigger for more than one unpaid milestone is met, all the Sales Performance Milestones for which the trigger has been met will be due.

12.5                                                Payment of Milestone Payments.

(i)                                     Each Development/Regulatory Milestone payment shall be due and payable to Zealand Pharma within thirty (30) Business Days after receipt of a written Invoice from Zealand Pharma, which shall be provided to BI as soon as practicable after BI notifies Zealand Pharma that the particular milestone has been achieved (whether achieved by or on behalf of BI or any of its Affiliates or Sublicensees).  BI will notify Zealand Pharma within twenty (20) Business Days after the achievement of any milestone event for which a payment to Zealand Pharma is required under Section 12.4, and Zealand Pharma shall send to BI an Invoice for the corresponding milestone payment.

(ii)                                  BI shall pay the Sales Performance Milestone payments pursuant to Section 12.4.3 above within sixty (60) days of the end of the respective Calendar Year and receipt of a corresponding Invoice from Zealand Pharma.

12.6                                                No Multiple Milestone Payments.

It is hereby understood that each milestone payment pursuant to Section 12.4 above shall be paid only once and only for the first achievement of a given milestone by a Product and that no additional milestone payments shall be made for any subsequent achievement of such milestone by a Product which replaces another Product in Development.  The Replacement Product shall be subject to only those milestone payments not yet achieved by the replaced Product.

12.7                                                Requirements for Invoices.

All Invoices provided by Zealand Pharma shall fulfill the requirements set forth in Appendix 12.7, which shall be amended in the event of amended statutory requirements.  Each Invoice must comply with all applicable tax requirements.

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

12.8                                                Royalties.

In further consideration of the rights and licenses granted by Zealand Pharma to BI hereunder, including the rights and licenses set forth in Article 5 above, BI shall make royalty payments based on Net Sales, on a Product-by-Product and country-by-country basis, until the later of (i) the expiration of the last-to-expire Valid Claim covering such Product in such country under (x) the Zealand Pharma Patents, (y) the Collaboration Patents or (z) any Selected Zealand Pharma Patents; (ii) ten (10) years after the First Commercial Sale of such Product in such country, or (iii) expiration of market or regulatory exclusivities granted by any Regulatory Authority for such Product in such country on the basis of either exclusivity granted for Biosimilars, exclusivity for new chemical entities and orphan drugs, or pediatric exclusivity, and the equivalent exclusivities granted in such jurisdiction, however excluding any other regulatory exclusivity.  Such royalty payments shall be calculated based on year-to-date, aggregate annual Net Sales of all Products being subject to royalty payment, applying the tiered royalty rate shown below:

12.8.1                                      Royalty Payments.[

Net Sales* < [***]	[***	]%
[***] < Net Sales* < [***]	[***	]%
[***] < Net Sales* < [***]	[***	]%
[***] < Net Sales*< [***]	[***	]%
Net Sales* > [***]	[***	]%

* In a Calendar Year, aggregate Net Sales of all Products.

For example, BI shall pay Zealand Pharma royalties in an amount equal to (i) [***] for the portion of the annual, worldwide, aggregate Net Sales of all Products up to [***] per Calendar Year; (ii) [***] for the portion of the annual, worldwide, aggregate Net Sales equal to or exceeding [***] and up to [***] per Calendar Year; (iii) [***] for the portion of the annual, worldwide, aggregate Net Sales equal to or exceeding [***]  and up to [***] per Calendar Year; (iv) [***] for the portion of the annual, worldwide, aggregate Net Sales equal to or exceeding [***] and up to and equal to [***] per Calendar Year; and (v) [***] for the portion of the annual, worldwide, aggregate Net Sales exceeding [***] per Calendar Year.

12.8.2                                      Timing of Royalty Payments.

BI shall make all royalty payments within sixty (60) days following the end of each Calendar Quarter for Net Sales during the previous Calendar Quarter.

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

12.8.3                                      Royalty Adjustments for Generic Competition.

In case a Product or Combination Product faces Generic Competition in one or more country(ies) of the Territory, BI shall be entitled to reduce the royalty payment due to Zealand Pharma (as set forth in this Section 12.8) for sales of such particular Product or Combination Product in such country(ies) in the Territory from the following Calendar Quarter onward and for each of the following Calendar Quarters accordingly for so long as there is such Generic Competition in such country(ies).  The calculation shall be performed in the manner described below (but solely in the event of Generic Competition affecting the Collaboration Compound in the Product or Combination Product, and not in the event of Generic Competition affecting any formulation or delivery technology or any other therapeutic or prophylactic ingredients that may be combined with the Product in the Combination Product):

(a)                                 The Net Sales of any such Product in those countries with Generic Competition will be reduced by fifty percent (50%) (“Adjusted Net Sales”) from and after the first day of the Calendar Quarter after the Calendar Quarter in which such Generic Competition first occurs until the last day of the Calendar Quarter in which such Generic Competition ceases to exist.  These sales will be then added to the Net Sales determined in countries without Generic Competition (“Base Net Sales”).  The sum of Base Net Sales and Adjusted Net Sales shall constitute the total Net Sales (the “Total Net Sales”).

(b)                                 The royalty payment due to Zealand Pharma as set forth in this Section 12.8.3 shall be calculated on the basis of Total Net Sales in the Territory.

(c)                                  Should BI first obtain evidence that Generic Competition occurred during a Calendar Quarter after completion of the preparation of its Net Sales report for such Calendar Quarter, BI shall be entitled to a credit, to be applied by BI against subsequent royalty payments, in the amount by which royalties would have been reduced had due account been taken of such Generic Competition when preparing such Net Sales report, provided, however, that BI submits reasonable evidence of such Generic Competition, no later than one hundred eighty (180) days after the end of the Calendar Quarter to which such credit relates.

12.8.4                                      Net Sales Report.

Within sixty (60) days following the end of each Calendar Quarter, BI shall submit to Zealand Pharma a written report setting forth the Net Sales in the Territory on a country-by-country and Product-by-Product basis during such Calendar Quarter and year-to-date, total royalty payments due to Zealand Pharma in respect to Products, information showing those countries where the

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

Adjusted Net Sales were used, and information supporting the calculation of Net Sales of Products (including the amount of gross sales of Product in the Territory) (the “Net Sales Report”).

12.8.5                                      Third Party Royalties.

BI shall promptly inform Zealand Pharma if BI becomes aware of a Third Party that owns or controls patents that would prevent the Development, manufacture, use and/or Commercialization of a Product (but solely with respect to the Collaboration Compound in the Product and not with respect to any formulation or delivery technology or any other therapeutic or prophylactic ingredients that may be combined with the Product in a Combination Product).  After providing such notice, BI shall be entitled to a credit against the applicable royalties payable for a Product under this Section 12 in the amount of [***] of any royalty payments owed to Third Parties under license agreements negotiated, entered into and performed by BI in good faith after the Effective Date, for such Third Party patents, provided, however, that in no case shall the credit be more than [***] of the royalties otherwise due to Zealand Pharma hereunder for such Product.  In the event the royalty payments owed by BI to a Third Party under a license agreement are reduced, reimbursed, or cancelled, for any reason whatsoever, Zealand Pharma will be reimbursed pro rata by BI for the related amount previously credited against its royalty payment.

BI shall provide Zealand Pharma with the name of the Third Party, key terms of the license agreement, and a summary in reasonable detail of the rights granted to and by such Third Party and the basis for BI’s determination that such patents would prevent the Development, manufacture, use and/or Commercialization of a Product.  BI shall be solely responsible for any milestone and royalty payments owed by the Parties to a Third Party for Products.

For the avoidance of doubt, Zealand Pharma shall remain responsible for the payment of any milestone and royalty obligations, if any, due to Third Parties in the Territory under any Zealand Pharma Intellectual Property which is licensed to Zealand Pharma by Third Parties as of the Effective Date covering Collaboration Compounds.

12.8.6                                      No Multiple Royalties.

No multiple royalties shall be payable because a Product, its manufacture, use or sale is or shall be covered by more than one Valid Claim of a patent included in the Zealand Pharma Patents or Collaboration Patents or Selected Zealand Pharma Patents or more than one patent under the Zealand Patents or Collaboration Patents or Selected Zealand Pharma Patents.

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

12.9                                                Payment Terms.

All sums due to Zealand Pharma shall be payable in Euro by bank wire transfer in immediately available funds to such bank account(s) as Zealand Pharma shall designate.  Except as otherwise set forth herein, all payments due hereunder shall be paid by BI within thirty (30) days following receipt of Zealand Pharma’s Invoice.  All payments due to Zealand Pharma under the terms of this agreement are expressed to be exclusive of value added tax (VAT) which tax shall be paid in addition if applicable.

12.10                                         Currency.

When Products are sold for monies other than Euro, the earned royalties will first be determined in the foreign currency of the country in which such Products were sold and then converted into equivalent Euro funds.  All royalty payments shall be computed by converting the Net Sales in each country in the Territory into Euro, using the monthly exchange rates as customarily used by BI in its regular accounting system, in accordance with Section 12.11.

12.11                                         Financial Standards.

All financial terms and standards (including any calculation of Net Sales and financial payments due under this Agreement) shall be governed by and determined in accordance with normally accepted accounting principles (more specifically, the principles of the German commercial code “Handelsgesetzbuch” or “HGB” in its current version) and shall be consistent with BI’s audited consolidated financial statements.  Notwithstanding the above, Net Sales shall be calculated in accordance with the formula specified in Section 9 above.

12.12                                         Late Payments.

Payments not paid within eight (8) Business days after the due date or delayed by the late sending by BI of a notice or report due, shall bear interest at an annual rate [***] above the [***] which applied on the due date as disclosed from time to time by Reuters.  Calculation of interest will be made for the exact number of days in the interest period based on a year of 360 days (actual/360).

12.13                                         Tax Withholding, Financial Records and Audits.

12.13.1                               Tax Withholding.

If laws or regulations require withholding by BI of any taxes imposed upon Zealand Pharma on account of any royalties and payments, paid under this Agreement, such taxes shall be deducted by BI as required by law from such

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

remittable royalty and payment and shall be paid by BI to the proper tax authorities.  Official receipts of payment of any withholding tax shall be secured and sent to Zealand Pharma as evidence of such payment.  The Parties shall exercise their best efforts to ensure that any withholding taxes imposed are reduced as far as possible under the provisions of any relevant tax treaty.

12.13.2                               Financial Records and Audits.

BI shall keep accurate and complete records of all financial information needed to calculate Net Sales and/or any payments due to Zealand Pharma under this Agreement.  BI shall at any given moment retain records relating to Net Sales and/or any payments made to Zealand Pharma during the three (3) preceding Calendar Years.  At Zealand Pharma’s request, such records shall be made available for inspection, review and audit, once a Calendar Year, during normal business hours and with reasonable advance written notice to BI, by an independent certified public accountant, appointed by Zealand Pharma and reasonably acceptable to BI for the purpose of verifying the accuracy of the accounting reports and payments pursuant to this Agreement and report to Zealand Pharma the findings (but not the underlying data) of said examination of records as are necessary to evidence that BI has complied with its payment and other financial obligations under Article 12 of this Agreement.  A copy of any report provided to Zealand Pharma by the independent accountant shall be given concurrently to BI.  Zealand Pharma may perform such an audit no more than once per Calendar Year.  Zealand Pharma shall be responsible for all costs and expenses incurred in performing any such audit unless the audit discloses at least a five percent (5%) shortfall, in which case BI shall bear the full cost of the audit.  Zealand Pharma shall be entitled to recover any shortfall in payments as determined by such audit, plus interest thereon, calculated in accordance with Section 12.12 above.  If said examination of records reveals any overpayment(s) by BI, then Zealand Pharma shall credit the amount overpaid against BI’s future royalty payment(s).  Upon the expiration of three (3) years following the end of any Calendar Year, the calculation of amounts payable with respect to such Calendar Year shall, unless a notice of Claim has been sent with respect thereto, be final and binding on BI and Zealand, and the Parties shall thereupon be released from any further liability or accountability with respect to payments for such Calendar Year.

13.                               CONFIDENTIAL INFORMATION AND NON-SOLICITATION

13.1                                                Definition.

“Confidential Information” means confidential or proprietary information, data or Know-How, whether provided in written, oral, visual or other form, by one Party or any of its Affiliates (the “Disclosing Party”) to the other Party (the “Receiving Party”) or any of its Affiliates in connection with this

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

Agreement, including, but not limited to, the terms of this Agreement and information relating to the Disclosing Party’s existing or proposed research, development efforts, patent applications, business or products, including, but not limited to BI Know-How and Zealand Pharma Know-How, as applicable.  The confidentiality obligations of this Article 13 shall not apply to any such information that the Receiving Party can demonstrate:  (i) is already known to the Receiving Party or its Affiliates (other than under an obligation of confidentiality) at the time of disclosure (as evidenced by written records of the Receiving Party); (ii) is or becomes generally available to the public other than through any act or omission of the Receiving Party or its Affiliates; (iii) is disclosed to the Receiving Party or its Affiliates by a Third Party who had no separate nondisclosure obligation in respect of such information; or (iv) is independently discovered or developed by or on behalf of the Receiving Party or its Affiliates without the use of the Confidential Information of the Disclosing Party (as evidenced by written records of the Receiving Party).  The terms of this Agreement shall be deemed Confidential Information of each Party.  The Parties agree that with respect to the Collaboration Intellectual Property, Zealand Pharma shall be deemed the Disclosing Party with respect to any Collaboration Intellectual Property solely owned by Zealand Pharma pursuant to the terms hereof, BI shall be deemed to be the Disclosing Party with respect to any Collaboration Intellectual Property solely owned by BI pursuant to the terms hereof, and BI and Zealand Pharma both shall be deemed the Disclosing Party with respect to any Collaboration Intellectual Property jointly owned by the Parties pursuant to the terms hereof (including, at such time, any Collaboration Intellectual Property that subsequently becomes jointly owned by the Parties pursuant to the terms hereof).  With respect to the BI Intellectual Property and the BI Product Development Intellectual Property, BI shall be deemed the Disclosing Party, and with respect to Zealand Pharma Intellectual Property, Zealand Pharma shall be deemed the Disclosing Party.

13.2                                                Confidentiality.

The Receiving Party shall keep in confidence all Confidential Information of the Disclosing Party with the same degree of care it employs to maintain the confidentiality of its own Confidential Information, but no less than a reasonable degree of care.  The Receiving Party shall not use such Confidential Information for any purpose other than in performance of or exercise of its rights under this Agreement or disclose the same to any other person other than (i) to its and its Affiliates, directors, officers, employees, consultants, professional advisors, lenders, insurers, subcontractors and (for BI) Sublicensees only on a need-to-know basis and solely as necessary in connection with this Agreement, provided that each disclosee must be bound by obligations of confidentiality and non-use no less stringent than those set forth in this Article 13 prior to any such disclosure; and (ii) solely with respect

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

to the material terms of this Agreement, disclosure to any bona fide potential or actual investor, investment banker, acquirer, merger partner, or other potential or actual financial partner; provided that each disclosee must be bound by obligations of confidentiality and non-use no less stringent than those set forth in this Article 13 prior to any such disclosure.  The receiving Party shall be liable for any breach of such confidentiality and non-use obligations by any such disclosee.

13.3                                                Permitted Disclosure and Use.

The Receiving Party shall have the right to disclose Confidential Information (i) if, in the reasonable opinion of the Receiving Party’s legal counsel, such disclosure is necessary or advisable in order to comply with any applicable laws (including the rules of any stock exchange), provided that the Receiving Party gives adequate prior notice of such disclosure to the Disclosing Party and the Receiving Party seeks confidential treatment of such Confidential Information to the maximum extent permitted by the relevant governmental authority; (ii) if a court, tribunal, administrative agency or other governmental authority orders such disclosure, provided that the Receiving Party gives adequate prior notice of such disclosure to the Disclosing Party to permit the Disclosing Party to intervene and to request protective orders or other confidential treatment; or (iii) in connection with prosecuting or defending litigation relating to this Agreement.  The Receiving Party will cooperate reasonably with any such efforts by the Disclosing Party.

13.4                                                Return.

Upon expiration or termination of this Agreement, the Receiving Party shall return or destroy all documents or other media containing Confidential Information of the Disclosing Party with the exception of one (1) copy for the sole purpose of monitoring and documenting the confidentiality obligations hereunder.

13.5                                                Remedies.

Money damages will not be an adequate remedy if this Article 13 is breached and, therefore, either Party may, in addition to any other legal or equitable remedies, seek an injunction or other equitable relief with any court of competent jurisdiction against such breach or threatened breach without the necessity of posting any bond or surety.

13.6                                                Survival.

This Article 13 shall survive the expiration or termination of this Agreement for a period of ten (10) years and, for Zealand Pharma Platform Technology

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

and manufacturing techniques, for so long as they are not in the public domain.

13.7                                                Internet Mail Encryption.

The Parties undertake to protect Confidential Information (including but not limited to patent-related, scientific or technical information) against unauthorized access by Third Parties.  If Confidential Information is communicated via internet mail, use of internet mail encryption technology is compulsory (for direct communication between the Parties, BI provides for a suitable technology at http://guides.boehringer-ingelheim.com free of charge).

13.8                                                Non-Solicitation.

Neither Party may, during the Term and for [***] thereafter, approach or induce with offers of employment, directly or indirectly, any of the employees of the other Party that it may come into contact with in performing its duties under the Agreement, without first obtaining the prior written approval of the other Party.  This Section shall not apply to recruitment achieved through specific local or national placed advertisements where there has been no direct or targeted contact with the individual in question.

14.                               INTELLECTUAL PROPERTY, PATENTS, PATENTS PROSECUTION

14.1                                                Zealand Pharma Intellectual Property.

Except as expressly provided herein, all Zealand Pharma Intellectual Property shall be, and shall continue to be, owned by Zealand Pharma.  BI shall have the right, at its expense and request, to be registered into national and regional patent registers as an exclusive licensee of Zealand Pharma under the Licensed Patents for the purposes of exercising its rights under this Agreement.  For the avoidance of doubt, and notwithstanding anything to the contrary herein, Zealand Pharma reserves all rights under, and shall have the exclusive right under, the Zealand Pharma Patents and Zealand Pharma Know-How to make, have made, use, register, sell, offer to sell, import, export, research, have researched, Develop, have Developed, and Commercialize any and all Compounds which are not Collaboration Compounds.

14.1.1                                      Zealand Pharma Patent Prosecution.

Zealand Pharma, through an internal or reputable external patent attorney or agent of its choice, shall file, prosecute and maintain the Zealand Pharma Patents.

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

If, at any time after the Effective Date, Zealand Pharma identifies a Patent Right Controlled by Zealand Pharma which would be infringed by the manufacture, use or sale of Collaboration Compounds or Products by 81, its Affiliates, Sublicensees, Recognized Agents, Zealand Pharma shall propose to.  BI by notice that such Patent Rights be included within the scope of the license granted in Section 5.1 and added to Appendix 1.114 (b).  BI shall have nine (9) months from the receipt of such notice to elect, in its sole discretion, whether or not such Patent Rights shall be added to Appendix 1.114 (b).

Similarly, if at any time after the Effective Date, BI identifies a Patent Right Controlled by Zealand Pharma which would be infringed by manufacture, use or sale of Collaboration Compounds or Products by BI, its Affiliates, Sublicensees, Recognized Agents, BI may require by notice to Zealand Pharma that such Patent Rights be included within the scope of the license granted in Section 5.1 and added to Appendix 1.114 (b).

Any Patent Rights Controlled by Zealand Pharma so added to Appendix 1.114 (b) shall bear royalties as provided in Section 12.8, and any Patent Rights controlled by Zealand Pharma that are not added to Appendix 1.114 (b) as provided in this section may not be used or sublicensed by BI and may, notwithstanding the non-assertion undertaking in Section 5.1 of this Agreement, be enforced against 81, its Affiliates, Sublicensees and Recognized Agents, provided, however, that the non-assertion undertaking in Section 5.1 shall continue to apply with respect to Patent Rights Controlled by Zealand Pharma that claim Zealand Pharma Platform Technology (to the extent of such claims), even if BI elects not to include such Patent Rights of Zealand Pharma in Appendix 1.114 (b).

During the Term, the Parties shall reasonably cooperate in the filing, prosecution and maintenance of the Zealand Pharma Patents, and Zealand Pharma shall keep BI regularly and currently informed of all steps to be taken in the preparation, filing, prosecution and maintenance of the Zealand Pharma Patents, and agree upon a common patent strategy and shall furnish BI with copies of such applications and amendments thereto, and any other related correspondence to and from patent offices and external patent attorneys and agents.  BI shall have the right to comment thereon within thirty (30) days after receipt from Zealand Pharma before Zealand Pharma makes the submission to a patent office which could materially affect the scope or validity of the patent coverage and Zealand Pharma shall reasonably take into account all comments made by or on behalf of BI (BI shall provide its comments within fifteen (15) days, if possible).  In case of a dispute, BI shall always have the final decision-making authority with respect to any action relating to the preparation, filing, prosecution and maintenance of any Zealand Pharma Patents solely to the extent that claims cover Collaboration Compounds or Products or their use, or are directly related thereto, for so long

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

as BI acts reasonably and in good faith to secure the most valuable protection available under applicable patent laws.  In all other cases Zealand Pharma shall have the final decision-making authority with respect to any action relating to the preparation, filing, prosecution and maintenance of any Zealand Pharma Patents, including (notwithstanding any other provision hereof) the Zealand Pharma Platform Technology, acting reasonably and in good faith to secure the most valuable protection available under applicable patent laws.  BI shall bear all fees and external expenses necessary for the prosecution and maintenance of the Zealand Pharma Patents listed in Appendix 1.114 (a) and Appendix 1.114 (b) and any continuation, continuation-in-part (to the extent claiming priority to at least one of the Patent Rights listed in Appendix 1.114 (a) or Appendix 1.114 (b)), divisional, reissue, renewal, reexamination, extension or supplementary protection certificate granted in relation thereto, or any foreign counterpart thereof, except for those Patent Rights claiming the Zealand Pharma Platform Technology (to the extent of such claims).

If BI determines that it no longer wishes to have a license for any Zealand Pharma Patent, BI shall so notify Zealand Pharma.  Such Zealand Pharma Patent shall be removed from (if there listed), or noted as not included in, Appendix 1.114 (a) or Appendix 1.114 (b), as applicable, effective on the last day of the Calendar Quarter first commencing after the date of receipt by Zealand Pharma of such notice.  From and after the removal or annotation of such Zealand Pharma Patent from Appendix 1.114 (a) or Appendix 1.114 (b), (i) such Zealand Pharma Patent shall not be within the scope of any licenses granted by Zealand Pharma hereunder and may not be further used or sublicensed by BI and may, notwithstanding the non-assertion undertaking in Section 5.1 of this Agreement, be enforced against BI, its Affiliates, Sublicensees or Recognized Agents, (ii) BI shall not be obliged to bear fees or external expenses for such Zealand Pharma Patent accruing after the effective date of such removal, and (iii) Zealand Pharma shall be solely responsible for all further matters with respect to the prosecution, assertion, defense or maintenance of such Zealand Pharma Patent, which shall no longer we subject to the prosecution, assertion, defense or maintenance provisions set forth in this Section 14.

14.1.2                                      Abandonment of Zealand Pharma Patents.

Zealand Pharma shall not abandon any Zealand Pharma Patents (other than in connection with the filing of a continuing application (as under US law) based on the Zealand Pharma Patents in connection with the ordinary course of prosecution of such Zealand Pharma Patents) and shall not allow any Zealand Pharma Patents to lapse without (i) first notifying BI in writing of its intent to abandon any Zealand Pharma Patents in a particular country or jurisdiction within a reasonable period (at least ninety (90) days) prior to a possible loss of right, and (ii) without offering BI the right to continue the filing, prosecution

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

and maintenance of such Zealand Pharma Patents in such country or jurisdiction at its own cost through internal or reputable external patent attorneys or agents of its choice.  If, after receipt of notice from Zealand Pharma of its intent to abandon any Zealand Pharma Patent, BI, in its own discretion, notifies Zealand Pharma of its intent to take over the filing, prosecution and maintenance of such Zealand Pharma Patents, which notice must be provided within thirty (30) days of Zealand Pharma’s notice, Zealand Pharma shall transfer to BI the complete prosecution files for such Zealand Pharma Patents to enable BI to comply with all upcoming deadlines for responding to official actions and paying the maintenance fees for such Zealand Pharma Patent(s).

14.2                                                Phase III Development Candidate Patents.

For each Development Candidate that BI elects to advance into Phase III Clinical Trial pursuant to this Agreement, the Parties shall cooperate to develop a mutually acceptable patent strategy designed to obtain Patent Rights, if available without compromising the prosecution, validity or enforceability of other Patent Rights claiming such Development Candidate, that specifically and solely claim such Development Candidate (including pharmaceutically acceptable salts, hydrates, solvates, optical isomers, and polymorphs thereof), pharmaceutical compositions comprising such Development Candidate, the method of manufacturing such Development Candidate, and/or methods of using such Development Candidate in the treatment of clinical indications for which regulatory approval will be sought based on such Phase III Clinical Trial (such Patent Rights being designated the “Phase III Development Candidate Patents”).  For clarity, the claims of any such Phase III Development Candidate Patent shall not read on any other peptide compound.  A Phase III Development Candidate Patent shall be prosecuted pursuant to Section 14.1 if the Phase III Development Candidate Patent is a Zealand Pharma Patent, and pursuant to Section 14.4 if the Phase III Development Candidate Patent is a Collaboration Patent.  BI shall have the right, during the Term and after achievement and payment of the Phase III Clinical Trial Development/Regulatory Milestone for a Development Candidate, to request the transfer and assignment of Zealand Pharma’s rights in and to any Phase III Development Candidate Patent for such Development Candidate (the “Selected Zealand Pharma Patents”).  Upon BI’s request and at BI’s expense, Zealand Pharma shall promptly transfer and assign to BI all right, title and interest in and to such Selected Zealand Pharma Patents and promptly execute and deliver all documents reasonably necessary to effect such transfer of ownership to BI.  In addition, Zealand Pharma shall transfer to BI the complete prosecution files for such Selected Zealand Pharma Patents to enable BI to comply with all upcoming deadlines for responding to official actions and paying the maintenance fees for such Selected Zealand Pharma Patents.  Any costs and expenses incurred by Zealand Pharma for the

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

prosecution, transfer and assignment of such Selected Zealand Pharma Patents shall be borne by BI.

14.2.1                                      Selected Zealand Pharma Patents Prosecution.

BI will keep Zealand Pharma regularly and currently informed of all steps to be taken in the further prosecution of the Selected Zealand Pharma Patents by BI and will furnish Zealand Pharma with copies of any amendments and other related correspondence to and from patent offices related to the Selected Zealand Pharma Patents.  Zealand Pharma will have the right to comment thereon before BI makes a submission to a patent office which could materially affect the scope or validity of the patent coverage and BI shall reasonably take into account all comments made by or on behalf of Zealand Pharma.  In case of a dispute between the Parties, BI shall have the final decision making authority with respect to the preparation, filing, prosecution and maintenance of the Selected Zealand Pharma Patents, acting reasonably and in good faith to secure the most valuable protection available under applicable patent laws.  For Europe this includes the decision upon choosing the effect of a Unitary Patent (as allowable under the EU regulations 1257/2012 and 1260/2012) and upon choosing the Unified Patent Court proceedings (“opt-in” or “opt-out”, as allowable under the Unified Patent Court Agreement, UPCA), once and to the extent this will be possible.  Upon request by BI, ZP shall support BI in this regard, e.g. execute and file requests and/or other documents necessary to effectuate (i) unitary patent protection for European (EP) patents and/or (ii) “opt-in” or “opt-out” of European (EP) patents and/or SPC.  BI shall bear all fees and external expenses necessary for the prosecution and maintenance of the Selected Zealand Pharma Patents.

14.2.2                                      Abandonment of Selected Zealand Pharma Patents.

BI shall not abandon any Selected Zealand Pharma Patents (including by electing not to file a Selected Zealand Pharma Patent in any jurisdiction) and shall not allow any Selected Zealand Pharma Patents to lapse without first notifying Zealand Pharma in writing of its intent to abandon any Selected Zealand Pharma Patent within a reasonable period (at least ninety (90) days) prior to a possible loss of right, and permitting Zealand Pharma to continue the filing, prosecution and maintenance of such Selected Zealand Pharma Patents in the name of Zealand Pharma and at its own cost.  Zealand Pharma shall no later than thirty (30) days after BI’s notification inform 131 in writing about its decision to maintain and continue any such patent or patent application, in which case BI shall re-assign and re-transfer to Zealand Pharma all right, title and interest in and to such Selected Zealand Pharma Patents and promptly execute all actions and deliver all documents and take such further steps as necessary to effect such re-assignment and re-transfer of ownership to Zealand Pharma.  In addition, BI shall transfer to Zealand Pharma the complete prosecution files for such Selected Zealand Pharma

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

Patents to enable Zealand Pharma to comply with all upcoming deadlines for responding to official actions and paying the maintenance fees for such Selected Zealand Pharma Patents.

14.2.3                                      No Effect on Payments.

The transfer and assignment of any Selected Zealand Pharma Patents to BI, or from BI to Zealand Pharma, shall have no effect on BI’s obligation to make milestone or royalty payments to Zealand Pharma in accordance with Article 12 above.

14.3                                                BI Intellectual Property.

All BI Intellectual Property and BI Product Development Intellectual Property shall be and shall remain the exclusive property of BI and its Affiliates.

14.4                                                Collaboration Intellectual Property.

14.4.1                                      Disclosure.

Each Party shall promptly disclose to the other Party any and all Collaboration Intellectual Property made under the Agreement.  Ownership of the Collaboration Intellectual Property is set forth in Section 14.4.3.  Where any Third Party, including permitted subcontractors or collaborators, is involved in the Research Collaboration at the request or under the control of a Party, such Party shall ensure by written contract that such Third Party assigns and transfers any intellectual property rights in and to the results of the Research Collaboration to the Parties prior to its involvement in the Research Collaboration.

14.4.2                                      Prosecution and Maintenance of the Collaboration Patents.

The prosecution and maintenance of Collaboration Patents shall be through a mutually selected patent counsel.  Within sixty (60) days following the Effective Date, the Parties shall agree on a patent counsel (“Joint Counsel”) who shall be engaged by both Parties for the prosecution and maintenance of all Collaboration Patents.  The following terms shall apply to each Collaboration Patent:

Joint Counsel shall give BI and Zealand Pharma (or each Party’s designee) an opportunity to review the text of each application, office action response or other substantive document for a Collaboration Patent before filing with any patent office in the Territory, shall incorporate BI’s and Zealand Pharma’s (or each Party’s designee’s) reasonable comments with respect thereto, and shall supply BI and Zealand Pharma (or each Party’s designee) with a copy of each such application, office action response or other substantive document as

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filed, together with notice of its filing date and serial number.  In the event that Zealand Pharma and BI provide Joint Counsel with conflicting instructions regarding any of filing, prosecuting or maintaining a Collaboration Patent, Joint Counsel shall make the Parties aware of such conflicting instructions and, if the Parties are not able to resolve such conflict within a reasonable time prior to the applicable filing deadline, BI shall have the final say as regards the preparation, filing, prosecution and maintenance of Collaboration Patents, acting reasonably and in good faith to secure the most valuable protection available under applicable patent laws.

Where, pursuant to the procedures set forth above it is decided that an invention (or plurality of inventions) shall be described in a new Collaboration Patent application, Joint Counsel:

(i)                                     shall file one or more priority applications describing such invention or inventions, each such priority application to be filed as a US provisional patent application;

(ii)                                  no later than the first anniversary of the filing date of the priority application first-filed in respect of such invention or invention(s), shall concurrently file a US utility patent application and a PCT international application, each identically claiming priority to those priority patent application(s) filed in respect of such invention or invention(s); and

(iii)                               optionally shall concurrently file one or more direct national patent applications outside the US, identically claiming priority to those priority patent application(s) filed in respect of such invention or invention(s).

Joint Counsel shall file the PCT application described in (ii) above in the English language.

Both Parties shall reasonably cooperate with Joint Counsel in preparation, filing, prosecution and maintenance of patent applications for Collaboration Patent, including providing Joint Counsel with data and other information as reasonably appropriate with respect thereto.

Joint Counsel shall keep BI and Zealand Pharma advised of the status of the prosecution and maintenance of Collaboration Patents, including actual and prospective patent filings for Collaboration Patents and shall provide each Party with advance copies of any papers related thereto.  Joint Counsel shall promptly give notice to BI and Zealand Pharma of the grant, lapse, revocation, surrender, invalidation, or abandonment of any Collaboration Patents.

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

BI shall be responsible for all fees and costs charged by Joint Counsel with respect to the prosecution and maintenance of Collaboration Patents and all other mutually agreed and approved out-of-pocket costs and expenses incurred by either Party in connection with such prosecution and maintenance of Collaboration Patents.

Should BI decide that it does not wish to continue paying for the prosecution and maintenance of a particular Collaboration Patent, BI shall notify Zealand Pharma and Joint Counsel at least sixty (60) days in advance of the next deadline and shall allow Zealand Pharma to assume responsibility for such prosecution and maintenance payments incurred after sixty (60) days after receipt of BI’s notice.  If Zealand Pharma assumes such responsibility, then:  (i) Zealand Pharma may designate any counsel of its choice to handle the prosecution and maintenance of such Collaboration Patents and it shall cease to be part of the Collaboration Patents and no further royalty obligations shall exist under this Agreement with respect thereto, (ii) such Collaboration Patents shall no longer be within the scope of any licenses granted by Zealand Pharma hereunder and may not be used or sublicensed by BI and may, notwithstanding the non-assertion undertaking in Section 5.1 of this Agreement, be enforced against BI, its Affiliates, Sublicensees and Recognized Agents, and (iii) BI shall and hereby does transfer and assign all right, title and interest in said Collaboration Patent to Zealand Pharma as the sole owner.  If Zealand Pharma decides not to assume such responsibility, then it shall instruct Joint Counsel to abandon the prosecution and maintenance of such Collaboration Patent.

14.4.3                                      Ownership of Collaboration Know-How and Collaboration Patents.

Without limitation on the options granted to BI below, Zealand Pharma shall solely own all right, title and interest in and to any and all Collaboration Know-How and in and to all US provisional Collaboration Patents and US utility Collaboration Patents, and BI agrees to assign, and hereby does assign, all of its rights, title and interests in and to the Collaboration Know-How and US provisional Collaboration Patents and US utility Collaboration Patents to Zealand Pharma.

Without limitation on the options granted to BI below, Zealand Pharma and BI shall jointly own each PCT international Collaboration Patent and national applications outside the US as from the international/national filing date, which PCT international Collaboration Patent or national application outside the US, if any, shall be filed in the names of Zealand Pharma and BI.

The Parties agree that, subject to Article 11, Section 3.2, the last two (2) paragraphs of Section 5.1 and the other terms of this Agreement, each Party shall have the co-exclusive right and license under and to any jointly-owned Collaboration Intellectual Property to make, have made, use, register, sell,

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offer to sell, import, export, research, have researched, Develop, have Developed, and Commercialize Compounds, and to otherwise exploit (including the right to grant sublicenses) the jointly-owned Collaboration Intellectual Property, in each case solely outside the field of the Collaboration Compounds, [***] and Products in the Field, and without any requirement to obtain the approval of the other Party or to share with the other Party the proceeds of any such use of the jointly-owned Collaboration Intellectual Property.

BI shall have the option, any time during the term of this Agreement in the US after the issuance of a Collaboration Patent in the US (regardless whether it claims the priority of a provisional or utility patent application) to require Zealand Pharma to transfer and assign to BI an equal and undivided joint ownership interest in and to such issued US Collaboration Patent.  BI may exercise such option with respect to an issued US Collaboration Patent by providing written notice thereof to Zealand Pharma.  Upon exercise of such option, Zealand Pharma shall execute a mutually acceptable assignment agreement transferring and assigning to BI an equal and undivided joint ownership interest in and to such issued US Collaboration Patent, and in and to any Collaboration Know-How described in such issued Collaboration Patent, with the exception of Collaboration Know-How related to Zealand Pharma Platform Technology, which shall remain wholly-owned by Zealand Pharma.

14.5                                                Execution of Documents by Agents.

Each of the Parties shall execute, or have executed by its appropriate agents, such documents as may be reasonably necessary to obtain, perfect or maintain any Patent Rights filed or to be filed pursuant to this Agreement, and shall cooperate with the other Party so far as reasonably necessary with respect to furnishing all information and data in its possession reasonably necessary to obtain or maintain such Patent Rights.

14.6                                                Patent Term Extensions (“PTE”) and Supplementary Protection Certificates (“SPC”).

BI shall timely seek extensions of the terms of any Zealand Pharma Patents, Selected Zealand Pharma Patents and Collaboration Patents claiming a Product, its approved method of use, or its method of manufacture (PTEs) or apply for an SPC if and as far as allowed by the respective national laws.  At BI’s request, Zealand Pharma either shall authorize BI to act as Zealand Pharma’s agent for the purpose of making any application for any extensions of the term of such patents or applying for a SPC, or shall use Reasonable Commercial Efforts in seeking to obtain and maintain such PTEs or SPCs, in either event, at BI’s sole expense.  BI shall have final decision-making authority as to which Product the PTE or SPC is applied, acting reasonably

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

and in good faith to secure the broadest protection available for the Products, provided that BI shall reasonably consider Zealand Pharma’s comments in respect thereof.  BI shall be responsible for listing Patent Rights for the Products on the “Approved Drug Products with Therapeutic Equivalence Evaluation” (known as the “Orange Book” in the case of the United States), and any and all similar procedures if, and as far as required by the respective national laws, provided, however, that BI shall consult with Zealand Pharma in advance and reasonably consider Zealand Pharma’s comments in respect thereof.  Zealand Pharma shall provide to BI any information reasonably necessary for the purpose of obtaining a PTE or an SPC based on such Zealand Pharma Patent.

14.7                                                Patent Infringement.

With respect to any and all Claims instituted by Third Parties against BI or any of its Affiliates for patent infringement involving the manufacture, use, license, marketing or sale of a Product (each a “Patent Infringement Claim”), BI shall have the sole right to manage the defense against a Patent Infringement Claim, at BI’s sole expense.

Zealand Pharma shall reasonably assist and cooperate with BI in the defense of such Patent Infringement Claims at BI’s request and expense, and shall have the right to be represented by counsel selected and paid for by Zealand Pharma, provided that if Zealand Pharma is involuntarily joined in any lawsuit asserting a Patent Infringement Claim, BI shall be responsible for costs and expenses incurred by Zealand Pharma in connection with such lawsuit (including reasonable attorneys’ fees).

BI may, in its discretion, settle any such Patent Infringement Claim, on terms deemed appropriate by BI, provided, however that any such settlement must include a full and unconditional release from all liability of Zealand Pharma and may not adversely affect Zealand Pharma’s rights, including by admitting invalidity or unenforceability of any Licensed Patents or Selected Zealand Pharma Patents, without Zealand Pharma’s prior written consent (such consent not to be unreasonably withheld or delayed).  Moreover, any settlement that (i) results in cross-licensing, (ii) results in sublicenses to Third Parties, (iii) otherwise affects the Licensed Patents or Selected Zealand Pharma Patents, or (iv) includes any liability or admission on behalf of Zealand Pharma, shall be subject to Zealand Pharma’s prior written consent, which shall not be unreasonably withheld or delayed.

In the event that, during the Term, either Party becomes aware of any actual or threatened infringement of any BI Patents, BI Product Development Patents, Collaboration Patents, Selected Zealand Pharma Patents, and/ or Zealand Pharma Patents within the Field and material to this Agreement, such Party shall promptly notify the other Party in writing.

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

14.8                                                Infringement of BI Patents, BI Product Development Patents.

BI shall have the sole right, but not the obligation, to bring and control any action in respect to infringement of any BI Patents or BI Product Development Patents (excluding, for the avoidance of doubt, Selected Zealand Pharma Patents), against any Third Party, including the defense against counter-claims of invalidity and unenforceability, that BI, in its own discretion deems necessary or useful.  Any such action shall be on BI’s costs and any proceeds, recoveries and damages resulting from such action shall exclusively belong to BI.

14.9                                                Generic Product Proceedings.

14.9.1                                      Paragraph IV Proceedings.

With respect to any notification provided by a Third Party to BI or Zealand Pharma under 21 U.S.C. § 355 (j)(2)(B) with respect to Zealand Pharma Patents, Selected Zealand Pharma Patents or Collaboration Patents that are listed for a Product on the then-current edition of the FDA publication “Approved Drug Products With Therapeutic Equivalence Evaluations”, or equivalent actions in other countries (each a “Paragraph IV Proceeding”), the following shall apply:

(a)                                 Without any avoidable delay, however at the latest within five (5) Business Days of learning of any Paragraph IV Proceeding, such Party shall notify the other Party.  BI and Zealand Pharma shall thereafter consult and cooperate fully to determine a course of action with respect to any such proceeding.

(b)                                 BI shall have the initial right to initiate and/or defend any Paragraph IV Proceeding, including by commencing a patent infringement action under 35 U.S.C. §271(e)(2)(A), and shall bear the expense of any Paragraph IV Proceeding.  If BI elects not to commence a patent infringement action against the Third Party under 35 U.S.C. §271(e)(2)(A), it shall notify Zealand Pharma of such election no later than twenty five (25) calendar days after the earlier of Zealand Pharma’s or BI’s receipt of the notice provided pursuant to 21 U.S.C. §355(j)(2)(B) and, in such case, Zealand Pharma shall have the sole right to commence such patent infringement action, at its expense, and, if legally required, in BI’s or the relevant BI Affiliate’s name and on BI’s or the relevant BI Affiliate’s behalf.  In addition, Zealand Pharma shall have the sole right to commence such patent infringement action, at its expense, if BI has not commenced such action by the date that is twenty five (25) calendar days after the earlier of Zealand Pharma’s or BI’s receipt of the notice required by 21 U.S.C. §355(j)(2)(B), or continue the prosecution of such infringement action if at any time BI

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fails to diligently do so, and in each case, if legally required, in BI’s or the relevant BI Affiliate’s name and on BI’s or the relevant BI Affiliate’s behalf.

(c)                                  Except as set forth above, Zealand Pharma shall not initiate any Paragraph IV Proceeding without the prior written consent of BI, which consent shall not be unreasonably delayed or denied.

14.9.2                                      Biosimilars Litigation.

In the event that a Product within the scope of this collaboration is a New Biologic Entity in accordance with the definition, applied by the responsible regulatory authority, and in the case of doubt in accordance with the definition specified in the “Biologics Price Competition and Innovation Act of 2009” (the “Biosimilars Act”), and if generic companies might enter the market with a Biosimilar Product equivalent to a Product, the following provisions shall apply:

If a Third Party (“Biosimilars Applicant”) has submitted an application (a “BLA”) under 42 U.S.C. §262(k) (approval pathway for biosimilar biological products) of the Biosimilars Act, or under a comparable provision of applicable law outside of the United States, for licensure of a biological product referencing a Product as the reference listed product, 131 shall, no later than five (5) days after receipt of a copy of the BLA, provide Zealand Pharma with notice thereof.  If Zealand Pharma wishes to receive a copy of such BLA and other confidential information received by BI from the Biosimilars Applicant with respect to such BLA (the “BLA Materials”) and to receive the other information called for in this Section 14.9.2, and if such provision of materials to Zealand Pharma is subject to the Biosimilars Act, Zealand Pharma shall, within five (5) days of the receipt of such notice from BI, provide written notice to BI and the Biosimilars Applicant of its agreement to be subject to the confidentiality provisions of 42 U.S.C. § 262(1).  Within five (5) days after receipt by BI of written confirmation that such notice has been provided to Bland the Biosimilars Applicant, BI shall provide the BLA Materials to a representative of Zealand Pharma authorized to receive such materials under 42 U.S.C. § 262(1)(1)(B)(ii).  Promptly after receiving any new BLA Materials from the Biosimilars Applicant, BI shall provide a copy of such information to such Zealand Pharma representative.

Except as otherwise set forth herein, BI shall have exclusive control over, and shall bear the expense of, any exchange of information with a Biosimilars Applicant required under the Biosimilars Act or other comparable applicable ex-U.S. laws, the initiation, conduct and settlement of any patent infringement actions brought against the Biosimilars Applicant pursuant to the Biosimilars Act and any licensing of the Licensed Patents and Selected Zealand Pharma Patents to the Biosimilars Applicant pursuant to the Biosimilars Act or other

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comparable applicable ex-U.S. laws.  Zealand Pharma shall assist Bland cooperate with BI by:

(i)                                     disclosing to 81, upon request by BI and within ten (10) Business Days, all Zealand Pharma Patents that Zealand Pharma believes cover such Product;

(ii)                                  granting BI the right to decide which Zealand Pharma Patents and Collaboration Patents to disclose under the patent exchange provisions of the Biosimilars Act (42 U.S.C. § 262(1)), provided that BI shall provide Zealand Pharma, reasonably in advance of disclosure to the Biosimilars Applicant, its proposed disclosure under such patent exchange provisions and BI reasonably shall consider Zealand Pharma’s views as to which Licensed Patents and Selected Zealand Pharma Patents should be disclosed, and provided further that BI shall not exclude from such disclosure any Licensed Patent or Selected Zealand Pharma Patent that BI believes could reasonably be asserted in a patent infringement claim against the Biosimilars Applicant with respect to the Biosimilar Product that is the subject of the BLA;

(iii)                               providing BI, upon request by BI and within ten (10) Business Days, with reasonable assistance so that BI may develop claim by claim rebuttals to any non-infringement arguments and unenforceability or invalidity challenges made by such applicant on any of such Zealand Pharma Patents (42 U.S.C. § 262(I)(3)(B) and (C)), and BI reasonably shall consider Zealand Pharma’s view in connection with the foregoing, provided that in no event may BI, without Zealand Pharma’s written consent, admit to the invalidity or unenforceability of any Licensed Patents or Selected Zealand Pharma Patent; and

(iv)                              providing to BI, before and during litigation, at BI’s expense, any other support that will be necessary or reasonably useful to secure BI’s rights as the reference product sponsor under 42 U.S.C. § 262 or under an equivalent provision.

BI shall bring and diligently pursue an action against the Biosimilars Applicant for patent infringement of any Licensed Patents and Selected Zealand Pharma Patents as required by 42 U.S.C. § 262(1)(6), unless otherwise agreed by Zealand Pharma.  BI shall keep Zealand Pharma reasonably apprised of patent resolution negotiations engaged in between BI and the Biosimilars Applicant pursuant to 42 U.S.C. § 262(1)(4) (or pursuant to any equivalent provision of ex-U.S:  applicable law).

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

14.10                                         Infringement of Zealand Pharma Patents, Selected Zealand Pharma Patents and Collaboration Patents.

14.10.1                               In addition to BI’s rights under Section 14.8 and Section 14.9, BI shall further have the initial right, but not the obligation, to bring an infringement action under any Zealand Pharma Patents, Selected Zealand Pharma Patents and/or Collaboration Patents against any Third Party with respect to an infringement of such patents that is material to BI’s Development and/or Commercialization of Products under this Agreement, including the defense against counter-claims of invalidity and unenforceability asserted in any such action.

14.10.2                               If BI elects to pursue an infringement action pursuant to Section 14.10.1 or with respect to a Paragraph IV Proceeding pursuant to Section 14.9.1 or Biosimilars Litigation pursuant to Section 14.9.2, BI shall be solely responsible and have the full control of the proceedings, at its sole expense, provided that (i) BI shall keep Zealand Pharma reasonably informed regarding the progress of any litigation and settlement discussions with any alleged infringer, (ii) BI shall copy Zealand Pharma on all documents and correspondence, (iii) Zealand Pharma shall have the right to provide ongoing comments on documents prior to submission and advice regarding its position and interests in such action, which advice and comments will be considered in good faith by BI and incorporated or adopted by BI to the extent they are reasonable or support the validity, enforceability or scope of claims of a Zealand Pharma Patent, Selected Zealand Pharma Patent or Collaboration Patent, and (iv) BI will not enter into any settlement, consent judgment or other voluntary disposition of any such action without the prior written consent of Zealand Pharma, which consent will not be unreasonably withheld or delayed.  If BI elects to pursue such infringement action, Zealand Pharma may be represented in such action by attorneys of its own choice and at its own expense, with BI having the lead in such action.  Zealand Pharma shall reasonably cooperate with and support BI at BI’s request and expense in such infringement procedure.

14.10.3                               Without limitation on Section 14.8 or Section 14.9, if during the Term BI does not use Reasonable Commercial Effort to pursue such infringement action (which, in any event, means within such period of time necessary to avoid the loss of any rights or remedies with respect to a Third Party infringement), Zealand Pharma will be permitted to do so reasonably in advance of the date on which any rights or remedies against the Third Party infringement would be lost, at Zealand Pharma’s sole expense, and, if legally required, in BI’s or the relevant BI Affiliate’s name and on BI’s or the relevant BI Affiliate’s behalf.  If Zealand Pharma elects to pursue such infringement action, BI may be represented in such action by attorneys of its own choice and at its own expense, with Zealand Pharma taking the lead in such action, and BI shall

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have such rights with respect to such action commenced and/or prosecuted by Zealand Pharma as Zealand Pharma has under Section 14.10.2 with respect to an action commenced and prosecuted by Bl.  Any rights to enforce the Zealand Pharma Patents, Collaboration Patents and Selected Zealand Pharma Patents not granted to BI hereunder are reserved to Zealand Pharma.

14.10.4                               If the Party entitled to commence an infringement action pursuant to Section 14.8, Section 14.9 or this Section 14.10 is not recognized by the applicable court or other relevant body as having the requisite standing to pursue such action, then the other Party shall join in such action as a party-plaintiff, with its reasonable and documented costs and expenses borne by the Party commencing the infringement action and reimbursed quarterly within thirty (30) days of submission of an invoice and supporting documentation.  In connection with any infringement action subject to Section 14.8, Section 14.9 or this Section 14.10, including the investigation and settlement thereof, BI and Zealand Pharma shall reasonably cooperate with each other and will provide each other with any information or assistance that either may reasonably request.  Zealand Pharma and BI shall keep each other reasonably informed of developments in any such action or proceeding, including, to the extent permissible by law, the status of any settlement negotiations and the terms of any offer related thereto.

14.11                                         Validity Challenge.

In the event that a Third Party commences any re-examination, interference, opposition or nullity proceeding or challenges the validity or enforceability of, or opposes any extension of or the grant of a PTE request or a SPC with respect to any Zealand Pharma Patent, Selected Zealand Pharma Patent or Collaboration Patent (each such action a “Patent Challenge”) during the Term in any country of the Territory, then the Parties shall jointly take such legal action, at BI’s expense, as is required to defend the validity of such particular Zealand Pharma Patent, Selected Zealand Pharma Patents or Collaboration Patent through patent litigation counsel jointly selected by the Parties.  Each Party shall give all reasonable assistance (excluding financial assistance) to the other Party.  Each Party may also be represented by counsel of its own selection at its own expense in any such legal or administrative action.  Any settlement shall be subject to the Parties’ mutual agreement, which shall not be unreasonably withheld or delayed.

For the avoidance of doubt, this Section 14.11 shall not apply to the defense of any Patent Challenge that is raised as a counter-claim or defense by a Third Party that is the subject of an infringement action pursuant to Section 14.9 or Section 14.10 above, in which case the defense of such Patent Challenge will be governed by such Sections.

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

In the event that either Party intends to commence any reexamination, interference, opposition or nullity proceeding or challenge the validity or enforceability of, or opposes any extension of or the grant of a PTE request or a SPC with respect to, any Third Party Patent Rights in connection with its Development or Commercialization of a Product (“Offensive Patent Challenge”) during the Term in any country of the Territory, such Party shall notify the other Party thereof prior to taking any such action.  In connection with any such Offensive Patent Challenge, BI and Zealand Pharma will reasonably cooperate with each other and will provide each other with any information or assistance that either may reasonably request.  Zealand Pharma and BI shall keep each other reasonably informed of developments in any such Offensive Patent Challenge, including, to the extent permissible by law, the status of any settlement negotiations and the terms of any offer related thereto.  The costs and expenses of any such Offensive Patent Challenge, if undertaken jointly by the Parties, will be solely borne by BI.

14.12                                         Assistance.

For the purposes of this Article 14 (except Section 14.8), the Party not bringing suit shall execute such legal papers necessary for the prosecution of such suit as may be reasonably requested by the Party bringing suit.  The documented unreimbursed out-of-pocket costs and expenses of the Parties shall be reimbursed first out of any damages, settlements or other monetary awards recovered (pro rata to their respective total costs and expenses if the amount recovered is not sufficient to cover all such amounts).  With respect to any remaining damages, settlements or other monetary awards, (i) as to recoveries based on lost profits, Zealand Pharma will receive an amount commensurate with the royalty and milestone payments it would have received if BI had earned such profits and booked the applicable sales through the sale of Products in the Territory and BI shall retain the balance; and (ii) as to recoveries based on other than lost profits, ninety percent (90%) to the Party principally responsible for the costs and expenses of the action and ten (10%) to the other Party.

15.                               TERM AND TERMINATION

15.1                                                Term.

This Agreement enters into force and effect upon the Effective Date and, unless terminated by either Party pursuant to this Article 15, shall expire on a Product-by-Product, country-by-country basis upon the expiration of BI’s obligation to make royalty payments to Zealand Pharma pursuant to Section 12.8 above in such country and with respect to such Product (the “Term”).

Upon expiration of this Agreement with respect to a Product in a particular country, BI will continue to have a royalty-free, perpetual, non-exclusive right

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to continue to make, have made, use, register, sell, offer to sell, import, export, research, Develop and Commercialize such Product in such country.

15.2                                                Termination for Material Breach.

Subject to the terms set forth below in this Section 15.2, a Party (“Non-breaching Party”) shall have the right to terminate this Agreement for cause in whole or (in the discretion of the Non-breaching party) for one or more Collaboration Compounds, Products or countries, if the other Party (“Breaching Party”) commits a material breach.  The Non-breaching Party shall provide written notice to the Breaching Party, which notice shall clearly identify the material breach, the intent to so terminate and the actions or conduct that it considers to be an acceptable cure of such material breach.  The Breaching Party shall have a period of thirty (30) days (or sixty (60) days with respect to a breach relating to a Product for which a Phase III Clinical Trial has been Initiated) after receipt of the written notice of material breach to cure such breach if such breach is capable of cure.  If the material breach is subject to cure and is not cured within such thirty (30) (or sixty (60)) day period, the Non-breaching Party may terminate this Agreement upon fifteen (15) days written notice, provided that:

(a)                                 If BI is the Breaching Party, and the breach relates to the Development or Commercialization of one or more specific Collaboration Compounds or Products and does not materially impact the performance by BI of obligations under this Agreement with respect to other Collaboration Compounds and Products, Zealand Pharma shall only be entitled to terminate this Agreement with respect to the Collaboration Compounds or Products the Development or Commercialization of which is impacted by BI’s breach, and the Agreement shall remain in full force and effect as to the other Collaboration Compounds and Products then under Development or Commercialization by BI;

(b)                                 Zealand Pharma may not claim as a breach a failure by BI to meet its obligations with respect to the Development or Commercialization of a Collaboration Compound or a Product if BI (i) is actively pursuing the Development or Commercialization of one or more other Collaboration Compounds or Products, and (ii) BI reasonably concludes that the Development or Commercialization of the first Collaboration Compound or Product could materially and adversely impact the Development or Commercialization of one or more of the other Collaboration Compounds or Products or is otherwise inconsistent with (i) during the Development phase, its portfolio management strategy for Products licensed under this Agreement, and (ii) after First Commercial Sale of a Product, its portfolio management

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strategy, determined in good faith and without limitation on the diligence requirements of this Agreement;

(c)                                  The termination shall only be effective if and when either the terminated Party consents to the termination (such consent not to be unreasonably conditioned, delayed or denied) or the terminating Party obtains a preliminary or final arbitral award under the procedures set forth in Section 18.1.2 confirming that the terminating Party has a proper basis for exercising its right of termination;

(d)                                 If Zealand Pharma is the Breaching Party, and BI concludes that the breach makes continued collaboration between the Parties as to the Development and Commercialization of Collaboration Compounds and Products impossible or inappropriate, BI may elect, in lieu of termination (and as its sole remedy for such breach), the following remedies:

(i)                                     Any BI Confidential Information transferred by BI to Zealand Pharma pursuant to this Agreement shall be promptly returned by Zealand Pharma to BI, except that Zealand Pharma may retain one (1) copy for legal record keeping requirements and for purposes of exercising any of its rights under this Agreement;

(ii)                                  Zealand Pharma’s rights with respect to the Co-Promotion options under Section 7.2 shall terminate;

(iii)                               If still in place, the JRC and the Program Steering Committee shall be dissolved;

(iv)                              All further Development of Collaboration Compounds and Products shall be in BI’s sole discretion and Zealand Pharma’s rights to obtain licenses for itself and Third Parties under Sections 6.1, 6.4 and 8.2 shall terminate (without limitation on license rights previously granted under such provisions, which shall survive);

(v)                                 BI shall retain all of its licenses and other rights hereunder, subject to all of its milestone and royalty payment obligations; and

(vi)                              Except as provided in this clause (d), the Agreement shall remain in full force and effect;

provided, however, that BI shall only be entitled to exercise this alternative remedy if and when BI obtains a preliminary or final arbitral award under the

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

procedures set forth in Section 18.1.2 confirming that BI has a proper basis for exercising its rights under this clause (d).

15.3                                                Termination in the Event of Insolvency.

Either Party may terminate this Agreement with immediate effect if the other Party files in any court or agency pursuant to any statute or regulation pertaining to bankruptcy, solvency, or payment of debts, of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the Party or of its assets, or if the other Party proposes a written agreement of composition or extension of its debts, or if the other Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof, or if the other Party shall propose or be a Party to any dissolution or liquidation, or if the other Party shall make an assignment for the benefit of creditors.

15.4                                                Termination for Patent Challenge.

In the event that a Party or any of its Affiliates commences or otherwise, directly or indirectly, pursues (or voluntarily assists Third Parties to do so, other than as required by law or legal process) any proceeding seeking to have any of the other Party’s Patents (BI Patents, BI Product Development Patents, Collaboration Patents or Zealand Pharma Patents) that cover a Compound or a Product, its method of manufacture, use, formulation or combination revoked or declared invalid, unpatentable, or unenforceable, such other Party may shall have the right to terminate this Agreement as if the first party was in Material Breach, but shall be only entitled to such remedies as are allowed under European Union competition laws.

15.5                                                Termination by BI at will.

After the end of the Research Collaboration Term, BI may terminate this Agreement in whole or in part at any time and for any reason with one hundred and eighty (180) days prior written notice without owing a termination penalty or incurring any further expenses other than those non-cancellable costs incurred in accordance with the Research Collaboration prior to the date such notice of termination was given.

15.6                                                Effect of Termination.

15.6.1                                      In the event of termination of this Agreement by Zealand Pharma pursuant to Sections 15.2, 15.3 or 15.4 above or by BI pursuant to Section 15.5, the following shall apply without any additional consideration (except as otherwise expressly stated below), in each case with respect to the Collaboration Compounds and Products (and related Patent Rights, Know-

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

How, documents and materials) included within the scope of such termination:

(a)                                 All related rights and licenses granted by Zealand Pharma to BI under Article 5 and any other provision of this Agreement above shall terminate;

(b)                                 BI shall return or re-assign to Zealand Pharma all Selected Zealand Pharma Patents and any Zealand Pharma Confidential Information and other materials transferred by Zealand Pharma to BI pursuant to or in connection with this Agreement shall be promptly returned by BI to Zealand Pharma, except that BI may retain one (1) copy for legal record keeping requirements;

(c)                                  BI shall assign to Zealand Pharma BI’s interests in the Collaboration Intellectual Property and all necessary regulatory filings, Regulatory Approvals, Know-How and Confidential Information (including pre-clinical and clinical data and reports) Controlled by BI solely relating to the manufacture, use and/or sale of the Collaboration Compounds and Products included within the scope of such termination, and the Parties shall, should Zealand Pharma so request, negotiate in good faith with respect to an assignment or license of related Trademarks to Zealand Pharma;

(d)                                 Upon request by Zealand Pharma, BI shall grant to Zealand Pharma an exclusive license (with right to sublicense) to use any BI Patents and BI Know-How Controlled by BI solely to Develop, manufacture, use, sell, offer for sale, import and Commercialize the Collaboration Compounds and Products included within the scope of such termination, such license to bear a commercially reasonable royalty;

(e)                                  Upon request by Zealand Pharma, BI shall grant Zealand Pharma an exclusive license (with right to sublicense), to be negotiated by the Parties in good faith, to use the BI Product Development Patents and BI Product Development Know-How solely to Develop, manufacture, use, sell, offer for sale, import and Commercialize the Collaboration Compounds and Products included within the scope of such termination, such license to bear a commercially reasonable royalty; and

15.6.2                                      BI shall make, at BI’s expense, any arrangements that Zealand Pharma may reasonably request or BI deem reasonable to ensure the orderly completion of any pre-clinical studies or clinical trials the Initiation of which occurred prior to the effective date of such termination and wind-down in an orderly fashion any clinical trials and other Development activities; in this connection, BI shall give Zealand Pharma at least ten (10) Business Days prior notice of the

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

cessation of any pre-clinical studies or clinical trials that have not been completed (including the preparation of the final study or trial report) on the effective date of such termination.  BI shall further transfer to Zealand Pharma any documents or materials embodying the results of any pre-clinical studies or clinical trials (including Know-How related to chemistry, manufacturing and control (commonly referred to as “CMC”) and any remaining material samples), without charge, such transfer to be completed within one hundred and twenty (120) days after the effective date of such termination.

15.6.3                                      In the event of termination of this Agreement by BI pursuant to Sections 15.2, 15.3 or 15.4, the following shall apply without any additional consideration (except as otherwise expressly stated below):

(a)                                 Any BI Confidential Information and other materials transferred by BI to Zealand Pharma pursuant to or in connection with this Agreement in respect of the Collaboration Compounds and Products shall be promptly returned by Zealand Pharma to BI, except that Zealand Pharma may retain one (1) copy for legal record keeping requirements and for purposes of exercising any of its rights under this Agreement;

(b)                                 All rights and licenses granted to BI by Zealand Pharma under this Agreement, including but not limited to, the exclusive license granted under Article 5 above, shall become perpetual, subject to all the milestone and royalty payment obligations under this Agreement provided, however, that BI may defer the payment of any milestones or royalties payable hereunder until after a determination of the damages, if any, that may be owed by Zealand Pharma (without limitation on the right of Zealand Pharma to seek a preliminary award requiring the payment of such amounts pending final resolution of a dispute concerning such damages); and

(c)                                  The Research Collaboration shall cease with immediate effect and BI shall be released from any obligations according to Articles 3 and 4 above (but without limitation of any rights granted to Zealand Pharma thereunder), provided that BI shall, at Zealand Pharma’s reasonable request and at Zealand Pharma’s expense, continue to conduct, or wind-down in an orderly manner, any then-pending pre-clinical studies, clinical trials or other Development activities.; in this connection, BI shall give Zealand Pharma at least ten (10) Business Days prior notice of the cessation of any pre-clinical studies, clinical trials or other Development Activities that have not been completed (including the preparation of the final study or trial report) on the effective date of such termination.

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

15.7                                                Change of Control.

15.7.1                                      Change in Control of Zealand Pharma.

The Parties acknowledge and agree that, in the event of a Change of Control of Zealand Pharma in which the Acquiring Group is a competitor (as defined below) of BI with respect to Collaboration Compounds or Products, (i) appropriate provisions will need to be implemented in order to ensure that no improper information exchanges occur between Zealand Pharma and the Acquiring Group, on the one hand, and BI and its Affiliates, on the other hand, and (ii) BI must be ensured the continued benefit of all of its rights with respect to the Development and Commercialization of Collaboration Compounds and Products:  In order to achieve these goals, if requested by either Party:

(a)                                 Zealand Pharma’s rights with respect to the Co-Promotion options under Section 7.2 shall terminate;

(b)                                 If still in place, the JRC and the Program Steering Committee shall be dissolved;

(c)                                  The Research Collaboration (if then continuing) shall be terminated in an orderly manner;

(d)                                 Zealand Pharma’s rights under Section 6.4 shall terminate (without limitation on license rights previously granted under such provision, which shall survive);

(e)                                  BI shall retain all of its licenses and other rights hereunder, subject to all of its milestone and royalty payment obligations; and

(f)                                   Appropriate provisions amending Sections 6.1 and 7.1, including the disclosure of any reports required hereunder to a Third-Party designated for this purpose, shall be implemented to ensure that sensitive commercial and technical information is not disclosed to the Acquiring Group or Zealand Pharma.

Zealand Pharma shall promptly notify BI of any Change in Control and shall disclose to BI the identity of the any acquiring and/or merging company.  For purposes of this Section 15.8, the Acquiring Group shall be considered to be a competitor of BI if, prior to the Change in Control, it has Initiated a Phase II Clinical Trial or a has announced that it is planning to Initiate a Phase II Clinical Trial with, and/or manufactures or sells, products in the same therapeutic class (ATC, second level) as the Products then under Development or being Commercialized under this Agreement, or being actively considered by the JRC for Development or Commercialization.

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

15.7.2                                      Change in Control of BI.

In case of a Change of Control of BI, BI shall promptly notify Zealand Pharma and shall disclose to Zealand Pharma the identity of the Acquiring Group.  The Parties shall convene a meeting of the Program Steering Committee (or the Executive Representatives, if the Program Steering Committee has been dissolved) immediately after Zealand Pharma’s receipt of such notice from BI to discuss the plans and strategy of the Acquiring Group with respect to the Development and Commercialization of Collaboration Compounds and Products.

15.7.3                                      Competition by Zealand Pharma.

Zealand Pharma shall promptly notify BI in the event that Zealand Pharma shall Initiate a Phase IIb Clinical Trial or commence the manufacture or sale of products in the same therapeutic class (ATC, third level) as the Products then under Development or being Commercialized under this Agreement, or being actively considered by the JRC for Development or Commercialization.  In such event, the provisions of Section 15.7.1 shall apply, mutatis mutandis.

15.8                                                Remedies.

Each Party shall have the right, subject to the limitations set forth in Section 17.4 below, to seek and recover all damages incurred or suffered by such Party as a result of any material breach hereunder by the other Party and, to the extent any such damages awarded by an arbitration tribunal under Article 18 are not timely paid when due, may offset such damages against any payments payable to the other Party under this Agreement.

15.9                                                In the event that BI decides to terminate before completion (including the preparation of the final study or trial report) any pre-clinical studies, clinical trials or other activities intended to support applications for, or the maintenance of, Regulatory Approvals, BI shall give Zealand Pharma at least fifteen (15) Business Days prior notice of such termination.  Zealand Pharma shall have the right, during the five (5) Business Days following receipt of such notice, to call an ad hoc meeting of the PSC to discuss any arrangements that Zealand Pharma may reasonably request to ensure the orderly completion of such pre-clinical studies, clinical trials or other activities, or a wind-down in an orderly fashion of any studies, trials or other research or Development activities.  Pending the completion of such consultation, the studies, trials or other activities described in BI’s notice shall be continued.  Arrangements reasonably requested by Zealand Pharma shall be implemented by the Parties, at Zealand Pharma’s expense, unless BI objects thereto in good faith and for reasonable cause.

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

15.10                                         Rights and Obligations upon Expiration or Termination.

Expiration and termination of this Agreement for any reason shall be without prejudice to either Party’s rights under this Agreement, to seek damages or injunctive relief for any breach of this Agreement by the other Party hereto and its right to receive payments accrued and unpaid on the effective date of termination or expiration.

The following provisions of this Agreement shall survive expiration or termination hereof:  Article 1, Section 3.7, Section 10.3, Section 12.13.2, Article 13, Article 17, Sections 18.1.2, 18.2, 18.3 and 18.4, Sections 19.2 and 19.16.  In addition to the foregoing (i) any provisions of this Agreement which by their nature are intended to create rights or obligations after termination of the Agreement shall survive termination, (ii) rights of ownership or use of any tangible or intangible assets that vest prior to or upon the effective date of the termination of this Agreement shall continue to produce their effects after termination, and (iii) termination shall not limit the rights of a Party to bring any Claims that such Party may have against another Party or its Affiliates arising from or related to the performance by the other Party of its obligations under this Agreement prior to the effective date of the termination.

For the avoidance of doubt, no termination of this Agreement, in whole or in part, shall be final or binding unless and until the procedures provided for in this Article 15 have been completed and a final notice of termination (if required) has been transmitted to the Party on which such termination is binding.

16.                               REPRESENTATIONS AND WARRANTIES

16.1                                                BI Representations and Warranties.

BI represents, warrants and covenants to Zealand Pharma that, as of the Effective Date:

(a)                                 The execution, delivery and performance of this Agreement by BI does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, and does not violate any law or regulation of any court, governmental body or administrative or other agency having authority over it.  BI is not currently a party to, and during the Term will not enter into any agreements, oral or written, that are inconsistent with its obligations under this Agreement;

(b)                                 BI is validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to enter into this Agreement.  The execution, delivery and

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

performance of this Agreement have been duly authorized by all necessary action on the part of BI, its officers and directors; and

(c)                                  Neither BI nor any of its Affiliates is a party to or otherwise bound by any oral or written contract or agreement that will result in any person or entity obtaining any interest in, or that would give to any entity or person any right to assert any claim in or with respect to, any of Zealand Pharma’s rights granted under this Agreement.

16.2                                                Zealand Pharma Representations and Warranties.

Zealand Pharma represents, warrants and covenants to BI that, as of the Effective Date:

(a)                                 The execution, delivery and performance of this Agreement by Zealand Pharma does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, and does not violate any law or regulation of any court, governmental body or administrative or other, agency having authority over it, and that the Agreement is signed by duly authorized officers of Zealand Pharma.  Zealand Pharma is not currently a party to, and during the Term will not enter into any agreements, oral or written, that are inconsistent with its obligations under this Agreement;

(b)                                 Zealand Pharma is validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to enter into this Agreement.  The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of Zealand Pharma, its officers and directors;

(c)                                  Zealand Pharma has furnished or made available to BI all material information that is in Zealand Pharma’s possession concerning its [***] research programs and, to Zealand Pharma’s actual knowledge, such information is accurate, complete and true in all material respects;

(d)                                 Neither Zealand Pharma nor any of its Affiliates is a party to or otherwise bound by any oral or written contract or agreement that will result in any person or entity obtaining any interest in, or that would give to any entity or person any right to assert any claim in or with respect to, any of BI’s rights granted under this Agreement;

(e)                                  All of the Zealand Pharma Patents listed on Appendix 1.114 are in force or pending and have not been abandoned as of the Effective Date;

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

(f)                                   Appendix 1.114 (a) lists all Zealand Pharma Patent Rights as of the Effective Date that to the best knowledge of Zealand Pharma would be infringed by the manufacture, use or sale of Collaboration Compounds and/or Products by BI, its Affiliates, Sublicensees and Recognized Agents.  Zealand Pharma has filed no trademark applications to be used specifically to designate a Collaboration Compound or Product;

(g)                                  Zealand Pharma is the sole and exclusive owner of, or has obtained exclusive licenses to, the Zealand Pharma Patents and Zealand Pharma Know-How;

(h)                                 All employee inventions relevant to the rights granted to BI under this Agreement have been duly transferred to Zealand Pharma in accordance with Danish law or Zealand Pharma has entered into binding agreements permitting such a transfer;

(i)                                     Zealand Pharma (i) has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in and to the Zealand Pharma Intellectual Property which could or would prevent BI and/or its Affiliates and subcontractors from researching, Developing and/or Commercializing Compounds and/or Products as set forth herein, or from exploiting its rights and licenses granted under Article 5 above; and (ii) there is no intellectual property right, in particular no Patent Rights, Controlled by Zealand Pharma or its Affiliates other than the Zealand Pharma Intellectual Property, that are necessary for BI and/or its Affiliates and subcontractors to research, Develop and/or Commercialize Compounds and/or Products as set forth herein;

(j)                                    To Zealand Pharma’s actual knowledge, no Patent Rights or other intellectual property rights owned or controlled by a Third Party exist that could materially conflict with the grant of rights by Zealand Pharma to BI under this Agreement, in particular without limitation, with the rights and licenses granted under Article 5 above; and

(k)                                 There are no Claims, judgments or settlements pending against Zealand Pharma with respect to the Zealand Pharma Patents or any component of the Zealand Pharma Know-How and Zealand Pharma has not received actual notice that any such Claims, judgments or settlements are threatened.  To Zealand Pharma’s actual knowledge, there are no such Claims, judgments or settlements threatened.

16.3                                                Disclaimer of Warranty.

EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES AND EACH PARTY EXPRESSLY DISCLAIMS, WAIVES, RELEASES AND RENOUNCES

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

ANY OTHER WARRANTY, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ALL WARRANTIES ARISING FROM ANY COURSE OF DEALING OR PERFORMANCE OR USAGE OF TRADE, AND-ALL WARRANTIES PERTAINING TO VALIDITY OR ENFORCEABILITY OF INTELLECTUAL PROPERTY RIGHTS OR NON-INFRINGEMENT OR NON-MISAPPROPRIATION OF INTELLECTUAL PROPERTY RIGHTS, AND ANY WARRANTIES THAT THE RESEARCH COLLABORATION WILL BE SUCCESSFUL.

17.                               INDEMNIFICATION / LIMITATION OF LIABILITY

17.1                                                Indemnification by BI.

Subject to Section 17.3 below, BI shall defend, indemnify and hold harmless Zealand Pharma and its Affiliates and each of their officers, directors, shareholders, employees, permitted successors and assigns from and against all Losses (including Losses arising from Claims of Third Parties), to the extent arising out of (i) BI’s gross negligence or willful misconduct in performing any of its obligations under this Agreement, (ii) breach by BI of any of its representations, warranties, covenants or agreements under this Agreement, or (iii) the Development, Commercialization, manufacture, use, handling, storage, marketing, sale, distribution or other disposition of Products by BI, its Affiliates, Recognized Agents, subcontractors or Sublicensees.

17.2                                                Indemnification by Zealand Pharma.

Subject to Section 17.3 below, Zealand Pharma shall defend, indemnify and hold harmless BI, its Affiliates, Recognized Agents, subcontractors and Sublicensees, and each of their officers, directors, shareholders, employees, successors and assigns from and against all Losses (including Losses arising from Claims of Third Parties), to the extent arising out of (i) Zealand Pharma’s gross negligence or willful misconduct in performing any of its obligations under this Agreement, and (ii) breach by Zealand Pharma of any of its representations, warranties, covenants or agreements under this Agreement, except to the extent as set forth in Section 17.1 above.

17.3                                                Procedure for Indemnification for Third Party Claims.

17.3.1                                      Notice.

Each Party (“Indemnified Party”) will notify promptly the other Party (“Indemnifying Party”) in writing if it becomes aware of a Claim (actual or potential) by any Third Party or any proceeding (including any investigation by a Regulatory Authority) (the “Third Party Claim”) for which indemnification may be sought from the Indemnifying Party and will give

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

such related information as the Indemnifying Party shall reasonably request.  The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure.

17.3.2                                      Defense of Claim.

At its option, the Indemnifying Party may defend or control the defense of Third Party Claims by giving written notice to the Indemnified Party within thirty (30) days after the Indemnifying Party’s receipt of a Third Party Claim notice.  The Indemnified Party may, at any time, assume all such defense if the Indemnifying Party fails to provide such notice within such thirty (30) day period or fails to diligently defend the Third Party Claim at any time.  The Indemnifying Party shall be responsible for satisfying and discharging any award made to or settlement reached with the Third Party pursuant to the terms of this Agreement.  The Indemnifying Party shall retain counsel reasonably acceptable to the Indemnified Party (such acceptance not to be unreasonably delayed or denied) to represent the Indemnified Party and shall pay the fees and expenses of such counsel related to such proceeding.  In any such proceeding, the Indemnified Party, at its sole expense, shall have the right to retain its own counsel, provided that if the Indemnified Party assumes the defense of a Third Party Claim pursuant to this Section 17.3.2, the Indemnifying Party shall be responsible for such expenses.  Neither Party shall settle any Third Party Claim without the prior written consent of the other Party, which consent shall not be unreasonably delayed or denied.  The Indemnified Party shall cooperate in all reasonable respects in the defense of such Third Party Claim, as requested by the Indemnifying Party and at the expense of the Indemnifying Party.  The Indemnifying Party shall not, without the written consent of the Indemnified Party (which consent shall not be unreasonably delayed, or denied), effect any settlement of any such Third Party Claim, unless such settlement includes an unconditional release of the Indemnified Party from all liability and obligations relating to such Claims.

17.4                                                Limitation of Liability.

In no event shall either Party be liable to the other Party for lost profits, lost revenues or other consequential damages or incidental, indirect, or exemplary arising out of this Agreement, regardless of any notice of the possibility of such damages; provided, however, that this limitation shall not (i) limit the indemnification obligation of such Party under the provision of this Article 17 for such damages claimed by a Third Party or the payment obligations under the provision of Article 12 above, and (ii) limit damages to the extent arising from or relating to willful misconduct or fraudulent acts or omissions of a Party or breach of an obligation of confidentiality.  The Parties agree that payments required under this Agreement and the costs to perform obligations

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

hereunder that the other Party fails to perform are direct damages and not subject to this limitation.

18.                               GOVERNING LAW AND DISPUTE RESOLUTION

18.1                                                Dispute Resolution.

18.1.1                                      Internal Resolution.

The Parties hereby agree that they will first attempt in good faith to resolve any controversy, claim or other dispute arising out of or relating to compliance with this Agreement promptly by negotiations.  If no agreement can be reached, the matter shall be referred to an individual designated by the Chief Executive Officer (or equivalent position) of Zealand Pharma and to an individual designated by the Board Management Director R&D + M and/or Board of Management Director Marketing & Sales of BI (the “Executive Representatives”).  If the matter has not been resolved within thirty (30) days after the request for submission to the Executive Representatives either Party may initiate dispute resolution in accordance with Section 18.1.2.

18.1.2                                      Any dispute, controversy or claim arising out of or relating to this Agreement or the performance or alleged non-performance of a Party of its obligations under this Agreement, which cannot be amicably resolved by the Parties as provided above or which is not subject to BI’s final decision making authority under Section 2.2.4 or the Parties’ respective final decision making authority under Article 14 above (unless the dispute, controversy or claim arises from an alleged improper use of such final decision making authority), shall be subject to binding arbitration under the (then-current) Rules of Arbitration of the International Chamber of Commerce (“ICC”).  Arbitration proceedings shall be held in Munich, Germany, and the language of the arbitration proceedings shall be English.  The arbitration shall be conducted by a panel of three (3) arbitrators, knowledgeable in the subject matter that is in dispute.  Each Party shall name one arbitrator.  The chairman of the arbitral tribunal shall be a partner of an international law firm and having experience with license agreements in the pharmaceutical industry and shall be selected by mutual nomination by the co-arbitrators within thirty (30) days after confirmation or appointment of the last of the co-arbitrators to be confirmed or appointed, or, failing such mutual nomination, shall be selected according to the ICC Rules of Arbitration.

Any dispute, claim or controversy relating to the validity of the exercise by a Party of a right to terminate the Agreement in whole or in part may, on the request of a Party, be finally settled on a preliminary and expedited basis and the arbitral tribunal shall render an award on such issue.  The preliminary and expedited arbitration proceedings shall be concluded within ninety (90) days from the date the arbitral tribunal is constituted and the arbitral tribunal shall

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

submit a draft form of the award to the International Court of Arbitration of the ICC for scrutiny within fifteen (15) days of the closure of said proceedings.  The Parties may agree to extend this time limit or the arbitral tribunal may do so in its discretion if it determines that the interest of justice so requires.  Failure to adhere to these time limits shall not be a basis for challenging the award.

No arbitrator shall be or have been an Affiliate, employee, consultant, officer, director or stockholder of either Party or of an Affiliate of either Party, or have a conflict of interest under applicable rules of ethics.  The arbitration proceedings and all pleadings and written evidence shall be in the English language.  Any written evidence originally in another language shall be submitted in English translation accompanied by the original or a true copy thereof.  Each Party agrees to use reasonable efforts to make its current employees available, if reasonably needed.  The arbitrators shall apply the (then-current) Rules on Taking of Evidence in International Arbitration of the International Bar Association.  The arbitrators shall be instructed and required to render a written, binding, non-appealable resolution and award on each issue that clearly states the basis upon which such resolution and award is made.  The written resolution and award shall be delivered to the Parties as expeditiously as possible, but in no event more than ninety (90) days after conclusion of the hearings, unless otherwise agreed by the Parties.  Judgment upon such award may be entered in any competent court or application may be made to any competent court for judicial acceptance of such an award and order for enforcement.  Each Party agrees that, notwithstanding any provision of applicable law or of this Agreement, it will not request, and the arbitrators shall have no authority to award, punitive or exemplary damages, or any damages excluded under Section 17.4, against any Party.  The Parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction or other interim or conservatory relief, as necessary, without breaching these arbitration provisions and without abridging the powers of the arbitrators.  Except as may be required by law or the rules of any stock exchange, neither a Party nor its representatives nor a witness nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of both Parties.  At the request of either Party, the arbitrators shall enter an appropriate protective order to maintain the confidentiality of information produced or exchanged in the course of the arbitration proceedings.  The arbitrators shall have the power to decide all questions of arbitrability.  The Parties agree that each Party shall bear its own attorneys’ fees and associated costs and expenses; without limitation on the power of the arbitrators to include such fees, costs and expenses in an award of costs.  The arbitrator’s award shall be final and binding.  The Parties expressly exclude any and all rights to appeal, set aside or otherwise challenge an award by the arbitrators, insofar as such exclusion can validly be made.

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

18.2                                                Binding Decision.

The decision by the arbitrators will be binding and conclusive upon the Parties, their successors and permitted assigns and the Parties will comply with such decision in good faith.  Each Party hereby submits itself to the jurisdiction of the courts of the place where the arbitration is held, but only for the entry of judgment with respect to the decision of the arbitrators hereunder.  Notwithstanding the foregoing, judgment maybe entered to recognize the award (but not to revise or to amend the award) in any court in the country where the arbitration takes place, or any court having jurisdiction over the Parties.

18.3                                                Governing Law.

This Agreement shall be governed and construed under German law, without regard to its provisions of conflict of laws.

18.4                                                Injunctive Relief.

Nothing in this Article 18 will preclude either Party from seeking equitable relief or interim or provisional relief from a court of competent jurisdiction or, if constituted, an arbitral tribunal, including a temporary restraining order, preliminary injunction or other interim equitable relief, concerning a dispute if necessary to protect the interests of such Party or to preserve the status quo.  In particular, equitable relief or interim or provisional relief may be sought by a Breaching Party which disputes a purported termination under Article 15.2, or by a Non-breaching Party seeking such a termination.

19.                               MISCELLANEOUS

19.1                                                Authorizations and Approvals.

Each Party has provided the other Party with evidence of the due authorization and approval of the signature of this Agreement on behalf of the first Party.

19.2                                                Public Announcements.

Except as may be expressly permitted under this Section 19.2 or pursuant to Section 13.3, neither Zealand Pharma nor BI will make any public announcement of or disclose any information concerning this Agreement without the prior written consent of the other Party.  Once any statement is approved for disclosure by a Party, the other Party may make a subsequent public disclosure containing the same information disclosed in such prior public announcement without further approval and may use the same information in public corporate slide presentations, in corporate fact sheets and on the company website.  This shall apply until further notification is

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

given by either Party or until new information relating to the Agreement or to a Collaboration Compound or Product is available.

Upon execution of this Agreement, the Parties will issue a press release, concerning this Agreement and the relationship established hereby, attached hereto as Appendix 19.2.  For any other public statement or press release concerning this Agreement or its performance, at the initiative of BI or Zealand Pharma (the “Publishing Party”), and subject to the express exceptions of Section 13.3, early notification shall be given in writing to the communication department of the other Party (the “Reviewing Party”) at least twelve (12) Business Days before the proposed disclosure date.  A draft of such public statement or press release shall be sent to the Reviewing Party at least six (6) Business Days before the proposed disclosure date.  The reviewing Party shall have the opportunity to review the draft and to give reasonable comments which the Publishing Party shall reasonably take into consideration.  In case that BI is the Reviewing Party, BI’s final written approval of such public statement or press release shall be required.

Any public announcement or press release from BI relating to a Collaboration Compound or Product shall indicate that the Collaboration Compound or Product has been licensed from Zealand Pharma.

Without the prior written consent of BI, which shall not be unreasonably delayed or denied, Zealand Pharma shall not be entitled to publish or disclose any scientific data relating to Collaboration Intellectual Property in any journals, forums, poster, presentations, conferences, websites or similar media.  BI shall be entitled to make scientific publications in accordance with its publication strategy.  However, in the event that BI intends to make any scientific publication regarding the Research Collaboration, Zealand Pharma’s prior written consent is required.  In no event may BI include in any publication any Zealand Pharma Confidential information or Zealand Pharma Intellectual Property, without Zealand Pharma’s prior written consent.  In any scientific publication or other work published by BI, BI shall include an acknowledgement of any Zealand Pharma personnel that were involved with or assisted in such publication or work (or the generation of the underlying results, data or other content), applying the principles of its publication strategy, including authorship, equitably for Zealand Pharma and BI employees.

19.3                                                Relationship of the Parties.

Each Party shall bear its own costs incurred in the performance of its obligations hereunder without charge or expense to the other except as expressly provided in this Agreement.  Neither Party shall have any responsibility for the hiring, termination or compensation of the other Party’s employees or for any employee benefits of such employees.  No employee or

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

representative of a Party shall have any authority to bind or obligate the other Party to this Agreement in any manner whatsoever, or to create or impose any contractual or other liability on the other Party without said Party’s approval.  For all purposes, the Parties’ legal relationship under this Agreement to each other shall be that of independent contractor.  This Agreement is not a partnership agreement and nothing in this Agreement shall be construed to establish a relationship of partners or joint ventures between the Parties.

19.4                                                Create Act.

This Agreement includes a joint research agreement as defined in §§ 100(h) and 102(c) of Title 35, United States Code as amended by the America Invents Act.  If either Party intends to disqualify as prior art subject matter that would otherwise qualify as prior art under 35 U.S.C. §102 (a)(2) with respect to a claimed invention in any such Patent pursuant to the provisions of 35 U.S.C. §102(c), such Party shall first obtain the prior written consent of the other Party (including the terms and conditions under which any Patents subject to a terminal disclaimer and the Patents over which the application is disclaimed shall be enforced and licensed), which consent shall not be unreasonably withheld.  Following receipt of such written consent, such Party shall limit any statement added to the specification of any Patent to such information which is strictly required by 35 U.S.C. §102(c)(3) and the rules and regulations promulgated thereunder to disqualify as prior art subject matter that would otherwise qualify under 35 U.S.C. §102 (a)(2) as contemplated by the CREATE Act, and which is consistent with the terms and conditions of this Agreement.

19.5                                                Force Majeure.

The occurrence of an event which materially interferes with the ability of a Party to perform its obligations or duties hereunder which is not within the reasonable control of the Party affected or any of its Affiliates, and which could not with the exercise of reasonable commercial efforts have been avoided (“Force Majeure Event”), including, but not limited to, war, rebellion, earthquake, fire, accident, strike, riot, civil commotion, act of God, inability to obtain raw materials, delay or errors by shipping companies or changes in the law, shall not excuse such Party from the performance of its obligations or duties under this Agreement, but shall merely suspend such performance during the Force Majeure Event.  The Party subject to a Force Majeure Event shall promptly notify the other Party of the occurrence and particulars of such Force Majeure Event and shall provide the other Party, from time to time, with its best estimate of the duration of such Force Majeure Event and with notice of the termination thereof.  The Party so affected shall use reasonable commercial efforts to avoid or remove such causes of non-performance as soon as is reasonably practicable.  Upon termination of the Force Majeure Event, the performance of any suspended obligation or duty shall without

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

delay recommence.  The Party subject to the Force Majeure Event shall not be liable to the other Party for any damages arising out of or relating to the suspension or termination of any of its obligations or duties under this Agreement by reason of the occurrence of a Force Majeure Event, provided such Party complies in all material respects with its obligations under this Section 19.5.

19.6                                                Assignment.

Zealand Pharma shall not sell or dispose of, whether voluntarily or by operation of law, all or substantially all of its assets pertaining to the [***] program during the term of the Research Collaboration to a competitor of BI in the field of cardio-metabolism without BI’s prior written approval, not to be unreasonably withheld or delayed.

Zealand Pharma shall not assign or transfer this Agreement, in whole or in part, whether voluntarily or by operation of law, without the prior written consent of BI, not to be unreasonably withheld or delayed.

Notwithstanding the provision in the immediately preceding sentence, Zealand Pharma may assign or transfer this Agreement without the prior written consent of BI in connection with a Change of Control.  The Zealand Pharma Intellectual Property shall exclude any intellectual property held or developed by a permitted successor of Zealand Pharma prior to the transaction in which it became a successor of Zealand Pharma.

19.7                                                Assignment and Performance by BI Affiliates.

It is explicitly understood by the Parties that any right or obligation of BI under this Agreement may be exercised or performed by any of its Affiliates, provided that BI shall remain ultimately responsible for performing its obligations under this Agreement.  In the event that parts of this Agreement, in particular parts of the scope of work, are performed by Zealand Pharma in close collaboration with an Affiliate of BI, BI may notify Zealand Pharma thereof and Zealand Pharma shall invoice such Affiliate according to the information provided by BI (name of Affiliate, address and bank details) and such Invoice shall refer to the respective attributable scope of work.  BI remains responsible and liable for the correct payment and any other performance of obligations by such Affiliate in accordance with this Agreement.  Any such payment of the Affiliate shall be made in and deemed as fulfillment of BI’s obligations under this Agreement.

Except as set forth above, BI may not assign or transfer this Agreement or any rights or obligations hereunder, whether voluntarily or by operation of law, without the prior written consent of Zealand Pharma, such consent not to be unreasonably withheld, except that BI may make such an assignment without

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

Zealand Pharma’s consent to a successor to all or substantially all of the business of BI, whether by way of merger, sale of stock, sale of assets or other transaction.

19.8                                                Notices.

All demands, notices, consents, approvals, reports, requests and other communications hereunder must be in writing, in English, and will be deemed to have been duly given only if delivered personally, by mail (first class, postage prepaid), or by courier using a globally-recognized carrier, to the Parties at the following addresses:

To BI:

Boehringer Ingelheim GmbH
Corporate Division BusDev. & Licensing / Strategy
Binger Strasse 173
55216 Ingelheim am Rhein, Germany
Attn:  Head of Corporate Division BusDev. & Licensing / Strategy

With a convenience copy to:
Boehringer Ingelheim GmbH
Corporate Department Legal Strategic Transactions
Binger Strasse 173
55216 Ingelheim am Rhein, Germany
Attn:  Head of Corporate Department Legal Strategic Transactions

To Zealand Pharma:

Zealand Pharma A/S
Smedeland 36
2600 Glostrup
Denmark
Attn:  Head of Business Development

With a convenience copy to:
Dechert (Paris) LLP
1095 Avenue of the Americas
New York, New York 10036-6797
USA
Attn:  Jonathan A. Schur

or to such other address as the addressee shall have last furnished in writing in accord with this provision.  All notices shall be deemed effective upon receipt by the addressee.

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

19.9                                                Severability.

The invalidity of any provision of this Agreement shall not affect the validity of any other provision hereof.  The Parties undertake to replace the invalid provision in the Agreement with another provision which reflects legally the originally intended commercial objectives of the Parties as closely as possible.

19.10                                         Waiver.

No waiver of any term or condition of this Agreement shall be effective unless set forth in a written instrument duly executed by or on behalf of the waiving Party.  No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any prior, concurrent or future occasion.

19.11                                         Entire Agreement.

This Agreement (including the exhibits and Appendixes hereto) sets forth the entire agreement between the Parties and supersedes with respect to the subject matter hereof all previous agreements and understandings between the Parties, whether written or oral.  This Agreement may be amended only by an instrument in writing duly executed on behalf of the Parties.  This also applies to amendments to this Section 19.11.

19.12                                         Records Retention.

Each of Zealand Pharma and BI will maintain complete and accurate records pertaining to its activities under this Agreement, including records pertaining to Development or Commercialization of any Compounds and Products and reports and information provided to any Regulatory Authority, in accordance with applicable law.  Each of Zealand Pharma and BI will retain such records for a duration prescribed by applicable law, or in connection with a legal proceeding or government investigation, always subject to the Party’s internal records retention policy.

19.13                                         No Strict Construction; Headings; Interpretation.

This Agreement has been prepared jointly and shall not be strictly construed against either Party.  Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.  The headings of each Article and Section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Article or Section.  The definitions of the terms herein apply equally to the singular and plural forms of the terms defined.

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

Whenever the context may require, any pronoun will include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” will be deemed to be followed by the phrase “without limitation.”  Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (b) any reference to any laws herein will be construed as referring to such laws and any rules or regulations promulgated thereunder as from time to time enacted, repealed or amended, (c) any reference herein to any person will be construed to include the person’s successors and assigns, (d) the words “herein,” “hereof” and “hereunder,” and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) any reference herein to the words “mutually agree” or “mutual written agreement” will not impose any obligation on either Party to agree to any terms relating thereto or to engage in discussions relating to such terms except as such Party may determine in such Party’s sole discretion, except as expressly provided in this Agreement, (f) as applied to a Party, the word “will” shall be construed to have the same meaning and effect as the word “shall,” and (g) all references herein without a reference to any other agreement to Articles, Sections, or Exhibits will be construed to refer to Articles, Sections, and Exhibits of or to this Agreement.

19.14                                         No Third Party Beneficiaries.

This Agreement will be binding upon and inure solely to the benefit of the Parties and their Affiliates (to the extent expressly provided herein) and their successors and permitted assigns and no provision of this Agreement, express or implied, is intended to or will be deemed to confer upon Third Parties any right, benefit, remedy, claim, liability, reimbursement, claim of action or other right of any nature whatsoever under or by reason of this Agreement other than the Parties and, to the extent provided in Sections 17.1 and 17.2, the Indemnified Parties.  Without limitation, this Agreement will not be construed so as to grant employees of either Party in any country any rights against the other Party pursuant to the laws of such country.

19.15                                         Counterparts.

This Agreement may be executed in one (1) or more counterparts, including by facsimile or other electronic transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

19.16                                         Further Assurances.

In connection with this Agreement, the transactions contemplated hereby (including the Development and, Commercialization of Collaboration Compounds and Products), each Party shall (and shall cause its Affiliates and, for BI, its Sublicensees to) execute and deliver any additional documents and instruments, provide any further information, and perform any additional acts that the other Party may reasonably request and are necessary or appropriate to effectuate and perform the obligations of the first Party under this Agreement and such transactions.

[SIGNATURE PAGE FOLLOWS]

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

Boehringer Ingelheim International GmbH

ppa.

By:	/s/ Dr. Klaus Wilgenbus
Dr. Klaus Wilgenbus

ppa.

By:	/s/ Dorothee Schwall-Rudolph
Dorothee Schwall-Rudolph

Zealand Pharma A/S

By:	/s/ David Horn Solomon
David Horn Solomon

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

Appendix 1.32

DATA ROOM REQUIREMENTS

The Data Room shall include data and documents necessary for the continued Development and Commercialization of the Collaboration Compounds and Products, depending of the stage of Development or Commercialization of the Collaboration Compounds and Products, as indicated below.  Data and documents, in particular Patent Rights and intellectual property materials, shall be accessible to BI and Zealand Pharma’s employees on a need-to-know basis, depending of their functions or activities within BI or Zealand Pharma.                               Agreements with Third Parties or internal communications, reports and minutes may be reasonably redacted to protect confidential contractual provisions, financial terms or confidential information relating to other projects, as the case may be.  Access of Zealand Pharma personnel to items included in the Data Room will depend on the type of data and stage of Development, as indicated below.

1.                                      Zealand Pharma Phase I Data & Research Collaboration Term

During the Research Collaboration Term and any Phase I Clinical Trial, both BI and Zealand Pharma shall upload to the Data Room all data and documents reasonably necessary for the continued Development and Commercialization of the Collaboration Compounds, including, without limitation, the following documents:

1.1                               [***]

•                                          [***],

•                                          [***],

•                                          [***].

[***].

1.2                               [***]

•                                          [***],

•                                          [***],

•                                          [***],

•                                          [***],

•                                          [***],

•                                          [***],

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

App. 1.32 - 1

•                                          [***],

•                                          [***].

1.3                               [***]

•                                          [***].

[***].

2.                                      Post-Research Collaboration & Other Clinical Trials

After the termination of the Research Collaboration and for any other clinical trials, BI will upload to a closed Data Room all data and documents reasonably necessary for the continued Development and Commercialization of the Collaboration Compounds, including, without limitation, the following documents (and related index):

2.1                               [***]

•                                          [***],

•                                          [***],

•                                          [***],

•                                          [***],

•                                          [***].

2.2                               [***]

•                                          [***],

•                                          [***].

[***].

[***].

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

App. 1.32 - 2

Appendix 1.39

DUAL ANALOGUES /MULTIPLE ANALOGUES

“Dual Analogue” means [***]:

(i)                                     [***]

(ii)                                  [***] used by Zealand Pharma in the ordinary course of business.

“Multiple Analogue” means [***]:

(i)                                     [***]

(ii)                                  [***] used by Zealand Pharma in the ordinary course of business.

For the avoidance of doubt:

(i)                                     [***] that are selected for Development as provided herein prior to being designated as [***] shall not be considered to be [***] even if it is subsequently determined that they [***] as provided above;

(ii)                                  A [***] identified by Zealand Pharma or BI as such shall not be considered an [***], even though it satisfies the [***].

In the event that the Joint Research Committee wishes to include a (or several) Compound(s) Identified during the Research Collaboration Term in the course of performing the Research Collaboration in the definition of [***], which Compound does not meet the potency requirements set forth above but demonstrates potency that the JRC deems appropriate for further Development as an [***] and one or more [***], such Compound shall be treated as a [***] for purposes of this Agreement.  The Parties shall confirm the inclusion of such Compound within the scope of the definition of [***] in writing.

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

App. 1.39 - 1

Appendix 1.51

[***]

[***]:

(i)                                     [***];

(ii)                                  [***]

(iii)                               [***]

In the event that the Joint Research Committee wishes to include a (or several) Compound(s) Identified during the Research Collaboration Term in the course of performing the Research Collaboration in the definition of [***], which Compound does not meet the [***] requirements set forth above but demonstrates potency that the JRC deems appropriate for further Development as an [***], such Compound shall be treated as [***] for purposes of this Agreement.  The Parties shall confirm the inclusion of such Compound within the scope of the definition of [***] in writing.

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

App. 1.51 - 1

Appendix 1.66

MASTER DEVELOPMENT PLAN

Early Clinical Development Master Plan Obesity

[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

Late Clinical Development Master Plan Obesity

[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

Notes:

[***].

[***].

[***].

It is the Parties’ common understanding that all timelines laid down in this initial Master Development Plan are good faith estimates and may be amended during the course of the Development as provided in Sections 2.3.3 and 2.3.4.

The Parties also agree that [***], such changes to be reflected in an amended Master Development Plan approved as provided in Sections 2.3.3 and 2.3.4.

In connection with any amendments to the Master Development Plan or Research Plan, [***].

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

App. 1.66 - 1

Appendix 1.94

RESEARCH PLAN

Research Target Profile (RTP)

	[***]	[***]
Potency	[***] [***]	[***]
Pharmacokinetics	[***] [***]	[***] [***]
Solubility	[***]	[***] [***]
Stability	[***]	[***]
Efficacy	[***] [***] [***] [***]	[***] [***]
Safety	[***]	[***]

Work packages:

[***]

•                  [***]

•                  [***]

•                  [***]

•                  [***]

•                  [***]

•                  [***]

•                  [***]

Potential additional work packages

[***]

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

App. 1.94 - 1

[***]

	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

Screening cascade and assays

[***]

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

App. 1.94 - 2

SoPD Criteria for [***]

1.                                      Preface

It is important to understand that this list of criteria is just a guidance document for a SoPD decision, SoPD is always a case-by-case BI decision, regardless of the individual or overall color code for a given compound.  Criteria may also change due to e.g. changes in the scientific or commercial environment.  This list only reflects the ideal criteria, criteria for acceptable or unfavorable properties of a compound are not listed here.

2.                                      Molecular / Cellular Potency, Pharmacology

[***]	[***]	[***]
[***]
[***]	[***]	[***] [***] [***]
[***]
[***]	[***]	[***]
[***]
[***]	[***]	[***]
[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

3.                                      Drug Metabolism and Pharmacokinetics (s.c. Drug Administration)

[***]

[***]	[***]
[***]
[***]
[***]	[***]

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

App. 1.94 - 3

[***]	[***]
[***]	[***]
[***]	[***]

[***]

[***]

[***]

[***]

[***]	[***]
[***]
[***]	[***]
[***]	[***]
[***]	[***]

[***]

[***]	[***]
[***]	[***]
[***]	[***]

4.                                      [***]

a.)                                  [***]

[***]	[***]
[***]
[***]	[***]
[***]	[***]
[***]	[***]

[***]	[***]
[***]	[***]

5.                                      [***]

(1)                                 [***]

(2)                                 [***]

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

App. 1.94 - 4

[***]

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]

[***]	[***]
[***]
[***]	[***]
[***]
[***]	[***]
[***]	[***]
[***]
[***]	[***]
[***]
[***]	[***]
[***]	[***]

[***]

[***]	[***]
[***]
[***]	[***]
[***]	[***]
[***]
[***]	[***]
[***]	[***]

6.                                      [***]:

[***]

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

App. 1.94 - 5

[***]

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

App. 1.94 - 6

Appendix 1.114

ZEALAND PHARMA PATENT RIGHTS

(a)                                 [***]

(b)                                 [***]

[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

(b)                                 [***]:

[***]	[***]	[***]	[***]	[***]	[***]

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

App. 1.114 - 1

Appendix 4.2

FORM OF REPORT

PRE-CLINICAL DEVELOPMENT

Last Update

Last Milestone

Next Milestone

I.                                        SUMMARY AND REQUESTS TO PARTNER

Critical Issues and Key Activities

Requested Decisions/Approvals

II.                                   STATUS UPDATE

Pharmacology

Non-Clinical Drug Safety

Pharmacokinetics / Metabolism

Clinical Development

Drug Substance

Drug Product

Packaging / Device Development

Patient Information

Other Project Issues

Regulatory Information

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

App. 4.2 - 1

Appendix 4.3

FORM OF REPORT

PHASE I CLINICAL DEVELOPMENT

Last Update

Last Milestone

Next Milestone

I.                                        SUMMARY AND REQUESTS TO PARTNER

Critical Issues and Key Activities

Requested Decisions/Approvals

II.                                   STATUS UPDATE

Pharmacology

Non-Clinical Drug Safety

Pharmacokinetics / Metabolism

Clinical Development

Drug Substance

Drug Product

Packaging / Device Development

Patient Information

Other Project Issues

Regulatory Information

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

App. 4.3 - 1

Appendix 7.2

CO-PROMOTION AGREEMENT

Summary of Principal Terms

Subject to the terms and conditions of the License and Collaboration Agreement, Zealand Pharma has an option to Co-Promote Products in the Shared Co-Promotion Territory and the Exclusive Co-Promotion Territory.  This schedule outlines the framework for this part of the collaboration, which the Parties agree to memorialize in a definitive agreement or agreements (each a “Co-Promotion Agreement”) should Zealand Pharma exercise any of its options with respect to Co-Promotion.

Principal Terms for the Shared Co-Promotion Territory:

Shared Co-Promotion Territory

(1) Scandinavian countries (Denmark, Faroe Islands, Finland, Greenland, Iceland, Norway and Sweden) and (2) such other territories as Zealand Pharma and BI may agree, after a diligent review by BI of a business case and plan for co-promotion in such other territories prepared by Zealand Pharma.

Detailing Rights	Zealand Pharma shall have the right to perform up to [***] of the total detailing.

Term

For so long as BI has field force activities (as first or second detailing priority) for the Products in the Shared Co-Promotion Territory. Zealand Pharma may terminate at any time on twelve (12) month notice.

Detailing Costs

BI shall pay a fee for Zealand Pharma’s detailing services consistent with the amounts charged by unaffiliated contract sales organizations for comparable services provided in the relevant territory. If BI and Zealand Pharma cannot reach an agreement on the fee, each shall submit to the other its final and best proposal; if an arbitration is commenced with respect to this dispute, notwithstanding the provisions of Section 18.1.2 of the License and Collaboration Agreement, the dispute shall be submitted to a single arbitrator, who shall determine only which of the two proposals is most appropriate and shall be binding on BI and Zealand Pharma, after arbitration proceedings to be concluded within thirty (30) days from the date the arbitrator assumes his functions, the award in such arbitration to be submitted within thirty (30) days of the closure of said proceedings.

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

App. 7.2 - 1

Principal Terms for the Exclusive Co-Promotion Territory:

Exclusive Co-Promotion Territory

Any country or jurisdiction, excluding the member countries of the EU, for which a Regulatory Approval has been received where (i) BI fails to [***], or (ii) BI withdraws a Product from sale or abandons for more than [***] the sale of a Product, unless such abandon can be reasonably explained e.g. by an out-of-stock situation.

Detailing Rights	Zealand Pharma shall have the exclusive right to perform detailing.
Term	Zealand Pharma may terminate at any time, effective at the end of the second complete Calendar Quarter following receipt of Zealand Pharma’s termination notice.
Revenue Sharing Model

BI shall pay to Zealand Pharma no royalties for Net Sales in the Exclusive Co-Promotion Territory. Net Sales in the Exclusive Co-Promotion Territory shall be allocated between BI and Zealand Pharma as follows: [***]. For these purposes, BI and Zealand Pharma shall seek to conclude negotiations with respect to Product Value for each Product within [***] after Regulatory Approval is obtained for such Product in the first Major Market. If BI and Zealand Pharma cannot timely reach an agreement on the Product Value, each Party shall submit its proposed Product Value and the underlying calculation model; if an arbitration is commenced with respect to this dispute, notwithstanding the provisions of Section 18.1.2 of the License and Collaboration Agreement, the dispute shall be submitted to a single arbitrator, who shall determine only which of the two proposals is most appropriate and shall be binding on BI and Zealand Pharma, after arbitration proceedings to be concluded within thirty (30) days from the date the arbitrator assumes his functions, the award in such arbitration to be submitted within thirty (30) days of the closure of the said proceedings.

Principal Co-Promotion Agreement Provisions:

1.                                      GENERAL OBJECTIVE

Promoting and detailing Products in the Zealand Pharma Co-Promotion Territory to optimize the Commercialization of the Products in the Territory to the mutual advantage of both Parties and maximizing the commercial potential of Products.  For the avoidance of doubt, the Co-Promotion Agreement will contain provisions prohibiting Zealand Pharma from promoting or detailing Products outside the Zealand Pharma Co-Promotion Territory.

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

App. 7.2 - 2

2.                                      GRANT OF CO-PROMOTION RIGHTS TO ZEALAND PHARMA

Subject to the terms of the definitive Co-Promotion Agreement:

2.1                               Zealand Pharma will have the exclusive right and obligation to [***].

2.2                               Zealand Pharma and BI will remain subject to the exclusivity provisions of the License Agreement.  In particular, Zealand Pharma will not be entitled to [***].

2.3                               Except as expressly provided in the License and Collaboration Agreement, all required Regulatory Approvals and related pricing and reimbursement approvals shall be obtained and maintained by BI at its expense.

3.                                      BRAND PLAN

The Parties will co-promote Products according to the most recent global brand plan then in effect and, for the Shared Co-Promotion Territory, any local brand plan adopted by BI or, for the Exclusive Co-Promotion Territory, any local brand plan prepared by Zealand Pharma and reviewed by BI, provided that in both cases BI will have final authority on pricing and reimbursement and the approval of promotional material and messaging.  In both cases, the brand plan will include a detailed plan of marketing and promotional tactics and implementation, target list, detailing requirements, and a strategic marketing and promotional plan.

4.                                      TRAINING AND COMMENCEMENT OF CO-PROMOTION

4.1                               Pre-Periods.

BI and Zealand Pharma will work together in order to prepare for the co-promotion of the Products in the Zealand Pharma Co-Promotion Territory, including working together to create, plan and carry out a motivational and educational program in order to optimize the co-operation and success of their co-promotion.

4.2                               Sales Force Training/Product Materials/Expenses.

4.2.1                     BI will provide to Zealand Pharma (i) reasonable quantities of corporate training tools and materials to train sales representatives for the co-promotion of the Products, and (ii) access for Zealand Pharma’s sales representatives to training sessions organized by BI in the Shared Co-Promotion Territory, each at BI’s cost (but excluding Zealand Pharma’s related travel expenses).

4.2.2                     During the term, subject to coordination and agreement between the Parties:

(a)                                 With regards to the Shared Co-Promotion Territory, each Party will have the right to attend and participate in any Product-related meetings in the Shared Co-Promotion Territory of the other Party’s sales representatives for the purposes of co-promotion of the Products, including any regional,

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

App. 7.2 - 3

district or launch meetings during which such Party’s sales representatives will receive either formal or informal training about the Products, market conditions or competitive products.  Each Party will provide the other Party with reasonable advance notice of any such meeting for this purpose.  Each Party will make reasonable efforts to keep the Product-related portions of such meetings independent from other matters; and

(b)                                 With regards to the Exclusive Co-Promotion Territory, BI will have the right to attend and participate in any Product-related meetings in the Exclusive Co-Promotion Territory of Zealand Pharma’s sales representatives for the purposes of co-promotion of the Products, including any regional, district or launch meetings during which such Zealand Pharma’s sales representatives will receive either formal or informal training about the Products, market conditions or competitive products.  Zealand Pharma will provide BI with reasonable advance notice of any such meeting for this purpose.  Zealand Pharma will make reasonable efforts to keep the Product-related portions of such meetings independent from other matters.

5.                                      CUSTOMER AND TRADE CONTACTS

In the Shared Co-Promotion Territory, subject to coordination and agreement of the Parties, Zealand Pharma will have the right to contact, for the purpose of information exchange only, wholesalers, retailers and all other Third Parties, including hospitals and clinics, consistent with the strategies set forth in the most recently updated brand plan, however, that BI shall remain principally responsible for contracts with hospitals, clinics and major wholesale purchasers.  Zealand Pharma shall comply with BI’s reasonable general instructions on the handling of contacts with hospitals, clinics and major wholesale purchasers.

6.                                      DETAILING

6.1                               Co-Promotion Efforts.

(a)                                 With regards to the Shared Co-Promotion Territory, both BI and Zealand Pharma will deploy their respective sales representatives effectively to co-promote the Products in the Shared Co-Promotion Territory in accordance with the terms of the Co-Promotion Agreement and the most recently updated global and local brand plan.  In conducting such co-promotion, Zealand Pharma and BI will use commercially reasonable efforts consistent with generally accepted pharmaceutical industry business practices and in compliance with all applicable laws.  Each Party will have and maintain a formalized compliance plan and program in place during the term of the Co-Promotion Agreement.  Each Party will review with the other Party, or its designees, these policies and procedures created and maintained in order to be compliant with its obligation.  Representatives of each Party, or their designees, will meet periodically to

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

App. 7.2 - 4

evaluate each other’s promotional practices in order to ensure that they remain compliant with the laws.

(b)                                 With regards to the Exclusive Co-Promotion Territory, Zealand Pharma will be solely responsible for deploying its sales representatives to promote the Products in the Exclusive Co-Promotion Territory.  The provisions of Section 6.1(a) above will apply mutatis mutandi.

6.2                               Detailing Requirements.

Zealand Pharma will be responsible for performing its detailing target for the Shared Co-Promotion Territory as set forth in the then-current brand plan.  With regards to the Shared Co-Promotion Territory, Zealand Pharma shall notify eighteen (18) months prior to the anticipated launch date which percentage of total details it wishes to perform.  Thereafter it shall be allowed to change such percentage during the term with eighteen (18) months prior notice.

6.3                               Increases in Detailing.

Each Party, in its sole discretion, may increase its detailing activities above its detailing requirements at any time and at its own cost and expense.  Any such increase will not obligate the other Party to increase its detailing activities or incur any increased cost, detailing fees and/or expense, including promotional expenses or require BI to provide additional quantities of promotional materials or sample packs than are required in the most recently updated brand plan.  In addition, any increase in detailing will be coordinated with the other Party so that the strategies set forth in the most recently updated global or local brand plan are followed.

6.4                               Distribution of Targeted Doctors.

(a)                                 BI will be responsible for annually preparing and updating a proposed target call list of health care professionals in the Shared Co-Promotion Territory to whom each of BI and Zealand Pharma will provide details.  BI’s and Zealand Pharma’s sale management teams will meet to discuss on that target call list.  BI will decide on the final allocation of health care professionals, with a view to ensuring that the details be fairly allocated between BI and Zealand Pharma, both in terms of geographic coverage and market position.

(b)                                 With regards to the Exclusive Co-Promotion Territory, Zealand Pharma will be solely responsible for preparing such target call list.  In preparing this list, Zealand will consult with BI and take into consideration BI’s thoughts and suggestions with respect to any additions/deletions to the target call list(s).

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

App. 7.2 - 5

6.5                               Detailing Priority.

All details conducted by each Party during the term in the Shared Co-Promotion Territory will be either primary details or secondary details, as set forth and designated in the most recently updated brand plan.

6.6                               Sales Force Expenses.

Each Party will be responsible for its own respective sales representatives and internal marketing organizations and the expenses of its sales representatives.  BI will reimburse Zealand Pharma according to the payment terms set forth in above.

6.7                               Incentives.

Each Party will reward its personnel for promoting the Products through an incentive-based compensation system at least to the same extent and in the same manner as such Party would reward its own personnel for the promotion of, to the extent applicable, one of its own products of comparable commercial value and comparable required detailing effort.  Each Party will be responsible for the costs of its own incentive-based compensation system.

6.8                               Detailing Reports.

On a periodic basis (to be agreed upon) each Party will provide to the other Party a comprehensive detailing report, including, for example:  number of primary and secondary details, the use of sample packs, and such other details concerning frequency and other similar detailing data, including coverage by specialty, number of group details, as may be mutually agreed upon.

6.9                               Detailing Records; Verification.

Both Parties will keep accurate and complete electronic records of each detail carried out by its sales representatives.

6.10                        Detailing Shortfalls.

Zealand Pharma and BI shall agree to a minimum detail performance level for both Parties (e.g. eighty percent (80%) of brand plan requirements) and a termination mechanism in the event that Zealand’s Pharma’s performance falls below that level for the Shared Co-Promotion Territory.  For the avoidance of doubt, this requirement will not be applicable to the Exclusive Co-Promotion Territory.

6.11                        Contract Sales Forces.

Zealand Pharma shall be able to use contract sales forces, and other agents, in the Exclusive Co-Promotion Territory but not in the Shared Co-Promotion Territory.

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

App. 7.2 - 6

7.                                      PROMOTIONAL AND SAMPLING ACTIVITIES

7.1                               Promotional Activities.

In the Shared Co-Promotion Territory, BI will be solely responsible for creating, approving, and producing promotional materials, taking Zealand Pharma’s comments into consideration.                            In the Exclusive Co-Promotion Territory, Zealand Pharma will be solely responsible for creating and, subject to BI’s prior approval, producing promotional materials.  Only promotional materials, labels or labeling approved by BI may be used, such approval not to be unreasonably delayed or denied. Zealand Pharma will only conduct promotional activities for the Products that are consistent with the promotional strategies set forth in the most recently updated global or regional brand plan.  BI will own all rights to all promotional materials, including all copyrights.

7.2                               Sample Packs and Promotional Materials.

(a)                                 BI will provide Zealand Pharma with sample packs consistent with the most recently updated brand plan.  Sample packs will be provided to Zealand Pharma free of charge for the Shared Co-Promotion Territory and at a price [***].  Each Party will use sample packs strictly in accordance with the brand plan and will distribute sample packs in full compliance with all applicable laws.  Each Party will maintain those records required by law and will allow the other Party or representatives of the other Party to inspect such records on request.

(b)                                 All promotional materials used by Zealand Pharma will be provided by BI, free of charge in the Shared Co-Promotion Territory and, for corporate BI materials, [***].  Zealand Pharma will have no rights with respect to such promotional materials other than the right to use the promotional materials for the performance of the co-promotion.  Zealand Pharma will not reproduce any promotional materials targeted without the prior written consent of BI, which consent shall not be unreasonably delayed or denied.  Neither Party nor any of its sales representatives will distribute, utilize, present, discuss or otherwise use any material or literature in connection with the promotion of the Products other than the approved promotional materials.  If promotional materials are removed from circulation, Zealand Pharma will immediately advise its sales representatives to discontinue use of the previously approved promotional materials and destroy or return them to BI as the Parties agree.

(c)                                  In the Shared Co-Promotion Territory, sample packs and promotional materials will be allocated to each Party on a pro-rata basis, based on the Parties’ detailing requirements.

7.3                               No Alteration or Repackaging.

Zealand Pharma will not alter any promotional materials, labels or sample packs provided by BI, repackage any product or sample packs, or use any promotional materials, labels or sample packs not provided or approved by BI in connection with the Product.

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

App. 7.2 - 7

8.                                      SALES PROCESSING AND PRODUCT DISTRIBUTION

If for any reason Zealand Pharma receives orders for the Products in the Zealand Pharma Co-Promotion Territory, Zealand Pharma will promptly forward such orders to BI or its designee.

9.                                      ADVERSE EVENT REPORTING

The Parties shall conclude a pharmacovigilance agreement executed the same day as the Co-Promotion Agreement.

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

App. 7.2 - 8

Appendix 11.3

ZEALAND PHARMA’S PRODUCT DEVELOPMENT PROCEDURES

	[***]	[***]
[***]	[***] [***]	[***] [***] [***] [***] [***] [***] [***] [***] [***] [***]
	[***] [***]	[***] [***] [***] [***] [***] [***] [***] [***] [***]
	[***]	[***]

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

App. 11.3 - 1

	[***]	[***]
[***] [***] [***] [***] [***] [***]
	[***] [***]	[***] [***] [***] [***] [***] [***]
[***]		[***]
[***]	[***]	[***] [***] [***] [***] [***]
	[***]	[***] [***]
	[***]	[***]
	[***]	[***]

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

App. 11.3 - 2

[***]	[***]
[***]

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

App. 11.3 - 3

Appendix 12.7

REQUIREMENTS FOR INVOICE

Invoices to be sent to:

Name and address of Boehringer Ingelheim International GmbH

Accounts Payable/ HPZ 4547-02-03

Binger Strasse 173

55218 Ingelheim

Germany

Quote the BI in-house contact person in a corresponding reference field or anywhere on the invoice/credit note outside of the address field:

Contact:  Dr. Nils Debus

Name and address of the providing entrepreneur:

Zealand Pharma A/S

Smedeland 36

Glostrup 2600

Denmark

Attn:  Head of Business Development

Invoices to contain the following information:

•                                         Date of invoice

•                                          Amount due and currency

•                                          Boehringer Ingelheim Contract No.

•                                          Invoice No.

•                                          Time/period of deliveries or services

•                                          Description of Services

•                                          Taxpayer Identification No. of the recipient (e.g. Boehringer Ingelheim International GmbH:  DE 811138149)

•                                          Additional details required by applicable law for VAT purposes

•                                          The Invoice must be in accordance to the actual tax law

•                                          Taxpayer Identification No. of Zealand Pharma

VAT no. DK20045078

Company no. 236.193

•                                          Invoice Due Date (as reflected in agreement)

•                                          For milestone payments invoice shall indicate [***]. For advance payments of funding for the Research Collaboration (Section 3.4.1), invoices shall bear the remark “Advance Payment”)

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

App. 12.7 - 1

•                                          Reverse Charge Clause (if applicable, i.e. European countries) Electronic Funds Transfer Instructions to include the below information:

Name and address of the invoicing party’s bank:

[***]

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

App. 12.7 - 2

Appendix 19.2

PRESS RELEASE

Company Announcement
No. 11/2014

Zealand and Boehringer Ingelheim sign second collaboration agreement to advance novel peptide medicines

•              Zealand eligible to receive up to EUR 295 million in potential milestone payments for the first commercialized product plus research funding and royalties.  In 2014, payments of EUR 5.6 million to Zealand

•              Research and development agreement for a novel peptide project against an un-disclosed cardio-metabolic target from Zealand’s preclinical portfolio

•              Boehringer Ingelheim obtains global exclusive development and commercial rights to products under the agreement, with Zealand retaining co-commercialization rights in Scandinavia

Copenhagen, Denmark and Ingelheim, Germany, [xx] July 2014 — Zealand Pharma (“Zealand”) (NASDAQ OMX Copenhagen: ZEAL), a company specialized in the discovery, design and development of peptide medicines, and Boehringer Ingelheim, one of the world’s leading pharmaceutical companies, today jointly announced a new global exclusive licence, research and development collaboration.  The collaboration covers a novel therapeutic peptide project from Zealand’s portfolio of preclinical programs.  The aim is to develop novel medicines for improved treatment of patients with cardio-metabolic diseases.  The target is undisclosed.

This marks the second collaboration between Zealand and Boehringer Ingelheim following the first agreement, which was signed in June 2011.  The first collaboration is ongoing for the development and commercialization of novel glucagon/GLP-1 dual-acting peptide therapeutics to treat patients with Type 2 diabetes and/or obesity.  The new collaboration reflects the confidence both parties have in each other and of their complimentary expertise in the research and development of new medicines.

Commenting on the announcement, David H. Solomon, President and CEO of Zealand, said:

“This second agreement demonstrates our strong partner relations with Boehringer Ingelheim, leveraging Zealand’s expertise in the design and development of therapeutic peptides to now cover an additional target in the cardio-metabolic disease area.  The extended collaboration secures additional funding and attractive value potential, and we look forward to working with Boehringer Ingelheim towards selection of the first

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

App. 12.7-1

preclinical peptide therapeutic to be advanced into clinical development under this new agreement.”

Dr Michel Pairet, Boehringer Ingelheim’s Senior Vice President Corporate Division Research and Development non-clinical, commented:  “Partnering is key to our business strategy and the relationship with Zealand is a long-term and important one.  We are, therefore, extremely pleased to enter into this new agreement with Zealand, a company recognized as experts in their field, which will further complement and strengthen our own discovery and development efforts in the area of cardio-metabolic diseases.”

Under the new agreement, Zealand and Boehringer Ingelheim will combine their research expertise for up to four and a half years focusing on the continued discovery, identification and characterization of novel peptide medicine candidates within the selected therapeutic target area of cardio-metabolic disease.  The companies will work together to advance the therapeutic peptides stemming from this research collaboration into preclinical development.  Boehringer Ingelheim will be responsible for the conduct of preclinical and clinical development as well as for the commercialization and solely fund the research, development and commercialization of products under the agreement.

Dependent upon the achievement of pre-defined development milestones, with the first at initiation of preclinical development, as well as regulatory and commercial milestones, Zealand is eligible to receive potential payments of up to a total of EUR 295 million for the first compound, developed and marketed under the collaboration.  Zealand will be eligible to receive additional milestones for other compounds advanced.  Further, Zealand is entitled to research funding plus tiered royalties on global sales of products stemming from the collaboration.  Zealand retains co-commercialization rights in Scandinavia.

Zealand’s financial outlook for 2014

The new agreement with Boehringer Ingelheim is expected to positively affect Zealand’s revenues and other income by a total of DKK 42 (EUR 5.6) million in 2014.

The company therefore raises its full year revenue guidance to DKK 133 (EUR 18) million (from DKK 96 (EUR 13) million) and lowers its expectations on net operating expenses in 2014 to DKK 195-205 (EUR 25-28) million (from DKK 200-210 (EUR 26-29)).

***

For further information, please contact:

Zealand Pharma

David Solomon, President and Chief Executive Officer

Tel:  +45 22 20 63 00

Hanne Leth Hillman, Vice President,

Head of Investor Relations & Corporate Communications

Tel:  +45 50 60 36 89, email:  hlh@zealandpharma.com

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

App. 12.7-2

Boehringer Ingelheim

Dr. Reinhard Malin

Director Corporate Communications

Tel.:  +49 (6132) 77-90815

reinhard.malin@boehringer-ingelheim.com

About Zealand

Zealand Pharma A/S (Zealand) (NASDAQ OMX Copenhagen:  ZEAL) is a biotechnology company based in Copenhagen, Denmark.  Zealand has leading expertise in the discovery, design and development of novel peptide medicines and a mature portfolio of therapeutic products, which are all based on internal inventions.  The company’s focus lies in the field of cardio-metabolic diseases, diabetes and obesity in particular, and its lead product is lixisenatide, a once-daily prandial GLP-1 agonist for the treatment of Type 2 diabetes, marketed as Lyxumia® under a license agreement with Sanofi.  Lyxumia® is approved in several countries globally, including Europe and Japan.  In the US, submission of an NDA is expected in 2015, after completion of a cardiovascular outcome study, ELIXA.  A once-daily single injection combination of Lyxumia® and Lantus® (LixiLan) is in Phase III development with planed first regulatory filing in end 2015.

Zealand has a partnering strategy for the development and commercialization of its products and in addition to the license agreement with Sanofi in Type 2 diabetes, the company has partnerships with Boehringer Ingelheim in cardio-metabolic diseases, Lilly in diabetes and obesity, Helsinn Healthcare in chemotherapy induced diarrhea and AbbVie in acute kidney injury.

For further information:  www.zealandpharma.com.  Follow us on Twitter @ZealandPharma

About Boehringer Ingelheim

The Boehringer Ingelheim group is one of the world’s 20 leading pharmaceutical companies.  Headquartered in Ingelheim, Germany, Boehringer Ingelheim operates globally with 142 affiliates and a total of more than 47,400 employees.  The focus of the family-owned company, founded in 1885, is researching, developing, manufacturing and marketing new medications of high therapeutic value for human and veterinary medicine.

Taking social responsibility is an important element of the corporate culture at

Boehringer Ingelheim.  This includes worldwide involvement in social projects, such as the initiative “Making more Health” and caring for the employees.  Respect, equal opportunities and reconciling career and family form the foundation of the mutual cooperation.  In everything it does, the company focuses on environmental protection and sustainability.

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

App. 12.7-3

In 2013, Boehringer Ingelheim achieved net sales of about 14.1 billion euros.  R&D expenditure corresponds to 19.5% of its net sales.

For more information please visit www.boehringer-ingelheim.com

[***] Certain information in this document has been omitted and submitted separately to the Securities and Exchange Commission.  Confidential treatment has been requested separately with respect to the omitted portions.

App. 12.7-4